EXHIBIT 10.1

DEBTOR-IN-POSSESSION

LOAN AND SECURITY AGREEMENT

THIS DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT is made on February 14, 2006, by and among INTEGRATED ELECTRICAL SERVICES, INC., Debtor and Debtor-In-Possession (individually and, in its capacity as the representative of the other Borrowers pursuant to Section 3.4 hereof, “Parent”), a Delaware corporation with its chief executive office and principal place of business at 1800 West Loop South, Suite 500, Houston, Texas 77027, and each of the Subsidiaries of Parent, each a Debtor and Debtor-In-Possession, listed on Annex I attached hereto and having the respective chief executive office and principal place of business so listed on Annex I (Parent and such Subsidiaries of Parent being herein referred to collectively as “Borrowers” and individually as a “Borrower”), and each of the Subsidiaries of Parent , each a Debtor and Debtor-In-Possession, listed on Annex II attached hereto and having the respective chief executive office and principal place of business so listed on Annex II (such Subsidiaries of Parent being herein referred to collectively as “Guarantors” and individually as a “Guarantor”, and each Borrower and Guarantor being herein referred to collectively as “Credit Parties” and individually as a “Credit Party”), the various financial institutions listed on the signature pages hereof and their respective successors and permitted assigns which become “Lenders” as provided herein; and BANK OF AMERICA, N.A., a national banking association with an office at 901 Main Street, 22nd Floor, Mail Code:  TX1-492-22-13, Dallas, Texas 75202, in its capacity as collateral and administrative agent for the Lenders pursuant to Section 12 hereof (together with its successors in such capacity, “Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions.

R e c i t a l s:

WHEREAS, Credit Parties, Bank and Agent are parties to a certain Loan and Security Agreement, dated as of August 1, 2005, (as amended from time to time, the “Pre-Petition Loan Agreement”), pursuant to which, among other things, Bank has issued letters of credit (the “Pre-Petition Liabilities”). As security for the payment and performance of Borrowers’ obligations under or in connection with the Pre-Petition Loan Agreement and the Pre-Petition Liabilities, the Credit Parties granted to Agent, for the benefit of Bank and any other lenders thereunder, Liens against certain property of the Credit Parties (such Liens against such property of the Credit Parties referred to as the “Pre-Petition Liens”); and

WHEREAS, on February 14, 2006, (the “Petition Date”) Credit Parties commenced Chapter 11 cases (as jointly administered, collectively, the “Chapter 11 Case”) by filing voluntary petitions (the “Petitions”) for relief under the Bankruptcy Code as hereinafter defined, in the United States Bankruptcy Court for the Northern District of Texas (the “Court”); and

WHEREAS, Credit Parties continue to operate as debtors-in possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code; and

WHEREAS, Credit Parties have requested that Agent and Lenders enter into certain financing arrangements with Credit Parties pursuant to Sections 364(c)(1), (c)(2), (c)(3) and (d) of the Bankruptcy Code for such purposes as are hereinafter described in this Agreement; and

WHEREAS, Borrowers have been unable to obtain debtor-in-possession financing on an unsecured basis or on terms as favorable or more favorable than the terms provided herein, and an immediate need exists for Borrowers to obtain funds to continue in the operation of its business; and

WHEREAS, to provide security for, and to assure the repayment of the Obligations (as hereinafter defined), Credit Parties have agreed to provide to Agent, on behalf of Lenders, inter alia, security interests in such of their property and interests as is set forth herein on the terms and conditions set forth herein and in accordance with Sections 364(c)(1), (c)(2), (c)(3) and (d) of the Bankruptcy Code; and

WHEREAS, Agent and Lenders are willing to make such loans and provide such financial accommodations to Borrowers, subject to the terms and conditions of this Agreement and subject to the terms and conditions set forth in the DIP Orders approving the proposed financing; and

NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1.	CREDIT FACILITIES

Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other DIP Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective Pro Rata shares of the Commitments available to Borrowers, in an aggregate amount up to $80,000,000, as follows:

1.1.	Commitment.

1.1.1.    Revolver Loans. Each Lender agrees, severally and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Original Term, not to exceed in aggregate principal amount outstanding at any time such Lender’s Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Commitments (except for Bank with respect to Settlement Loans). The Revolver Loans shall bear interest as set forth in Section 2.1 hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender. All outstanding principal amounts of and accrued interest on the Revolver Loans shall be due and payable as set forth in Section 4.2 hereof.

1.1.2.    Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an “Out-of-Formula Condition”), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the DIP Loan Documents. In the event that Lenders are willing to, in their sole and absolute discretion, make Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest as provided in this Agreement for Revolver Loans generally.

1.1.3.    Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (ii) to pay any of the Obligations; and (iii)

to make expenditures for other lawful corporate purposes of Borrowers (including priority claims, Pre-Petition trade payables and other general unsecured claims) to the extent such expenditures are not prohibited by this Agreement or Applicable Law and are consistent with, and in the categories specifically provided for in, the Budget. In no event may any Revolver Loan proceeds be used by any Borrower to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors.

1.2.	Letter of Credit Facility.

1.2.1.    Agreement to Issue or Cause To Issue. Subject to the terms and conditions of this Agreement, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of any one or more Borrowers one or more standby letters of credit (“Letter of Credit”) and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issues a Letter of Credit for the account of any Borrower (any such credit support or enhancement being herein referred to as a “Credit Support”) from time to time during the term of this Agreement. The Agent and Credit Parties agree that any Letters of Credit issued under the Pre-Petition Loan Agreement and outstanding on the Petition Date are hereby deemed to have been issued and outstanding under this Agreement as of the Closing Date.

1.2.2.    Amounts; Outside Expiration Date. The Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum face amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date more than 12 months from the date of issuance of such standby Letters of Credit. With respect to any Letter of Credit which contains any “evergreen” or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.2 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

1.2.3.    Other Conditions. In addition to conditions precedent contained in Article 10, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

(i)         The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer and its purpose shall comply with Section 1.1.3; and

(ii)         As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

In the event of any direct conflict between any document delivered pursuant to Section 1.2.3(i) and this Agreement, the terms hereof shall control.

1.2.4.	Issuance of Letters of Credit.

(i)         Request for Issuance. Borrower must notify the Agent of a requested Letter of Credit at least three (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

(ii)         Responsibilities of the Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (a) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (b) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed Availability, the Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

(iii)        No Extensions or Amendment. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.2 are met as though a new Letter of Credit were being requested and issued.

1.2.5.    Payments Pursuant to Letters of Credit. Each Borrower agrees to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which any Borrower may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by Borrowers to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The funding date with respect to such Borrowing shall be the date of such drawing.

1.2.6.	Indemnification; Exoneration; Power of Attorney.

(i)         Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.2, each Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which any Lender or the Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any

Credit Support or enhancement in connection therewith. The Borrowers’ obligations under this Section shall survive payment of all other Obligations.

(ii)         Assumption of Risk by the Borrower. As among the Borrowers, the Lenders, and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, except to the extent caused by their willful misconduct or gross negligence, the Lenders and the Agent shall not be responsible for: (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) errors in interpretation of technical terms; (f) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (g) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (h) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (i) the Letter of Credit Issuer’s honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 1.2.6.

(iii)        Exoneration. Without limiting the foregoing, no action or omission whatsoever by Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Agent or any Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

(iv)        Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrower’s rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer or under Applicable Law.

(v)        Account Party. Each Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the “Account Party” therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent’s instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

1.2.7.    Cash Collateral Account. If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding (i) at any time when an Event of Default has occurred and is continuing, (ii) on any date that Availability is less than zero, or (iii) on or at any time after the Commitment Termination Date, then Borrowers shall, on Bank's or Agent's request, forthwith deposit with Agent, in cash, an amount equal to 105% of the aggregate amount of LC Outstandings. If Borrowers fail to make such deposit on the first Business Day following Agent's or Bank’s demand therefor, Lenders may (and shall upon direction of the Required Lenders) advance such amount as Revolver Loans (whether or not an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent or any Lender with respect to the LC Outstandings that may be then outstanding. Neither any Borrower nor any other Person claiming by, through or under or on behalf of any Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that (i) upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrowers) or (ii) if no Event of Default then exists, Borrower has the Availability required by this Agreement after giving effect thereto and such is in compliance with Section 2.2.3, then Borrower may withdraw such Cash Collateral.

1.2.8.	Letters of Credit; Intra-Lender Issues.

(i)         Notice of Letter of Credit Balance. On each Settlement Date the Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

(ii)	Participations in Letters of Credit.

(a)        Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.2.4, each Lender (sometimes referred to herein as a “Participating Lender”) shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender’s Pro Rata share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Bank, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

(b)        Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Agent shall promptly pay to such Lender such Lender’s Pro Rata share of such payment from the Borrowers. Each such payment shall be made by the Agent on the next Settlement Date.

(c)        Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

(d)        Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolver Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

(1)        any lack of validity or enforceability of this Agreement or any of the Pre-Petition Loan Documents or other DIP Loan Documents;

(2)        the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

(3)        any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(4)        the surrender or impairment of any security for the performance or observance of any of the terms of any of the Pre-Petition Loan Documents or DIP Loan Documents;

(5)	the occurrence of any Default or Event of Default; or

(6)        the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 10.

(iii)        Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it. Unless the Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

(iv)        Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys’ fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

1.3.       Bank Products. The Borrowers may request and the Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from the Bank or the Bank’s Affiliates Bank Products. If Bank Products are provided by an Affiliate of the Bank, the Borrowers agree to indemnify and hold the Agent, the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Agent, the Bank or any of the Lenders which arise from any indemnity given by the Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers’ rights, with respect to the Bank or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and the Bank which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from the Bank or the Bank’s Affiliates (i) is in the sole and absolute discretion of the Bank or the Bank’s Affiliates, and (ii) is subject to all rules and regulations of the Bank or the Bank’s Affiliates.

1.4.       Administrative Priority. All Revolver Loans and other extensions of credit made hereunder by Agent or Lenders to Borrowers shall constitute and be deemed a cost and expense of administration in the Chapter 11 Case and shall at all times be entitled to priority under Section 364(c)(1) of the Bankruptcy Code ahead of all other unpaid (and paid, to the extent not specifically provided for in the Budget) costs and expenses of administration of the kind specified in Sections 503, 506, or 507 of the Bankruptcy Code, except for the Carve-Out and any administrative expense status granted to a Surety under a Post-Petition financing arrangement, provided such financing arrangement is acceptable to Agent in the good faith exercise of its credit judgment and such priority administrative expense claim is pari passu with the claim of Agent and Lenders under the DIP Orders.

SECTION 2.	INTEREST, FEES AND CHARGES
2.1.	Interest.

2.1.1.    Rates of Interest. Borrowers jointly and severally agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

(i)         for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

(ii)         for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by a Borrower in conformity with this Agreement.

Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day’s interest shall be paid on such Loan.

2.1.2.	Conversions and Continuations.

(i)         Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting an Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, that no outstanding Loans may be converted into or continued as LIBOR Loans when any Default or Event of Default exists. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolver Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

(ii)         Whenever Borrowers desire to convert or continue Loans under Section 2.1.2(i), Parent shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of Exhibit C, signed by an authorized officer of Parent, before 12:00 p.m. on the Business Day of the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

2.1.3.    Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an “Interest Period”) to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, third or sixth month thereafter; provided, however, that:

(i)         the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

(ii)         if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(iii)        any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

(iv)	no Interest Period shall extend beyond the last day of the Original Term.

2.1.4.    Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender’s or Bank’s position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone confirmed in writing) to a Borrower of such determination. Until Agent notifies a Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

2.1.5.    Default Rate of Interest. Borrowers shall pay interest (before as well as after entry of judgment thereon, to the extent permitted by Applicable Law) at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until paid in full; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon a Borrower’s receipt of notice from Agent of the Required Lenders’ election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made; and (iii) with respect to the principal amount of any Out-of-Formula Loans, whether or not demand for payment thereof has been made by Agent. Each Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lender for such added cost and expense.

2.2.       Fees. In consideration of Lender’s establishment of the Commitments in favor of Borrowers, and Agent’s agreement to serve as collateral and administrative agent hereunder, Borrowers jointly and severally agree to pay the following fees:

2.2.1.    Closing Fee. Borrowers shall pay to Agent, for Agent’s own account, on the date hereof a closing fee (the “Closing Fee”) equal to $1,000,000.00, provided, however, there shall be credited against this Closing Fee, any commitment fee previously paid by Borrowers to Agent in connection with the commitment for the DIP Facility previously issued by Bank. Payment of this Closing Fee shall be in lieu of any early termination fee otherwise payable under the Pre-Petition Loan Agreement.

2.2.2.    Unused Line Fee. Borrowers shall be jointly and severally obligated to pay to Agent for the Pro Rata benefit of Lenders a fee based on the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Commitments (the “Unused Amount”), such fee to be equal to 0.50% per annum of the Unused Amount if such Unused Amount is equal to or less than 50% of the aggregate amount of the Commitments, and such fee to be instead equal to .375% per annum of the Unused Amount, if such Unused Amount is greater than 50% of the aggregate amount of the Commitments, such fee to be paid on the first day of the following month; but if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

2.2.3.    Letter of Credit Fee. The Borrowers jointly and severally agree to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata shares, for each Letter of Credit, a fee (the “Letter of Credit Fee”) equal to the per annum percentage equal to the Applicable Margin for Revolver Loans which are LIBOR Loans, and to Agent for the benefit of the Letter of Credit Issuer a fronting fee of one-quarter of one percent (0.25%) per annum of the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all out-of-pocket costs, fees and expenses incurred by the Letter of Credit Issuer in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall include a “fronting fee” payable to the Letter of Credit Issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

2.2.4.    Audit and Appraisal Fees. Borrowers shall be jointly and severally obligated to reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent and Lenders in connection with all audits and appraisals of any Obligor’s books and records and such other matters pertaining to any Obligor or any Collateral as Agent shall deem appropriate. Borrowers shall reimburse Agent and Lenders for all reasonable costs and expenses incurred by Agent or Lenders in connection with appraisals of any Collateral as Agent shall deem appropriate and shall pay to Agent $850.00 per day for each day that an employee or agent of Agent shall be engaged in a field examination or an audit or review of any Borrower’s books and records.

2.2.5.    Additional Fees. Borrowers shall be jointly and severally obligated to pay to Agent, the following additional fees in the following circumstances:

(i)         If the DIP Facility is not “Fully Satisfied” on or before the 180th day after the commencement of the Chapter 11 Case, Borrowers shall pay to Agent on such date an additional fee equal to $500,000; and

(ii)         If the DIP Facility is not “Fully Satisfied” on or before the 270th day after commencement of the Chapter 11 Case, Borrowers shall pay to Agent on such date a second additional fee equal to an additional $500,000 (e.g. if the DIP Facility is not “Fully Satisfied” on or before the 270th day after commencement of the Chapter 11 Case, the total amount of fees payable by Borrowers pursuant to this Section 2.2.5 shall be $1,000,000).

“Fully Satisfied” for the purposes of this Section 2.2.5 means that all obligations and liabilities of Borrowers under the DIP Facility have been finally and indefeasibly paid in full in cash and all Commitments of Agent and Lenders under the DIP Facility terminated (including, in the case of Letters of Credit, terminated or otherwise discharged or indemnified against in such manner and to such extent as is satisfactory to Agent in the good faith exercise of its credit judgment).

2.2.6.    General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement and the Fee Letter on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in Section 2.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

2.3.       Computation of Interest and Fees. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, all Payment Items and other forms of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the Business Day that Agent receives such items in immediately available funds in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in Section 4.7 hereof.

2.4.	Reimbursement of Obligations.

2.4.1.    Borrowers shall reimburse Agent and, during any period that an Event of Default then exists, each Lender, for all legal, accounting, appraisal and other fees and expenses incurred by Agent or any Lender in connection with (i) the negotiation and preparation of any of the DIP Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the DIP Loan Documents and the transactions contemplated thereby, to the extent that such fees and expenses are expressly provided for in this Agreement or any of the other DIP Loan Documents; (iii) action taken to perfect or maintain the perfection or priority of any of Agent’s Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted with respect to any Borrower’s books and records or any of the Collateral; (v) any effort to verify, protect, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral; (vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent’s Liens thereon), any of the DIP Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Agent or any Lender in any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent or such Lender against any Obligor or any Account Debtors to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrowers under this Section 2.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable on demand to Agent. Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in Section 7 hereof or in any of the other DIP Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the DIP Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

2.4.2.    If at any time Agent or (with the consent of Agent) any Lender shall agree to indemnify any Person (including Bank) against losses or damages that such Person may suffer or incur in its dealings or transactions with any or all of Borrowers, or shall guarantee any liability or obligation of any or all of Borrowers to such Person, or otherwise shall provide assurances of any Borrower’s payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Cash Management Agreements or Interest Rate Contracts, Letters of Credit, then the Contingent Obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, on demand, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance, except that repayment with respect to any Credit Support shall be due on the first Business Day following the date on which Agent made the payment under the Credit Support. Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance except to the extent provided in Section 1.2 hereof. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower’s knowledge of the existence thereof, and shall be in addition to any provision of the DIP Loan Documents regarding reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

2.5.       Bank Charges. Borrowers shall pay to Agent, on demand, any and all fees, costs or expenses which Agent or any Lender pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by Agent or any Lender of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent or any Lender of any Payment Item received or delivered to Agent or any Lender on account of the Obligations. Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent’s good faith estimate of such costs, fees and expenses as they are incurred by Agent or any Lender.

2.6.       Illegality. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof, in each case occurring after the date hereof, shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and any Borrower notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan shall be deemed a request for a Base Rate Loan unless such Lender’s declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this Section 2.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans shall be converted automatically to Base Rate Loans as of the date of any Borrower’s receipt of the aforesaid notice from such Lender.

2.7.       Increased Costs. If, by reason of (a) the introduction, or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation, of any law or regulation after the date hereof, or (b) the compliance with any guideline or request issued after the date hereof from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

(i)         any Lender shall be subject after the date hereof, to any Tax, duty or other charge with respect to any LIBOR Loan or its obligation to make LIBOR Loans, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans (except for changes in the rate of Tax on the overall net income or gross receipts of such Lender imposed by the jurisdiction in which such Lender’s principal executive office is located); or

(ii)         any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give any Borrower notice thereof and Borrowers shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs; provided that such Lender shall not be entitled to any such increased costs related to periods prior to 180 days before notice from such Lender. A certificate as to the amount of such increased cost, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this Section 2.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender’s or Bank’s position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans, then, and in any such event:

(i)         Agent shall forthwith give notice (by telephone confirmed in writing) to Borrowers and Lenders of such event;

(iii)        Borrowers’ right to request and such Lender’s obligation to make LIBOR Loans shall be immediately suspended and Borrowers’ right to continue a LIBOR Loan as such beyond the then applicable Interest Period shall also be suspended, until each condition giving rise to such suspension no longer exists; and

(iv)        such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

For purposes of this Section 2.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

2.8.       Capital Adequacy. If any Lender determines that after the date hereof (a) the adoption of any Applicable Law regarding capital requirements for banks or bank holding companies or the subsidiaries thereof, (b) any change in the interpretation or administration of any such Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or (c) compliance by such Lender or its holding company with any request or directive of any such Governmental Authority, central bank or comparable agency regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s capital to a level below that which such Lender could have achieved (taking into consideration such Lender’s and its holding company’s policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s capital was fully utilized prior to such adoption, change or compliance) but for such adoption, change or compliance as a consequence of such Lender’s commitment to make the Loans pursuant hereto by any amount deemed by such Lender to be material:

(i)         Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender’s determination of such occurrence, give notice thereof to any Borrower and Lenders; and

(ii)         Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, on demand, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction.

A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender’s determination of such amount), and the method by which such amounts were determined; provided that such Lender shall not be entitled to such additional amounts related to periods prior to 180 days before notice from such Lender. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this Section 2.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

2.9.       Funding Losses. If for any reason (other than due to a default by a Lender or as a result of a Lender’s refusal to honor a LIBOR Loan request due to circumstances described in Section 2.6 or 2.7 hereof) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to Section 2.1.2 hereof) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrowers default in their obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall jointly and severally pay to Agent, for the ratable benefit of the affected Lenders, within 10 days after Agent’s or an affected Lender’s demand therefor, an amount (if a positive number) computed pursuant to the following formula:

L = (R - T) x P x D

360

where

L =	amount payable
R =	interest rate applicable to the LIBOR Loan unborrowed or prepaid
T =

effective interest rate per annum at which any readily marketable bond or other obligations of the United States, selected at Agent’s sole discretion, maturing on or nearest the last day of the then applicable or requested Interest Period for such LIBOR Loan and in approximately the same amount as such LIBOR Loan, can be purchased by Agent on the day of such payment of principal or failure to borrow

P =	the amount of principal paid or the amount of the LIBOR Loan requested or to have been continued or converted
D =	the number of days remaining in the Interest Period as of the date of such prepayment or the number of days in the requested Interest Period

Borrowers shall pay such amount upon presentation by Agent of a statement setting forth the amount and Agent’s calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error. For purposes of this Section 2.9, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

2.10.     Maximum Interest. Regardless of any provision contained in any of the DIP Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other DIP Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other DIP Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the DIP Loan Documents, or the prepayment by any or all Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as “Interest”) in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate (“Excess”), each Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Each

Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.1.1 of this Agreement, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other DIP Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) no Borrower shall seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from any or all Borrowers in connection with any of the DIP Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section 2.10 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such DIP Loan Documents and communications relating to any Interest owed by any or all Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.10.

2.11.     Affected Lenders. Within thirty (30) days after receipt by Borrower of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 2.7 or 2.8, Borrower may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Default or Event of Default has occurred and is continuing, Borrower, with the consent of Agent, may obtain, at Borrower’s expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrower obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and fees with respect thereto through the date of such sale, and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrower shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrower’s notice of intention to replace such Affected Lender. Furthermore, if Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, Borrower’s rights under this Section 2.11 shall terminate with respect to such Affected Lender and Borrower shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.7 and 2.8.

SECTION 3.	LOAN ADMINISTRATION

3.1.       Manner of Borrowing and Funding Revolver Loans. Borrowings under the Commitments established pursuant to Section 1.1 hereof shall be made and funded as follows:

3.1.1.	Notice of Borrowing.

(i)         Whenever Borrowers desire to make a Borrowing under Section 1.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to

Section 2.1.2), Borrowers shall give Agent prior written notice (or electronic notice satisfactory to Agent) of such Borrowing request (a “Notice of Borrowing”), which shall be in the form of Exhibit D annexed hereto and signed by an authorized officer of Parent. Such Notice of Borrowing shall be given by such Borrower no later than 12:00 noon at the office of Agent designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 3 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. Any Revolver Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed. Borrowers may not request any LIBOR Loans if a Default or Event of Default exists.

(ii)         Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other DIP Loan Documents with respect to the Obligations (whether as principal, accrued interest, fees or other charges including the repayment of any LC Outstandings) shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan after the Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent set forth in Section 10 hereof is not satisfied, but may do so in their discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

(iii)        If Borrowers elect to establish a Controlled Disbursement Account with Bank or any Affiliate of Bank, then the presentation for payment by Bank of any check or other item of payment drawn on the Controlled Disbursement Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in any amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed to the Controlled Disbursement Account and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to honor any deemed request for a Revolver Loan after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in Section 10 hereof is not satisfied, but may do so in its discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

(iv)        As an accommodation to Borrowers, Agent and Lenders may permit telephonic requests for Borrowings and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrowers; provided, however, that Borrowers shall confirm each such telephonic request for a Borrowing of LIBOR Loans by delivery of the required Notice of Borrowing to Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. on the same day. Neither Agent nor any Lender shall have any liability to Borrowers for any loss or damage suffered by such Borrowers as a result of Agent’s or any Lender’s honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent or Lenders by a Borrower and neither Agent nor any Lender shall have any duty to verify the origin of any such communication or the identity or authority of the Person sending it.

3.1.2.    Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in Section 3.1.1(i) (except in the case of a deemed request by a Borrower for a Revolver Loan as provided in Sections 3.1.1(ii) or (iii) or 3.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested by a Borrower and that such Borrower is entitled to receive under the Loan Agreement. Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to Section 3.1.1(ii) or (iii) hereof) by 12:00 noon on the proposed funding date (in the case of Base Rate Loans) or by 3:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by such Borrower at Agent’s designated bank in immediately available funds not later than 2:00 p.m. on the date of funding of such Borrowing, unless Agent’s notice to Lenders is received after 12:00 noon on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to such Borrower by disbursing such proceeds in accordance with such Borrower’s disbursement instructions set forth in the applicable Notice of Borrowing. Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender’s Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to Section 3.1.1(ii) or (iii) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to such Borrower on the applicable funding date. If a Lender’s Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to such Borrower an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers jointly and severally agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of such Borrower until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds. A notice from Agent submitted to any Lender with respect to amounts owing under this Section 3.1.2 shall be conclusive, absent manifest error.

3.1.3.	Settlement and Settlement Loans.

(i)         In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a “Settlement Date”), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 10 of this Agreement have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in LC Outstandings then outstanding.

(ii)         Between Settlement Dates, Agent may request Bank to advance, and Bank may, but shall in no event be obligated to, advance to Borrowers out of Bank’s own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by Agent being referred to as a “Settlement Loan”). Each Settlement Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to Bank solely for its own account. The obligation of Borrowers to repay such Settlement Loans to Bank shall be evidenced by the records of Bank and need not be evidenced by any promissory note. Agent shall not request Bank to make any Settlement Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in Section 10 hereof will not be satisfied on the requested funding date for the applicable Borrowing or (B) the requested Borrowing would exceed the amount of Availability on the funding date or would cause the then outstanding principal balance of all Settlement Loans to exceed $10,000,000. Bank shall not be required to determine whether the applicable conditions precedent set forth in Section 10 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Settlement Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Settlement Loans shall be immediately due and payable. As provided in Section 3.1.1(ii), Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Settlement Loans and to have Agent cause the proceeds of such Revolver Loans to be applied to the repayment of such Settlement Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 11:00 a.m. on each Settlement Date and each Lender (other than Bank) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 2:00 p.m. on such Settlement Date, and without regard to whether any of the conditions precedent set forth in Section 10 hereof are satisfied or the Commitment Termination Date has occurred. If as the result of the commencement by or against any Borrower of any Insolvency Proceeding or otherwise any Settlement Loan may not be repaid by the funding by Lenders of Revolver Loans, then each Lender (other than Bank) shall be deemed to have purchased as a participating interest in any unpaid Settlement Loan in an amount equal to such Lender’s Pro Rata share of such Settlement Loan and shall transfer to Bank, in immediately available funds, not later than the second Business Day after Bank’s request therefor, the amount of such Lender’s participation. The proceeds of Settlement Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with Section 1.1.3 hereof. If any amounts received by Bank in respect of any Settlement Loans are later required to be returned or repaid by Bank to any or all Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by Bank with notice to Agent, pay to Agent for the account of

Bank, an amount equal to each other Lender’s Pro Rata share of all such amounts required to be returned by Bank.

3.1.4.    Disbursement Authorization. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to Section 3.1.1 or Section 3.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under Section 3.1.1(i) shall be disbursed by Agent by wire transfer to such bank account as may be agreed upon by any Borrower and Agent from time to time or elsewhere if pursuant to a written direction from such Borrower; and (ii) the proceeds of each Revolver Loan requested under Section 3.1.1(ii) or Section 3.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

3.2.       Defaulting Lender. If any Lender shall, at any time, fail to make any payment to Agent that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender’s defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Revolver Loan shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Revolver Loan to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the DIP Loan Documents, Collateral or any Obligations and determining a defaulting Lender’s Pro Rata share of payments and proceeds of Collateral pending such defaulting Lender’s cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a “Lender” and such Lender’s Commitment shall be deemed to be zero (0). The provisions of this Section 3.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrowers.

3.3.	Special Provisions Governing LIBOR Loans.

3.3.1.    Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed six (6).

3.3.2.    Minimum Amounts. Each Borrowing of LIBOR Loans pursuant to Section 3.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to Section 2.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount.

3.3.3.    LIBOR Lending Office. Each Lender’s initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender’s LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer. Increased costs or expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

3.3.4.    Funding of LIBOR Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates

(or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. The calculation of all amounts payable to Lender under Section 2.7 and 2.9 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under Section 2.7 and Section 2.9.

3.4.       Borrowers’ Representative. Each Borrower hereby irrevocably appoints Parent and Parent agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement, including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Parent, whether in its own name, on behalf of any Borrower or on behalf of “the Borrowers,” and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, Notice of Conversion, Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers’ liability for the Obligations be affected, provided that the provisions of this Section 3.4 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by “a Borrower” hereunder. Agent may maintain a single Loan Account in the name of “Integrated Electrical Services, Inc.” hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower’s liability for the Obligations.

3.5.       All Loans to Constitute One Obligation. The Loans shall constitute one general Obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Agent’s Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations jointly and severally owed by Borrowers to Agent or such Lender.

SECTION 4.	PAYMENTS

4.1.       General Repayment Provisions. All payments (including all prepayments) of principal of and interest on the Loans, LC Outstandings and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent in accordance with Section 4.6 hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the DIP Loan Documents.

4.2.	Repayment of Revolver Loans.

4.2.1.    Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

(i)         Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Settlement Loans, for the sole benefit of Agent) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrower of any proceeds of any of the Accounts or Inventory, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Settlement Loans, the earlier of Agent’s demand for payment or on each Settlement Date with respect to all Settlement Loans outstanding on such date.

(ii)         Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under Section 2.9 hereof as a consequence of such prepayment.

(iii)        Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent’s demand or the first Business Day after any Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately either (a) deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, to be held by Agent pending disbursement of same to Lenders, but subject to Agent’s Lien thereon and rights of offset with respect thereto, or (b) pay the Revolver Loans outstanding as LIBOR Loans to the extent necessary to eliminate such Out-of-Formula Condition and also pay to Agent for the Pro Rata benefit of Lenders any and all amounts required by Section 2.9 hereof to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto.

4.2.2.    Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to Section 2.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

4.3.	Intentionally Omitted.

4.4.       Payment of Other Obligations. The balance of the Obligations requiring the payment of money, including the LC Outstandings and Extraordinary Expenses incurred by Agent or any Lender shall be repaid by Borrowers to Agent for allocation among Agent and Lenders as provided in the DIP Loan Documents, or, if no date of payment is otherwise specified in the DIP Loan Documents, on demand.

4.5.       Marshaling; Payments Set Aside. None of Agent or any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment or payments to Agent or Lenders or any of such Persons receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this Section 4.5 shall survive any termination of the Commitments and payment in full of the Obligations.

4.6.	Agent’s Allocation of Payments and Collections.

4.6.1.    Allocation of Payments. All monies to be applied to the Obligations, whether such monies represent voluntary payments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrower; (ii) second, to Bank to pay the principal and accrued interest on any portion of the Settlement Loans outstanding, to be shared with Lenders that have acquired a participating interest in such Settlement Loans; (iii) third, to the extent that Agent has not received from any Participating Lender a payment in connection with an unreimbursed payment made by Agent under Credit Support, to Agent to pay all amounts owing to Agent pursuant to payments made by Agent pursuant to Credit Support; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses and amounts owing to Agent pursuant to Section 14.10 hereof that have not been reimbursed to Agent by Borrower or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid to Agent by Obligors or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans; (vi) sixth, to Agent to pay any fees due and payable to Agent; (vii) seventh, to Lenders for any Indemnified Amount that they have paid to Agent and any Extraordinary Expenses that they have reimbursed to Agent or themselves incurred, to the extent that Lenders have not been reimbursed by Obligors therefor; (viii) eighth, to Agent to pay principal and interest with respect to LC Outstandings (or to the extent any of the LC Outstandings are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to provide security for the payment of the LC Outstandings), which payment shall be shared with the Participating Lenders in accordance with Section 1.2.8(b) hereof; and (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Obligations (including any amounts relating to Bank Products) then outstanding to be shared ratably in proportion to their respective shares of such Loans and other obligations, or on such other basis as may be agreed upon in writing by Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of Borrowers). The allocations set forth in this Section 4.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of Borrower or any other Person.

4.6.2.    Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

4.7.       Application of Payments and Collections. All Payment Items received by Agent by 12:00 noon on any Business Day shall be deemed received on that Business Day. All Payment Items received by Agent after 12:00 noon on any Business Day shall be deemed received on the following Business Day. Except to the extent that the manner of application to the Obligations of payments or proceeds of Collateral is expressly governed by other provisions of this Agreement, each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of such Borrower, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records. If as the result of Agent’s collection of proceeds of Accounts and other Collateral as authorized by Section 7.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Lenders may, at their option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

4.8.	Loan Accounts; the Register; Account Stated.

4.8.1.    Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a “Loan Account”) evidencing the Debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing hereunder to such Lender.

4.8.2.    The Register. Agent shall maintain a register (the “Register”) which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender’s share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

4.8.3.    Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person’s receipt of such copy or such Person’s inspection of the Register or Loan Account of its intention to dispute the information contained therein.

4.9.       Gross Up for Taxes. If Borrowers shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other DIP Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrowers shall make such withholding or deductions, and (c) Borrowers shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

4.10.     Withholding Tax Exemption. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrowers and Agent 2 duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to Borrowers and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form W-8BEN and one calendar year for Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Agent that it is not capable or receiving payments without any deduction or withholding of United States federal income taxes.

4.11.	Nature and Extent of Each Borrower’s Liability.

4.11.1.   Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

4.11.2.   Unconditional Nature of Liability. Each Borrower’s joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent’s release of any Collateral or of its Liens upon any Collateral, (v) Agent’s or Lenders’ election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the DIP Loan Documents or waiver of any Default or Event of Default thereunder, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent’s or any Lender’s claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code, or (xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower other than irrevocable payment. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Agent under Applicable Law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

4.11.3.   No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain jointly and severally liable for the payment and performance of all Loans and other Obligations until the Obligations are paid in full and this Agreement is terminated.

4.11.4.   Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each of the other Borrowers (each such Borrower being referred to as a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

4.11.5.   Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the payment in full of all of the Obligations.

SECTION 5.	ORIGINAL TERM AND TERMINATION OF COMMITMENTS

5.1.       Original Term of Commitments. Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect until the earliest to occur of (i) twelve (12) months from the date hereof, (ii) forty-five (45) days after commencement of the Chapter 11 Case if, at such time, a Final Order has not been entered, or (iii) the effective date of a plan of reorganization that is confirmed by the Court, or any other court which may have jurisdiction, in the Chapter 11 Case (the “Original Term”).

5.2.	Termination.

5.2.1.    Termination. The Commitments shall automatically terminate as of the last day of the Original Term. In addition, Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice (other than any notice required to be given under the DIP Orders) upon or after the occurrence of an Event of Default.

5.2.2.	Reserved
5.2.3.	Reserved

5.2.4.    Effect of Termination. On the effective date of termination of the Commitments, all obligations and liabilities of Borrowers under the DIP Facility (including without limitation the Obligations) shall be immediately finally and indefeasibly due and payable in full in cash and all Commitments of Agent and Lenders under the DIP Facility shall terminate (and, in the case of outstanding Letters of Credit, such Letters of Credit shall be immediately terminated or otherwise discharged or indemnified against in such manner and to such extent as is satisfactory to Agent in the good faith exercise of its credit judgment) and Lenders shall have no obligation to make any Loans and Agent shall have no obligation to cause the Letter of Credit Issuer to issue any Letters of Credit.

All undertakings, agreements, covenants, warranties and representations of each Borrower contained in the DIP Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the DIP Loan Documents notwithstanding such termination until Borrowers have satisfied the Obligations to Agent and Lenders, in full. For purposes of this Agreement, the Obligations shall not be deemed to have been satisfied until all Obligations for the payment of money have been paid to Agent in same day funds and all Obligations that are at the time in question contingent (including all LC Outstandings that exist by virtue of an outstanding Letter of Credit) have been fully cash collateralized (in an amount of 105% of LC Outstandings) in favor and to the satisfaction of Agent or Agent has received as beneficiary a direct pay letter of credit in form and from an issuing bank acceptable to Agent and providing for direct payment to Agent of all such contingent Obligations at the time they become fixed (including reimbursement of all sums paid by Agent under any Credit Support). Notwithstanding the payment in full of the Obligations, Agent shall not be required to terminate its security interests in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or (ii) such monetary reserves or other security for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. The provisions of Sections 2.4, 2.7, 2.8, 2.9, 4.5, 4.9 and this Section 5.2.4 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other DIP Loan Documents shall in all events survive any termination of the Commitments.

SECTION 6.	COLLATERAL SECURITY

6.1.       Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, each Credit Party hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon all of the following Property and interests in Property of such Credit Party (except to the extent such Property constitutes Excluded Collateral), whether now owned or existing or hereafter created, acquired or arising, wheresoever located, whether acquired by such Credit Party prior to or on or after the Petition Date:

(i)	All Accounts;
(ii)	All Inventory;
(iii)	All Equipment;
(iv)	All Instruments;
(v)	All Chattel Paper;
(vi)	All Documents;
(vii)	All General Intangibles;
(viii)	All Deposit Accounts;

(ix)        All Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any DIP Loan Documents);

(x)        All monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

(xi)	All property of the Estate;

(xii)       All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (xi) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

(xiii)      All books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through (xii) above.

6.2.       Lien on Deposit Accounts. As additional security for the payment and performance of the Obligations, each Credit Party hereby grants to Agent, for the benefit of itself as Agent and for the Pro Rata benefit of Lenders, a continuing security interest in and Lien upon, and hereby collaterally assigns to Agent, all of such Credit Party’s right, title and interest in and to each Deposit Account of such Credit Party (other than Excluded Cash Accounts) and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, each Credit Party hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time upon the occurrence and during the continuation of an Event of Default and without further notice to such Credit Party (such notice being hereby expressly waived), all balances in each Deposit Account maintained by Credit Party with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section 6.4 shall be cumulative with and in addition to Agent’s other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Credit Party hereby irrevocably appoints Agent as such Credit Party’s attorney-in-fact to, following the occurrence and during the continuance of an Event of Default, collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

6.3.       Lien on Real Estate. The due and punctual payment and performance of the Obligations shall also be secured by the Lien evidenced by the Mortgage upon all Real Estate of the relevant Borrower described therein.

6.4.       Other Collateral. In addition to the items of Property referred to in Section 6.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the DIP Loan Documents as security for any of the Obligations.

6.5.       Lien Perfection; Further Assurances. Agent’s Liens, on behalf of Lenders, in and to the Collateral shall attach to all Collateral without further action on the part of Lenders or Agent or Credit Parties. Promptly after Agent’s request therefor, Credit Parties shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Agent’s Lien upon the Collateral, and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Credit Party hereby authorizes Agent to execute and file any such financing statement on such Credit Party’s behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. The Liens and priority granted to the Liens in favor of Agent, for the benefit of Lenders, pursuant to the Interim Order and hereunder shall be perfected by operation of law upon execution of the Interim Order by the Court. Agent shall not be required to file any UCC-1 financing statements, mortgages or any other document, or take any other action (including possession of any of the Pre-Petition Collateral or Post-Petition Collateral) in order to validate or perfect the liens and security interests granted to Agent, for the benefit of Lenders, hereunder or under any of the other DIP Loan Documents, as all such Liens and security interests shall be deemed automatically perfected as of the date of the Interim Order. If Agent shall, in its discretion, choose to file such UCC-1 financing statements (or amendments to or continuations of any existing financing statements), mortgages and otherwise confirm perfection of such Liens, all such financing statements, mortgages or similar instruments shall be deemed to have been filed or recorded at the time and on the date of entry of the Interim Order. Agent may, in its discretion, file a certified copy of the Interim Order or the Final Order in any filing or recording office in any jurisdiction in which Credit Parties have or maintain any Pre-Petition Collateral or Post-Petition Collateral or an office or is organized.

6.6.       Liens Under DIP Orders. The Liens and security interests granted to Agent, for the benefit of Lenders, pursuant to the provisions of this Section 6 and pursuant to any of the other DIP Loan Documents shall be in addition to all Liens conferred upon Agent, for the benefit of Lenders, by the Court pursuant to the terms of the DIP Orders. The secured claims of Lenders secured by the Collateral shall be of equal priority and ratable according to the respective Obligations due each Lender.

6.7.	Priority of Liens; Further Assistance.

6.7.1.    The Liens granted pursuant to the terms of this Agreement and the other DIP Loan Documents, and the Liens conferred upon Agent, for the benefit of Lenders, pursuant of the DIP Orders, shall constitute (i) pursuant to Section 364(c)(2) of the Bankruptcy Code, a first priority Lien upon or security interest in all of the Collateral that is not otherwise subject to an unavoidable validly perfected security interest or Lien in existence on the Petition Date, (ii) pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected second Lien on all of the Collateral that is subject to valid and unavoidable Permitted Liens in existence on the Petition Date or to Permitted Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code, in each case, only to the extent such Permitted Liens are not otherwise primed as set forth in clause (iii) below, and (iii) pursuant to Section 364(d)(1) of the Bankruptcy Code, a perfected first priority, senior priming Lien on all of the Collateral, subject only to valid and unavoidable Permitted Liens that are in existence on the Petition Date, that under applicable law, are senior to and have not been subordinated to the liens and security interests granted to Bank in its capacity as a Pre-Petition Lender. Except as expressly provided in the DIP Orders, no expenses, costs or charges in connection with the Chapter 11 Case shall be charged against the Collateral under Section 506(c) of the Bankruptcy Code and the Final Order shall provide that Borrowers waive any rights they have to seek such charges under Section 506(c) of the Bankruptcy Code.

6.7.2.    Credit Parties shall take all such action and execute such instruments and documents as Agent, for the benefit of the Lenders may request from time to time to perfect, continue the perfection of or give notice of perfection of any Liens granted in favor of Agent, for the benefit of Lenders, pursuant to any of the DIP Loan Documents or conferred upon Agent pursuant to the terms of the DIP Order, all at the cost and expense of Credit Parties.

SECTION 7.	COLLATERAL ADMINISTRATION
7.1.	General Provisions.

7.1.1.    Location of Collateral. All tangible items of Collateral, other than Inventory in transit and motor vehicles, shall at all times be kept by Credit Parties at one or more of the business locations of Credit Parties set forth in Schedule 7.1.1 hereto and shall not be moved therefrom, without the prior written approval of Agent, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Credit Parties may (i) make sales or other dispositions of any Collateral to the extent authorized by Section 9.2.10 hereof, and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States other than those shown on Schedule 7.1.1 hereto so long as Credit Parties have given Agent at least 30 Business Days prior written notice of such new location and prior to moving any Inventory or Equipment to such location there have been filed any UCC-1 financing statements and any other appropriate documentation necessary to perfect or continue the perfection of Agent’s first priority Liens with respect to such Inventory or Equipment and (iii) move Inventory and Equipment which is not included in the Borrowing Base, having an aggregate value of less than $40,000,000, to a location in the United States other than those shown on Schedule 7.1.1 hereto, and without notifying Agent (“Permitted Offsite Collateral”). Notwithstanding anything to the contrary contained in this Agreement, Credit Parties shall not be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in Section 7.1.1), unless (i) a Credit Party is the owner of such location, (ii) a Credit Party leases such location and the landlord has executed in favor of Agent a Landlord Waiver, (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or processor, Agent has received from such warehouseman, bailee or processor an acceptable Lien waiver agreement and an appropriate UCC-1 financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of, Agent’s security interest in such Inventory, or (iv) such constitutes Permitted Offsite Collateral.

7.1.2.	Insurance of Collateral; Condemnation Proceeds.

(i)         Each Credit Party shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Schedule 7.1.2 describes all insurance of Credit Parties in effect on the date hereof. Unless otherwise agreed by Agent, all proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Each Credit Party shall deliver the originals or certified copies of such policies to Agent with satisfactory lender’s loss payable endorsements reasonably satisfactory to Agent, naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance for which Agent is an additional insured or loss payee shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Credit Party or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Credit Party fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Each Credit Party agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, each Credit Party shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by each Credit Party provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent agrees promptly to provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other DIP Loan Documents.

(ii)         Any proceeds of insurance referred to in this Section 7.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of any of the Collateral shall be paid to Agent and applied to the Obligations in the manner determined by Agent.

7.1.3.    Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Credit Parties. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent’s actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Credit Parties’ sole risk.

7.1.4.    Defense of Title to Collateral. Each Credit Party shall at all times defend its title to the Collateral and Agent’s Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

7.2.	Administration of Accounts.

7.2.1.    Records and Schedules of Accounts. Each Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. Borrowers shall also provide to Agent on or before the 20th day of each month (i) a list and other detailed information, in form satisfactory to Agent, of all Bonded Contracts and Bonded Accounts which shall specify the issuer of the Surety Bond issued in connection therewith, (ii) a “WIP Report” substantially in the form of Schedule 7.2.1 attached hereto, and (iii) upon Agent’s request, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed (“Schedule of Accounts”) (provided, however, that at Agent’s discretion, Agent may require that Borrowers report this information on a twice monthly basis), and, upon Agent’s request therefor, copies of proof of delivery and a copy of all documents, including repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $1,000,000 cease to be Eligible Accounts (other than by virtue of aging) in whole or in part, Borrowers shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after any Borrower’s having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Upon Agent’s request, each Borrower shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

7.2.2.    Discounts, Disputes and Returns. If any Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrowers shall report such discounts, allowances or credits, as the case may be, to Agent as part of the next required Schedule of Accounts. If any amounts due and owing on Eligible Accounts in excess of $1,000,000 are in dispute between any Borrower and any Account Debtor, or if any returns are made in excess of $500,000 with respect to any Eligible Accounts owing from an Account Debtor, Borrowers shall provide

Agent with written notice thereof at the time of submission of the next Schedule of Accounts, and upon Agent’s request, explaining in reasonable detail the reason for the dispute or return, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys’ fees, to Borrowers.

7.2.3.    Taxes. If an Account of any Borrower includes a charge for any Taxes payable to any governmental taxing authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Borrower and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by any or all Borrowers.

7.2.4.    Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Credit Party to verify the validity, amount or any other matter relating to any Accounts of any Credit Party by mail, telephone, telegraph or otherwise. Credit Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

7.2.5.    Maintenance of Dominion Account. Borrowers shall maintain a Dominion Account pursuant to a lockbox or other arrangement acceptable to Agent and, in the case of such Dominion Account and lockbox arrangement, with such bank as may be selected by Borrowers and be acceptable to Agent. Borrowers shall issue to each such lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the lockbox to the Dominion Account. Borrowers shall enter into agreements, in form satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to Agent’s Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to Agent) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited to such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor Lenders assume any responsibility to any or all Borrowers for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

7.2.6.    Collection of Accounts and Proceeds of Collateral. To expedite collection, Borrowers shall endeavor in the first instance to make collection of Borrowers’ Accounts for Agent and Lenders. All Payment Items received by any Borrower in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Borrower as trustee of an express trust for Agent’s benefit and shall immediately deposit same in kind in the Dominion Account. Agent retains the right at all times after the occurrence of an Event of Default to notify Account Debtors of each Borrower that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Borrowers the collection costs and expenses, incurred by Agent or Lenders, including reasonable attorneys’ fees.

7.3.	Administration of Inventory.

7.3.1.    Records and Reports of Inventory. Each Borrower shall keep accurate and complete records of its Inventory and shall furnish Agent and Lenders inventory reports respecting such Inventory in form and detail satisfactory to Agent and Lenders at such times as Agent and Lenders may request, provided that until notified differently by Agent, such reports shall be due monthly by the 20th day of each month. Each Borrower shall, at Borrowers’ expense, conduct a physical inventory no less frequently than annually and periodic cycle counts consistent with such Borrower’s historical practices and shall provide to Agent and Lenders a report based on each such physical inventory and cycle count promptly thereafter, together with such supporting information as Agent shall request. Agent may participate in and observe each physical count or inventory. Agent may at any time in its sole discretion require an appraisal of the Inventory of Borrowers, each such appraisal to be performed at Borrowers’ expense and by an appraiser satisfactory to Agents; provided, however, as long as no Default or Event of Default exists, Borrower shall not be required to pay for such appraisal more frequently than once every twelve calendar months.

7.3.2.    Returns of Inventory. No Borrower shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Borrower and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) the return of such Inventory will not result in an Out-of-Formula Condition; (iv) such Borrower promptly notifies Agent thereof if the aggregate Value of all Eligible Inventory returned in any month exceeds $50,000; and (v) any payments received by any Borrower in connection with any such return are promptly turned over to Agent for application to the Obligations.

7.4.	Administration of Equipment.

7.4.1.    Records and Schedules of Equipment. Each Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with Section 7.4.2 hereof, and shall furnish Agent and Lenders with a current schedule containing the foregoing information on at least a monthly basis and more often if requested by Agent. Promptly after request therefor by Agent, Borrowers shall deliver to Agent and Lenders any and all evidence of ownership, if any, of any of the Equipment.

7.4.2.    Dispositions of Equipment. No Borrower will sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Agent; provided, however, that the foregoing restriction shall not apply, for so long as no Default or Event of Default exists, to (i) dispositions of Equipment after the Closing Date which, in the aggregate during any consecutive 12-month period, has a fair market value or book value, whichever is more, of $1,500,000 or less, provided that all Net Proceeds thereof are remitted to Agent for application to the Obligations, or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or within 60 days after any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens.

7.4.3.    Condition of Equipment. The Equipment is, in all material respects, in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. No Borrower will permit material portion any of the Equipment to become affixed to any real Property leased to such Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Agent, and no Borrower will permit any material portion of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

7.4.4.    Appraisals. Agent may in its sole discretion at any time require an appraisal of the Equipment of the Borrowers, each such appraisal to be performed at Borrowers’ expense and by an appraiser satisfactory to Agent; provided, however, as long as no Default or Event of Default exists, Borrower shall not be required to pay for such appraisal more frequently than once every twelve calendar months.

7.5.       Borrowing Base Certificates. On the Closing Date, Borrowers shall deliver, or shall have delivered, to Agent a Borrowing Base Certificate prepared as of the close of business on December 31, 2005. Borrowers shall deliver to Agent on or before the 23rd day of each month a Borrowing Base Certificate prepared as of the close of business of the previous month, and Borrowers shall deliver a Borrowing Base Certificate at such other times as Agent may request. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer of Parent to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein and (ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve.

SECTION 8.	REPRESENTATIONS AND WARRANTIES

8.1.       General Representations and Warranties. To induce Agent and Lenders to enter into this Agreement and to make available the Commitments, each Credit Party warrants and represents to Agent and Lenders that:

8.1.1.    Organization and Qualification. Each Credit Party and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Credit Party and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on Schedule 8.1.1 hereto and in all other states and jurisdictions in which the failure of any such Credit Party or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

8.1.2.    Power and Authority. Each Credit Party and each of its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other DIP Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other DIP Loan Documents have been duly authorized by all necessary corporate, limited liability company or partnership action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Credit Party or any of its Subsidiaries; (ii) contravene the Organization Documents of any Credit Party or any of its Subsidiaries; (iii) violate, or cause any Credit Party or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Credit Party or any such Subsidiary; or (iv) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Credit Party or any of its Subsidiaries.

8.1.3.    Legally Enforceable Agreement. This Agreement is, and each of the other DIP Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Credit Party and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such DIP Loan Documents, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights.

8.1.4.    Capital Structure. As of the date hereof, Schedule 8.1.4 hereto states (i) the correct name of each Subsidiary, its jurisdiction of incorporation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each corporate Affiliate of each Credit Party and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Credit Party and each of its Subsidiaries. Each Credit Party has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the financial statements of Parent and its Subsidiaries referred to in Section 8.1.9 hereof, no Credit Party has made, or obligated itself to make, any Distribution. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Credit Party (other than Parent) or any Subsidiary. Except as set forth on Schedule 8.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of any Credit Party’s Equity Interests relating to the ownership of its Equity Interests.

8.1.5.    Organizational Names. During the 5-year period preceding the date of this Agreement, no Credit Party nor any of its Subsidiaries has been known as or used any corporate, organizational, fictitious or trade names except those listed on Schedule 8.1.5 hereto. Except as set forth on Schedule 8.1.5, no Credit Party nor any of its Subsidiaries has been the surviving corporation or other entity of a merger or consolidation or acquired all or substantially all of the assets of any Person.

8.1.6.    Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Credit Party and each of its Subsidiaries are as listed on Schedule 7.1.1 hereto. During the 5-year period preceding the date of this Agreement, no Credit Party nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on Schedule 7.1.1. Except as shown on Schedule 7.1.1 on the date hereof, no Inventory of any Credit Party or any Subsidiary is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

8.1.7.    Title to Properties; Priority of Liens. Each Credit Party and each of its Subsidiaries has good and indefeasible title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in Section 8.1.9 or delivered pursuant to Section 9.1.3, in each case free and clear of all Liens except Permitted Liens. Each Credit Party has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims (in excess of $50,000 in the aggregate for each Credit Party) which, if unpaid, might become a Lien against any Properties of such Credit Party or such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other DIP Loan Documents are valid and perfected Liens (having the priority specified in Section 6.7 hereof), subject only to those Permitted Liens which are expressly permitted by the terms of this Agreement or the DIP Orders to have priority over the Liens of Agent.

8.1.8.    Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by a Borrower with respect to any Account. Unless otherwise indicated in writing to Agent, with respect to each Account, Borrowers warrant that:

(i)         It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

(ii)         It arises out of a completed, bona fide sale and delivery of goods or rendition of services by a Borrower in the Ordinary Course of its Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between a Borrower and the Account Debtor;

(iii)        It is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

(iv)        Such Account, and Agent’s security interest therein, is not, and will not (by voluntary act or omission of a Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to a Borrower and is not contingent in any respect or for any reason;

(v)        The contract under which such Account arose does not condition or restrict a Borrower’s right to assign to Agent the right to payment thereunder unless (i) such Borrower has obtained the Account Debtor’s consent to such collateral assignment or complied with any conditions to such assignment or (ii) under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent;

(vi)        Such Borrower has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by a Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to Section 7.2.1 hereof;

(vii)       To the best of such Borrower’s knowledge, there are no facts, events or occurrences which are reasonably likely to impair in any material respect the validity or enforceability of any of its Accounts or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

(viii)      To the best of such Borrower’s knowledge, (1) the Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

(ix)        To the best of such Borrower’s knowledge, there are no proceedings or actions which are pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor’s financial condition or the collectibility of such Account.

8.1.9.    Financial Statements. The Consolidated and consolidating balance sheets of Parent and such other Persons described therein (including the accounts of all Subsidiaries of Credit Parent for the respective periods during which a Subsidiary relationship existed) as of November 30, 2005, and the related statements of operations, stockholders’ equity, and cash flows for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers’ operations for such periods; provided that the statements of stockholders’ equity and cash flows are not prepared on a consolidating basis. Since November 30, 2005, except as disclosed in Parent’s Forms 10-K and Forms 8-K that were published on EDGAR between December 1, 2005, and January 23, 2006, each filed with the Securities and Exchange Commission and except for the filing of the Chapter 11 Case, there has been no material change in the condition, financial or otherwise, of the Credit Parties, taken as a whole, as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and real Property owned by any Borrower or such other Persons.

8.1.10.   Full Disclosure. The financial statements referred to in Section 8.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which any Credit Party has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

8.1.11.   Priority of Obligations. The Obligations constitute, pursuant to Section 364(c)(1) of the Bankruptcy Code, a superpriority claim as described in Section 1.4 of this Agreement.

8.1.12.   Surety Obligations. Except as set forth on Schedule 8.1.12 hereto on the date hereof, no Credit Party nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

8.1.13.   Taxes. The FEIN of each Credit Party and each of its Subsidiaries is as shown on Schedule 8.1.13 hereto. Each Credit Party and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested, or which in the aggregate do not exceed $100,000 for all Credit Parties. The provision for Taxes on the books of each Credit Party and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

8.1.14.   Brokers. There are no claims against any Credit Party for brokerage commissions, finder’s fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other DIP Loan Documents.

8.1.15.   Intellectual Property. Except as would not reasonably be expected to result in a Material Adverse Effect, each Credit Party and each of its Subsidiaries each owns or has the lawful right to use all Intellectual Property necessary for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to any Credit Party’s knowledge, threatened) Intellectual Property Claim with respect to any Credit Party’s or any Subsidiary’s right to use any such Intellectual Property and no Credit Party is aware of any grounds for challenge or objection thereto; and, except as may be disclosed on Schedule 8.1.15, neither any Credit Party nor any Subsidiary pays any royalty or other compensation to any Person for the right to use any Intellectual Property other than shrink-wrapped software applications. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 8.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Credit Party’s or any Subsidiary’s business.

8.1.16.   Governmental Approvals. Each Credit Party and each of its Subsidiaries has, and is in good standing with respect to, all material Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

8.1.17.   Compliance with Laws. Each Credit Party and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Credit Party or any of the Subsidiaries under any such law, rule or regulation except to the extent not reasonably expected to have a Material Adverse Effect. No Inventory has been produced in violation of the FLSA.

8.1.18.   Burdensome Contracts. No Credit Party nor any of the Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. No Credit Party nor any of the Subsidiaries is a party or subject to any Restrictive Agreement, except as set forth on Schedule 8.1.18 hereto, none of which prohibit the execution or delivery of any of the DIP Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the DIP Loan Documents to which is a party, in accordance with the terms of such DIP Loan Documents.

8.1.19.   Litigation. Except for the Chapter 11 Case and except as set forth on Schedule 8.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Credit Party, threatened on the date hereof, against or affecting any Credit Party or any of the Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Credit Party or any of the Subsidiaries, (i) which relates to any of the DIP Loan Documents or any of the transactions contemplated thereby or (ii) if determined adversely to any Credit Party or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of any Credit Party, no Credit Party nor any of the Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

8.1.20.   No Defaults. Except as may have been triggered by commencement of the Chapter 11 Case, no event has occurred and no condition exists which would reasonably be expected to, upon or after the execution and delivery of this Agreement or any Credit Party’s performance hereunder, constitute a Default or an Event of Default. Except as may have been triggered by commencement of the Chapter 11 Case, no Credit Party nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of any Credit Party or a Subsidiary to any Person for Money Borrowed, other than with respect to the Senior Convertible Notes and the Senior Subordinated Notes.

8.1.21.   Leases. Schedule 8.1.21 hereto is a complete listing of each capitalized and operating lease of each Credit Party and each of its Subsidiaries on the date hereof that constitutes a Material Contract.

8.1.22.   Pension Plans. Except as disclosed on Schedule 8.1.22 hereto, no Credit Party nor any of its Subsidiaries has any Plan on the date hereof. Each Credit Party and each of its Subsidiaries is in full compliance in all material respects with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that is reasonably likely to result in a material adverse change in the financial condition of any Credit Party or any of its Subsidiaries exists in connection with any Plan. No Credit Party nor any of its Subsidiaries has any withdrawal liability in connection with a Multi-employer Plan.

8.1.23.   Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Credit Party and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of such Credit Party, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent any Credit Party from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

8.1.24.   Labor Relations. Except as described on Schedule 8.1.24 hereto, no Credit Party nor any of the Subsidiaries is a party to any collective bargaining agreement on the date hereof. Except as described on Schedule 8.1.24 hereto, on the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Credit Party’s or any Subsidiary’s employees, or, to any Credit Party’s knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

8.1.25.   Not a Regulated Entity. No Credit Party is (i) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; (ii) a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.26.   Margin Stock. No Credit Party nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

8.1.27.   Bonded Contracts. No Credit Party nor any of its Subsidiaries has any agreement (including any intercreditor agreements) with any issuer of a Surety Bond (including but not limited to Chubb) on the date hereof, except as disclosed on Schedule 8.1.27.

8.1.28.   Surety Bonds Cash and LCs. No Credit Party nor any of its Subsidiaries has provided any cash collateral or letters of credit to issuers of Surety Bonds on the date hereof, except as disclosed on Schedule 8.1.28.

8.1.29.   Restricted Subsidiaries. No Restricted Subsidiary has any operations or owns any material assets.

8.2.       Reaffirmation of Representations and Warranties. Each representation and warranty contained in this Agreement and the other DIP Loan Documents shall be deemed to be reaffirmed by each Credit Party on each day that any Credit Parties request or are deemed to have requested an extension of credit or Letter of Credit hereunder, except for changes in the nature of a Credit Party’s or, if applicable, any of its Subsidiaries’ business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

8.3.       Survival of Representations and Warranties. All representations and warranties of Credit Parties contained in this Agreement or any of the other DIP Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 9.	COVENANTS AND CONTINUING AGREEMENTS

9.1.       Affirmative Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Credit Party covenants that, unless the Required Lenders have otherwise consented in writing, it shall and shall cause each Subsidiary to:

9.1.1.    Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to a Credit Party, to visit and inspect the Properties of such Credit Party and each of its Subsidiaries, inspect, audit and make extracts from each Credit Party’s and each Subsidiary’s books and records, and discuss with its officers, its employees and its independent accountants, such Credit Party’s and each Subsidiary’s business, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default or Event of Default exists. Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

9.1.2.    Notices. Notify Agent and Lenders in writing, promptly after such Credit Party’s obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Credit Party or any of its Properties, whether or not the claims asserted in such litigation are considered by Borrowers to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Credit Party, would reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Credit Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) of any material default by any Credit Party under or termination of any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Post-Petition Debt of such Credit Party exceeding $250,000; (iv) of the existence of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to a Credit Party in an amount exceeding $100,000; (vi) of any judgment against any Obligor in an amount exceeding $250,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Credit Party of any Applicable Law (including ERISA, OSHA, FLSA or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Credit Party or on any Property owned or occupied by a Credit Party that is required to be reported to any Governmental Authority; (x) of any claim made on Chubb related to a Bonded Contract; (xi) of any addition of a Bonded Contract after the Closing Date if an Account arising under such contract was previously reported on a Borrowing Base Certificate as unbonded and (xii) of the discharge of Parent’s independent accountants or any withdrawal of resignation by such independent accountants from their acting in such capacity. In addition, Borrowers shall give Agent at least 30 calendar days (or such lesser period of time as shall be acceptable in any specific instance to Agent) prior written notice of any Credit Party’s opening of any new office or place of business.

9.1.3.    Financial and Other Reporting. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and to be furnished to Agent and Lenders the following (all to  be prepared in accordance with GAAP applied on a consistent basis, unless Parent’s certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in Section 9.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

(i)         as soon as available, and in any event within 75 days after the close of each Fiscal Year, unqualified audited balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Year and the related statements of operations, stockholders’ equity and cash flow, on a Consolidated and consolidating basis (provided that statements of shareholders’ equity and cash flows are not reported on a consolidating basis), certified without material qualification by a firm of independent certified public accountants of recognized national standing selected by Parent but reasonably acceptable to Agent (except for a qualification for a change in accounting principles with which the accountant concurs), and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

(ii)         as soon as available, and in any event within 30 days after the end of each month hereafter (but within 60 days after the last month in a Fiscal Year), including the last month of Parent’s Fiscal Year, unaudited balance sheets of Parent and its Subsidiaries as of the end of such month and the related unaudited Consolidated Statements of income and cash flow for such month and for the portion of Parent’s Fiscal Year then elapsed, on a Consolidated and consolidating basis (provided that statements of stockholders’ equity and cash flow are not reported on a consolidating basis), setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Parent as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Parent and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(iii)        as soon as available, and in any event within 40 days after the end of each Fiscal Quarter of Parent hereafter (but within 60 days after the last Fiscal Quarter in a Fiscal Year), including the last Fiscal Quarter of Parent’s Fiscal Year, unaudited balance sheets of Parent and its Subsidiaries as of the end of such Fiscal Quarter and the related unaudited Consolidated Statements of income and cash flows for such Fiscal Quarter and for the portion of Parent’s Fiscal Year then elapsed, on a Consolidated and consolidating basis (provided that statements of stockholders’ equity and cash flow are not reported on a consolidating basis), setting forth in each case in comparative form, the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Parent as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Parent and its Subsidiaries for such Fiscal Quarter and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

(iv)        as requested by Agent, a listing of all of each Borrower’s trade payables and any royalty payments due as of the last Business Day of such month, specifying the name of and balance due each trade creditor (or payee for royalty payments), and, at Agent’s request, monthly detailed trade payable agings in form acceptable to Agent; and

(v)        promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent has made generally available to its shareholders and copies of any regular, periodic and special reports or registration statements which Parent files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange;

(vi)        no later than 5 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Senior Convertible Note Indenture or any Senior Subordinated Note Indenture; and

(vii)       by no later than the close of business each Wednesday, a Budget, together with a comparison of the Borrowers’ actual results to the cash flow forecasted by the Borrowers for such time, each Budget to be for the immediately following thirteen-week period and subject to the approval of Agent with respect to the new thirteenth week in all respects (with the categories and amounts contained in each of the first twelve weeks of each such Budget to match the categories and amounts of the corresponding periods contained in the then most recent Budget delivered by Borrowers to Agent unless otherwise consented to by Agent).

Concurrently with the delivery of the financial statements described in clause (i) of this Section 9.1.3, Borrowers shall deliver to Agent and Lenders a copy of the accountants’ letter to Parent’s management that is prepared in connection with such financial statements and also shall cause to be prepared and shall deliver to Agent and Lenders a certificate of the aforesaid certified public accountants stating to Agent and Lenders that, based upon such accountants’ audit of the Consolidated financial statements of Parent and its Subsidiaries performed in connection with their examination of said financial statements, nothing came to their attention that caused them to believe that Borrowers were not in compliance with Sections 9.2.2, 9.2.3, 9.2.5, 9.2.8, 9.2.9, 9.2.15, 9.2.16 or 9.3 hereof, or, if they are aware of such noncompliance, specifying the nature thereof, and acknowledging, in a manner satisfactory to Agent, that they are aware that Agent and Lenders are relying on such financial statements in making their decisions with respect to the Loans. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this Section 9.1.3, or more frequently if requested by Agent or any Lender during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent and Lenders a Compliance Certificate executed by the chief financial officer of Parent in the form of Exhibit E attached hereto.

Promptly after the sending or filing thereof, Borrowers shall also provide to Agent copies of any annual report to be filed in accordance with ERISA in connection with each Plan and such other data and information (financial and otherwise) as Agent, from time to time, may reasonably request bearing upon or related to the Collateral or any Credit Party’s and each of its Subsidiaries’ financial condition or results of operations.

9.1.4.    Landlord and Storage Agreements. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between any Credit Party and any landlord, warehouseman or bailee which owns any premises at which any Eligible Accounts, Eligible Equipment, Eligible Inventory, books and records or any other material Collateral) is, from time to time, kept.

9.1.5.    Projections. No later than 15 days prior to the end of each Fiscal Year of Parent, deliver to Agent and Lenders the Projections of Parent and its Subsidiaries for the forthcoming 3 Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

9.1.6.    Taxes.  Pay and discharge all Post-Petition Taxes prior to the date on which such Post-Petition Taxes become delinquent or penalties attach thereto, except and to the extent only that such Post-Petition Taxes are being Properly Contested.

9.1.7.    Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect or is not a result of the Automatic Stay. Without limiting the generality of the foregoing, if any Environmental Release required to be reported to any Governmental Authority shall occur at or on any of the Properties of any Credit Party or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Agent and if required by Applicable Law all appropriate Governmental Authorities the extent of, and to make appropriate remedial action as required by Applicable Law to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

9.1.8.    Insurance. In addition to the insurance required herein with respect to the Collateral, maintain, with financially sound and reputable insurers, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers’ compensation, or larceny, embezzlement or other criminal misappropriation insurance) and in such amounts as is customary in the business of such Borrower or such Subsidiary.

9.1.9.    Intellectual Property. Promptly after applying for or otherwise acquiring any registered Intellectual Property, deliver to Agent in form and substance acceptable to Agent and in recordable form, all documents necessary for Agent to perfect its Lien on such Intellectual Property.

9.1.10.	[Intentionally Omitted]

9.1.11.   Pledged Shares. Pledge to Agent, for the benefit itself and Lenders, all of the Equity Interests of each of their respective Subsidiaries from time to time pursuant to a Pledge Agreement.

9.1.12.   Motor Vehicle Titles. Promptly deliver to Agent the originals of substantially all certificates of title (now existing or hereafter arising) issued to any Credit Party, on motor vehicles not subject to a Purchase Money Lien, and execute such documentation and take such actions as shall be required by Agent in order for Agent, on behalf of itself and Lenders, to obtain a perfected Lien subject to no Liens other than Permitted Liens in such motor vehicles as collateral for the Obligations.

9.1.13.   Banking Relationship. In order to facilitate the administration of the credit facility established pursuant to this Agreement and Agent’s security interest in the Collateral, on the Closing Date each Credit Party shall have established and as long as this Agreement is in effect thereafter shall maintain Bank as such Credit Party’s principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of such Credit Party’s business; provided that Credit Parties shall not be required to maintain the Excluded Cash Account balances at Bank, or any other deposit accounts reasonably approved by Agent for locations where Bank does not maintain a branch, as long as such other deposit accounts (other than payroll accounts containing only amounts used to pay current payroll related obligations) are governed by a control agreement in favor of Agent.

9.1.14.   Access to Advisors. Credit Parties shall make their financial advisor and restructuring consultant (or chief restructuring officer), if any, reasonably available to Agent and Lenders to discuss (i) the status of discussions and negotiations for any sale or other disposition of the business(es) or assets, as applicable and (ii) the operations, financial performance, expense reduction program and cash flow reports, as applicable, of the Borrowers and such other matters as Agent or Lenders may reasonably request.

9.1.15.   Delivery to Agent of Documentation Regarding Any Proposed Sale of Assets. Borrowers shall promptly deliver to Agent all written proposals, term sheets, commitment letters, letters of intent, purchase agreements and related documents and materials as to any proposed sale of the assets of any Credit Party or any Subsidiary of any Credit Party which is not in the Ordinary Course of Business, except those proposals, term sheets, letters or agreements that Borrowers have reasonably determined are not worthy of further consideration or pertain to assets having an aggregate proposed sale price of less than $1,000,000.

9.1.16.   Compliance with the DIP Orders. Credit Parties shall, at all times, comply with all terms, conditions and provisions of the DIP Orders.

9.1.17.   Cash Collateral. Borrowers shall use all of their cash and Cash Equivalents (other than amounts in the Cash Collateral Account, amounts constituting Excluded Collateral and required peg balances with other depository institutions) prior to requesting any Revolver Loans hereunder.

9.2.       Negative Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, each Credit Party covenants that, unless the Required Lenders have otherwise consented in writing, it shall not and shall not permit any of its Subsidiaries to:

9.2.1.    Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, except for mergers or consolidations of any Subsidiary with another Subsidiary or Parent; change its name or conduct business under any new fictitious name unless Agent is notified not less than thirty calendar days (or such lesser period of time as shall be acceptable in any specific instance to Agent) in advance of such name change; or change its FEIN.

9.2.2.    Loans. Make any loans or other advances of money to any Person other than to (i) a Subsidiary or (ii) an officer or employee of a Borrower or a Subsidiary of Borrower for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business; provided, that all such loans and advances shall be consistent with the Budget.

9.2.3.    Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

(i)	the Obligations;

(ii)         Debt in the form of Senior Subordinated Notes and Senior Convertible Notes;

(iii)        accounts payable, current accrued operating expenses (other than for borrowed money) and other non-cash accruals by such Credit Party or any of its Subsidiaries that are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period of being due (or billing date, as applicable), unless the same are being Properly Contested;

(iv)	obligations to pay Rentals permitted by Section 9.2.14;
(v)	Permitted Purchase Money Debt;

(vi)        Debt for accrued payroll, Taxes, and other operating expenses (other than for Money Borrowed) incurred in the Ordinary Course of Business of such Credit Party or such Subsidiary, including cash management obligations, in each case, so long as payment thereof is not past due and payable unless, in the case of Taxes only, such Taxes are being Properly Contested;

(vii)	Permitted Contingent Obligations;

(viii)      Debt in the form of reimbursement obligations for Surety Bonds existing on Petition Date and Debt in the form of reimbursement obligations for Surety Bonds procured after the Petition Date provided such Surety Bonds are issued pursuant to a bonding program acceptable to Agent;

(ix)	Permitted Capitalized Lease Obligations;
(x)	Subordinated Debt, each in the amount existing on the date hereof;
(xi)	Debt among Credit Parties;

(xii)       Debt consisting of “Billings in Excess of Costs and Estimated Earnings On Uncompleted Contracts”, and “Other Non Current Liabilities” each as listed on Parent’s reported financial statements (which reporting is consistent with prior periods); provided that such categories of Debt shall not include Debt for Money Borrowed; and

(xiii)      Debt existing on the Petition Date that is not included in any of the preceding paragraphs of this Section 9.2.3, is not secured by a Lien (unless such Lien is a Permitted Lien), does not have administrative priority over, nor is pari passu to, the Obligations, and does not exceed at any time, in the aggregate, the sum of $500,000 as to all Borrowers and all of their Subsidiaries.

9.2.4.    Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate or stockholder, except: (i) the transactions contemplated by the DIP Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Credit Parties or to their respective Subsidiaries to the extent provided for in the Budget; (iii) payment of customary directors’ fees and indemnities to the extent provided for in the Budget; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date; (v) transactions with Affiliates (including among Credit Parties) in the Ordinary Course of Business and pursuant to the reasonable requirements of such Credit Party’s or such Subsidiary’s business and upon fair and reasonable terms that are no less favorable to such Credit Party or such Subsidiary than such Credit Party or such Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate or stockholder of such Credit Party or such Subsidiary to the extent provided for in the Budget; and (vi) transactions solely among Credit Parties; provided, that no Credit Party may make any loan, advance or contribution to any Restricted Subsidiary.

9.2.5.    Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, “Permitted Liens”):

(i)	Liens at any time granted in favor of Agent;

(ii)         Liens for Pre-Petition and Post-Petition Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due or being Properly Contested;

(iii)        statutory Liens (excluding any Lien imposed pursuant to any of the provisions of ERISA) arising in the Ordinary Course of Business of such Credit Party or a Subsidiary, but only if and for long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Lien is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Credit Party or such Subsidiary and do not materially impair the use thereof in the operation of such Credit Party’s or such Subsidiary’s business;

(iv)	Purchase Money Liens securing Permitted Purchase Money Debt;

(v)        Liens securing Debt of a Subsidiary of any Borrower to a Borrower or to another Subsidiary;

(vi)        Liens arising by virtue of the rendition, entry or issuance against such Credit Party or any of its Subsidiaries, or any Property of such Credit Party or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as any such Lien (a) is in existence for less than 30 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Agent;

(vii)       Liens incurred on deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts, provided that, to the extent any such Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent;

(viii)      easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of such Credit Party or any of its Subsidiaries listed in the Mortgages on the Closing Date as exceptions to title or that do not materially interfere with the ordinary conduct of the business of such Credit Party or such Subsidiary;

(ix)        normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collection bank arising under the UCC on Payment Items in the course of collection;

(x)        such other Liens of record existing on the Petition Date and acceptable to Agent as appear on Schedule 9.2.5 hereto, to the extent provided therein; and

(xi)        Liens in the Surety Collateral securing reimbursement obligations for (a) Pre-Petition Surety Bonds procured by a Borrower in the Ordinary Course of Business and (b) Surety Bonds procured by a Borrower after the Petition Date pursuant to a Post-Petition bonding program acceptable to Agent; and

(xii)       such other Liens as Agent and the Required Lenders in their sole discretion may hereafter approve in writing.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by any Lender under such regulations or otherwise result in a violation of such regulations.

9.2.6.    Subcontractor Payments. Make any payment to a subcontractor or vendor on any payable or other obligation due to such subcontractor or vendor in connection with a Project Contract unless such Credit Party has received payment on the Account related to the work performed or material delivered by such subcontractor or vendor and deposited such payment in any lockbox required by this Agreement and maintained for the benefit of Agent; provided that a Credit Party may make (i) such a payment to a subcontractor or vendor not more than 5 Business Days in advance of such Credit Party’s receipt of payment on the related Account, if such is necessary to obtain any required Lien release in connection therewith and (ii) such other payments which in the aggregate in each year do not exceed $1,000,000.

9.2.7.    Distributions. Declare or make any Distributions, except for Upstream Payments.

9.2.8.    Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the DIP Loan Documents, (ii) existing under Applicable Law and (iii) identified and fully disclosed in Schedule 9.2.8.

9.2.9.    Capital Expenditures. Make Capital Expenditures (including, expenditures by way of capitalized leases) unless such Capital Expenditures are provided for in the Budget.

9.2.10.   Disposition of Assets. Sell, assign, lease, consign or otherwise dispose of any of its Properties or any interest therein, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the Ordinary Course of Business for so long as no Event of Default exists hereunder, (ii) dispositions of Equipment to the extent authorized by Section 7.4.2 hereof, (iii) a transfer of Property to a Borrower by a Subsidiary, (iv) other dispositions to the extent provided for in the Budget, and (v) other dispositions expressly authorized by other provisions of the DIP Loan Documents. Anything contained in this Agreement or any other DIP Loan Document to the contrary notwithstanding, except for dispositions specifically permitted under this Section 9.2.10, Credit Parties have no authority, express or implied, to dispose of any item or portion of the Collateral.

9.2.11.   Subsidiaries. Form or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests to any Person other than Parent except director’s qualifying shares.

9.2.12.   Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

9.2.13.   Restricted Investments. Except as disclosed on Schedule 9.2.13, make or have any Restricted Investment. No Credit Party shall make any loan, advance or capital contribution to any Restricted Subsidiary.

9.2.14.   Leases. Become a lessee under any operating lease (other than a lease under which a Credit Party or any of the Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Parent or any of the Subsidiaries of Parent is then lessee would exceed $25,000,000. The term “Rentals” means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

9.2.15.   Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than Parent and its Subsidiaries.

9.2.16.   Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP or establish a fiscal year different from the Fiscal Year.

9.2.17.   Organization Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organization Documents as in effect on the date hereof, except for changes that do not affect in any way such Credit Party’s or any of its Subsidiaries’ rights and obligations to enter into and perform the DIP Loan Documents to which it is a party and to pay all of the Obligations and that do not otherwise have a Material Adverse Effect.

9.2.18.   Restrictive Agreements. Enter into or become party to any Restrictive Agreement other than those disclosed in Schedule 8.1.18 hereto, provided that none of such disclosed agreements shall be amended without prior notice to and the consent of Agent.

9.2.19.   Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

9.2.20.   Payments on Senior Subordinated Notes and Senior Convertible Notes. Make any payment of principal, interest or premiums (i) on the Senior Subordinated Notes or the Senior Convertible Notes or (ii) any other Subordinated Debt.

9.2.21.   Excluded Cash Accounts. Use the funds in the Excluded Cash Accounts for any purpose other than as listed in the definition thereof.

9.2.22.   Use of Proceeds in Connection with Bonded Contracts. Use proceeds of the DIP Facility in connection with funding work related to the Bonded Contracts unless such use is upon terms, provisions and conditions acceptable to Agent, in its sole discretion (such as, without limitation, Agent being satisfied with its Lien priority and right to proceeds relating to Borrowers’ assets and restrictions on when payments may be made by Borrowers in connection with Bonded Contracts); provided, however, except as otherwise provided in the Chubb Intercreditor, Lenders agree that the foregoing shall not be construed to prevent any ability of Chubb to receive payment out of any assets of any Borrower in which Chubb has a first priority Lien in a circumstance where Chubb has made a payment on a Surety Bond and Chubb is seeking reimbursement for such payment from such Borrower.

9.2.23.   Prohibited Uses of Proceeds. Permit any Loans, Collateral proceeds, or any amounts paid from the Carve-Out to be used to pay any fees and expenses incurred in (i) seeking to avoid, invalidate, subordinate, or otherwise impair any Pre-Petition or Post-Petition claims of Agent and/or Lenders, (ii) seeking to recover on any claims against or transfers made to Agent and/or Lenders, or (iii) seeking to prevent, hinder or delay Agent and/or Lenders from enforcing or realizing upon any of the Collateral.

9.2.24.   Consent to Amendment of DIP Orders. Credit Parties shall not seek to amend, supplement or modify any of the terms of the Interim Order or the Final Order, unless the consent of Agent for such amendment, supplement or modification has been obtained.

9.2.25.   Other Court Filings and Applications. Credit Parties shall not apply to the Court for authority to take any action that would constitute a Default or an Event of Default or permit any Debt or claim to be pari passu with or senior to any of the Obligations, except as provided by this Agreement or the DIP Orders.

9.3.       Financial Covenants. For so long as there are any Commitments outstanding and thereafter until payment in full of the Obligations, Credit Parties covenant that, unless otherwise consented to by the Required Lenders in writing, they shall:

9.3.1.    Days Payable Outstanding Test. Maintain, on a consolidated basis, a days payable outstanding test, measured on the last day of each calendar month, for the three calendar month period ended on the last day of such calendar month, of not greater than twenty-five (25) days. For purposes of this Section 9.3.1, “days payable outstanding test” shall mean, as of the date of measurement, the quotient of (I) total outstanding trade accounts payable of Borrowers, on a consolidated basis, as of such date of measurement divided by (II) the quotient of (a) total cost of goods sold for the Borrowers, on a consolidated basis, during the preceding three calendar month period divided by (b) the amount of days in such period.

9.3.2.    Days Sales Outstanding Test. Maintain, on a consolidated basis, a days sales outstanding test, measured on the last day of each calendar month, for the three calendar month period ended on the last day of such calendar month, of not greater than eighty-five (85) days. For purposes of this Section 9.3.2, “days sales outstanding test” shall mean, as of the date of measurement, the quotient of (I) the amount of Net Receivables of Borrowers, on a consolidated basis, as of such date of measurement divided by (II) the quotient of (a) total sales of Borrowers, on a consolidated basis, during the preceding three calendar month period divided by (b) the amount of days in such period.

9.3.3.    Minimum EBITDAR. Not permit EBITDAR to be less than the amounts set forth below for the corresponding periods set forth below as of the end of such period:

Period	Minimum EBITDAR
(i) Six Calendar Month Period ending March 31, 2006	(i) $9,700,000
(ii) Seven Calendar Month Period ending April 30, 2006	(ii) $10,400,000
(iii) Eight Calendar Month Period ending May 31, 2006	(iii) $11,200,000
(iv) Nine Calendar Month Period ending June 30, 2006	(iv) $12,200,000
(v) Ten Calendar Month Period ending July 31, 2006	(v) $13,400,000
(vi) Eleven Calendar Month Period ending August 31, 2006	(vi) $14,400,000

(vii) Twelve Calendar Month Period ending September 30, 2006	(vii) $15,600,000
(viii) Thirteen Calendar Month Period ending October 31, 2006	(viii) $18,200,000
(ix) Fourteen Calendar Month Period ending November 30, 2006	(ix) $20,700,000
(x) Fifteen Calendar Month Period ending December 31, 2006	(x) $23,200,000

9.3.4.    Cash Receipts. Achieve actual cash receipts (i) for the first calendar week in the Budget of at least 75% of projected cash receipts for the corresponding week in the Budget, (ii) in the aggregate for the first two calendar weeks in the Budget of at least 80% of the aggregate amount projected for the corresponding period in the Budget, (iii)  in the aggregate for the first three calendar weeks in the Budget of at least 85% of the aggregate amount projected for the corresponding period in the Budget, and (iv)  in the aggregate for the first four calendar weeks in the Budget and for each thereafter occurring trailing four calendar week period in the Budget on an aggregate basis of at least 90% of the aggregate amount projected for the corresponding period in the Budget.

9.3.5.    Cash Disbursements. Ensure that Borrowers’ aggregate actual cash disbursements shall equal the cash disbursements projected in the Budget (i) subject to an unfavorable variance of not more than 25% per line item for the first calendar week in the Budget, with the relevant per line items in Budget to be acceptable to Agent, and subject to an unfavorable variance of not more than 20% as to cash disbursements for all line items aggregated for the first calendar week in the Budget, (ii) subject to an unfavorable variance of not more than 20% per line item aggregated for the first two calendar weeks in the Budget, with the relevant per line items in the Budget to be acceptable to Agent, and subject to an unfavorable variance of not more than 15% as to cash disbursements for all line items aggregated for the first two calendar weeks in the Budget, (iii) subject to an unfavorable variance of not more than 15% per line item aggregated for the first three calendar weeks in the Budget, with the relevant per line items in the Budget to be acceptable to Agent, and subject to an unfavorable variance of not more than 10% as to cash disbursements for all line items aggregated for the first three calendar weeks in the Budget, and (iv) subject to an unfavorable variance of not more than 10% per line item aggregated for the first four calendar weeks in the Budget and for each thereafter occurring trailing four calendar week period in the Budget with the relevant per line items in the Budget to be acceptable to Agent, and subject to an unfavorable variance of not more than 5% as to the cash disbursements for all line items aggregated for the first four calendar weeks in the Budget and for each thereafter occurring trailing four calendar week period in the Budget; provided, however, aggregate cash disbursements for all line items shall be net of cash receipts from the Budget category entitled “Discontinued Operations/Other” to the extent cash receipts from such Budget category are in excess of cash disbursements from such Budget category.

9.4.	[Reserved].

9.5.       Additional Cash Collateral. Maintain Cash Collateral in the Cash Collateral Account in at least the amounts specified below during the corresponding period set forth below:

Period	Minimum Amount of Cash Collateral on Deposit in the Cash Collateral Account (in addition to amounts required pursuant to other Sections of this Agreement)
At all times prior to the 91st day after the commencement of the Chapter 11 Case	$20,000,000
At all times from and after the 91st day after the commencement of the Chapter 11 Case

The sum of:

(a)   the amount of Cash Collateral on deposit in the Cash Collateral Account pursuant to this Section 9.5 on the 90th day after commencement of Chapter 11 Case, plus $1,500,000, plus

(b)  the product of:

(i)$1,500,000 multiplied by

(ii)          the number of 30 consecutive days that have elapsed since the 91st day after the commencement of the Chapter 11 Case through the date as of which compliance with this requirement is being determined

(e.g., on the 121st day after the commencement of the Chapter 11 Case, the minimum amount of Cash Collateral that Borrowers must have on deposit in the Cash Collateral Account pursuant to this Section 9.5 would be the amount on deposit on the 90th day after commencement of the Chapter 11 Case plus $3,000,000).

SECTION 10.	CONDITIONS PRECEDENT

10.1.     Conditions Precedent to Initial Credit Extensions. Initial Lenders shall not be required to fund any Loan requested by Borrowers or otherwise extend credit to Borrowers and Agent shall not be obligated to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date and the DIP Facility shall not become effective, unless each of the following conditions has been satisfied:

10.1.1.   DIP Loan Documents. Each of the DIP Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto and in sufficient counterparts for each Lender) and accepted by Agent and Initial Lenders and each Credit Party shall be in compliance with all of the terms thereof.

10.1.2.   Availability. Agent shall have determined, and Initial Lenders shall be satisfied that, immediately after giving effect to the initial Revolver Loans to be made on the Closing Date and the Letters of Credit to be issued or deemed issued hereunder on the Closing Date, and Borrowers have paid (or made provision for payment of) all closing costs incurred in connection with the Commitments, (i) Availability is not less than $20,000,000 (in determining Availability at the Closing Date Agent shall be satisfied that all Pre-Petition accounts payable of Borrowers are being handled in the normal course of Borrowers’ business and consistent with Borrowers’ historical practice), and (ii) Borrowers shall have on hand unrestricted cash and Cash Equivalents of at least $7,500,000.

10.1.3.   Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the DIP Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, DIP Order, court order or agreement binding upon any Obligor.

10.1.4.   No Material Adverse Change. Except for the filing of the Chapter 11 Case and except as disclosed in Parent’s Forms 10-K and Forms 8-K that were published on EDGAR between December 1, 2005 and January 23, 2006, each filed with the SEC, no material adverse change in the assets, liabilities, business, financial condition, business prospects or results of operations of any Credit Party shall have occurred since November 30, 2005.

10.1.5.   Payment of Fees. Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

10.1.6.   LC Conditions. With respect to the issuance of any Letter of Credit on the Closing Date, each of the conditions listed at Section 1.2.3 is satisfied.

10.1.7.   Chubb Intercreditor. Agent shall be satisfied in its sole discretion that the Chubb Intercreditor will remain in effect during the Chapter 11 Case, including as to Pre-Petition collections and Post-Petition collections on Bonded Contracts, and the application and receipt of proceeds of Bonded Contracts bonded by Chubb shall continue in the same manner as occurred immediately prior to the date hereof, and in all events all proceeds of Bonded Contracts shall continue to be paid into the existing cash management system between Borrowers and Bank.

10.1.8.   Financial Statements. Agent and Lenders shall have received from Borrowers interim unaudited balance sheets of Parent and its Subsidiaries as of December 31, 2005, and the related unaudited Consolidated statements of income and cash flow, each satisfactory in form and substance to Agent in all respects.

10.1.9.   Interim Order. The Interim Order, in form and substance satisfactory to Agent, shall have been entered by the Court, shall be in full force and effect and shall not have been vacated, reversed, modified (other than with the consent of Agent), appealed or stayed in any respect.

10.1.10.             First Day Orders. All of the “first day orders” entered by the Court at the time of the Chapter 11 Case shall be in form and substance satisfactory to Agent.

10.1.11.             Order Regarding Depository Bank. Borrowers shall have obtained an order of the Court authorizing and directing Borrowers to maintain Bank as Borrowers’ principal depository bank, including for the maintenance of operating, administrative, cash management, collection activity and other deposit accounts for the conduct of Borrowers’ business.

10.1.12.             Sureties. As to each Surety (other than Chubb and Sure Tec) Agent shall be satisfied, in its sole discretion, that the priority and scope of the rights of such Surety in connection with the Chapter 11 Case and Borrowers, including, without limitation, such Surety’s rights as a Lien holder, subrogee, trust fund beneficiary, or otherwise under applicable law, and the application and receipt of proceeds of Bonded Contracts, is acceptable to Agent.

10.1.13.              Sure Tec Letter. Agent shall be satisfied in its sole discretion that the structure of any bonding services provided by Sure Tec to Borrowers shall continue to be as specified in the Sure Tec Letter.

10.1.14.             Other Documents. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed or recorded and shall be in form and substance reasonably satisfactory to Agent.

10.2.     Conditions Precedent to All Credit Extensions. Lenders shall not be required to fund any Loans, or otherwise extend credit to or for the benefit of Borrowers, and Agent shall not have the obligation to cause the Letter of Credit Issuer to issue any Letter of Credit, unless and until each of the following conditions has been and continues to be satisfied:

10.2.1.   No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

10.2.2.   Satisfaction of Conditions in Other DIP Loan Documents. Each of the conditions precedent set forth in any other DIP Loan Documents shall have been and shall remain satisfied.

10.2.3.   No Litigation. Other than the filing of the Chapter 11 Case, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other DIP Loan Documents or the consummation of the transactions contemplated hereby or thereby.

10.2.4.   No Material Adverse Effect. Except as set forth in Section 10.1.4, no event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

10.2.5.   Borrowing Base Certificate. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent.

10.2.6.   LC Conditions. With respect to the procurement of any Letter of Credit after the Closing Date, each of the conditions to Section 1.2.3 is satisfied.

10.2.7.   Fees and Expenses. Agent shall have received (for the benefit of itself and the Lenders) when due all fees and expenses payable to Agent and Lenders as set forth in this Agreement, the Pre-Petition Loan Documents or in the DIP Loan Documents, including, without limitation, the fees set forth in Section 2.2 hereof.

10.2.8.   Borrowing Base. The amount of the Revolver Loans, after giving effect to the requested Loan shall not exceed the lesser of (i) the Borrowing Base, or (ii) the aggregate amount of credit authorized by the Interim Order or the Final Order, as the case may be.

10.2.9.   DIP Orders. The Interim Order or the Final Order, as the case may be, in form and substance satisfactory to Agent, shall be in full force and effect and shall not have been vacated, reversed, modified (other than with the consent of Agent), appealed or stayed in any respect.

10.3.     Inapplicability of Conditions. None of the conditions precedent set forth in Sections 10.1 or 10.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to Agent pursuant to participations purchased in any Credit Support or issued Letters of Credit, (ii) each Lender to deposit with Agent such Lender’s Pro Rata share of a Borrowing in accordance with Section 3.1.2, (iii) each Lender to fund its Pro Rata share of a Revolver Loan to repay outstanding Settlement Loans to Agent as provided in Section 3.1.3(ii), (iv) each Lender to pay any amount payable to Agent or any other Lender pursuant to this Agreement or (v) Agent to pay any amount payable to any Lender pursuant to this Agreement.

10.4.     Limited Waiver of Conditions Precedent. If Lenders shall make any Loans or Letter of Credit Issuer shall issue any Letter of Credit or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan or issuance of such Letter of Credit shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 11.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

11.1.     Events of Default. The occurrence or existence of any one or more of the following events or conditions shall constitute an “Event of Default” (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of Section 12.9 hereof):

11.1.1.   Payment of Obligations. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

11.1.2.   Misrepresentations. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Credit Party or any other Obligor, whether made in or furnished in compliance with or in reference to any of the DIP Loan Documents, proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to Section 8.2 hereof.

11.1.3.   Breach of Specific Covenants. Any Credit Party or any other Obligor shall fail or neglect to perform, keep or observe any covenant contained in Sections 6.5, 7.1.1, 7.2.4, 7.2.5, 7.2.6, 7.5, 9.1.1, 9.1.3, 9.1.16, 9.1.17, 9.2 or 9.3 hereof on the date that such Credit Party or any other Obligor is required to perform, keep or observe such covenant.

11.1.4.   Breach of Other Covenants. Any Credit Party or any other Obligor shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 11.1 hereof) and the breach of such other covenant is not cured to Agent’s and the Required Lender’s satisfaction within 30 days after the sooner to occur of any Senior Officer’s receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Credit Party.

11.1.5.   Default Under Security Documents/Other Agreements. Any Credit Party or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

11.1.6.   Other Defaults. There shall occur any default or event of default on the part of any Credit Party or any Subsidiary under any agreement, document or instrument (excluding immaterial customer contracts) to which such Credit Party or such Subsidiary is a party or by which such Credit Party or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt of Borrower (other than the Obligations, the Senior Convertible Notes or the Senior Subordinated Notes) in excess of $500,000 and any grace period applicable to such default or event of default shall have expired if the payment or maturity of such Debt may be accelerated in consequence of such event of default or demand for payment of such Debt may be made.

11.1.7.   Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $50,000.

11.1.8.   Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect.

11.1.9.   Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of any material portion of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

11.1.10.             ERISA. A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Credit Party, any Subsidiary or any Obligor is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from such Borrower’s, such Subsidiary’s or such Obligor’s complete or partial withdrawal from such Plan, each of which could reasonably be expected to result in a Material Adverse Effect.

11.1.11.             Challenge to DIP Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the DIP Loan Documents or the Pre-Petition Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent; or any of the DIP Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agent and Lenders in accordance with the terms thereof; or any Liens in any of the Collateral granted under or ratified or reaffirmed by the DIP Loan Documents or the DIP Orders shall be determined by a court of competent jurisdiction to be voidable, invalid or unperfected, or subordinated or not given the priority contemplated by this Agreement; or any Revolver Loans or other extensions of credit made hereunder by Agent and Lenders do not have the priority provided for in Section 1.4 hereof.

11.1.12.             Judgment. One or more judgments or orders for the payment of money on Post-Petition obligations in an amount that exceeds, individually or in the aggregate, $500,000 shall be entered against any Credit Party or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order on Post-Petition obligations or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order on Post-Petition Obligations, by reason of a pending appeal or otherwise, shall not be in effect.

11.1.13.             Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor’s liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly, after receipt of Agent’s written request therefor, such Guarantor’s ongoing liability under the Guaranty in accordance with the terms thereof.

11.1.14.             Criminal Forfeiture. Any Obligor shall be convicted under any criminal law that could lead to a forfeiture of any Property of such Obligor.

11.1.15.             Modification of Senior Subordinated Notes or Senior Convertible Notes. (i) Any modification shall be made to the subordination provisions or economic terms of the Senior Subordinated Notes or either Senior Subordinated Note Indenture or any other Subordinated Debt without the prior written consent of the Required Lenders; or (ii) any modification shall be made to the economic terms of the Senior Convertible Note or Senior Convertible Note Indenture.

11.1.16.             Default under Chubb Agreements. There shall occur any default or event of default under any of the Chubb Agreements (other than any bankruptcy-related defaults or cross-defaults arising from Debt incurred Pre-Petition) and, as a result thereof, Chubb has ceased issuing Surety Bonds on behalf of any Credit Party, or has made demand on any Credit Party for performance thereunder or has otherwise commenced exercising any remedies thereunder (including, without limitation, attempting to segregate funds as to its Surety Collateral), or any unreimbursed claim is made on Chubb related to any Bonded Contract against the issuer of any Surety Bond.

11.1.17.             Motion to Obtain Additional Financing. The filing of support (directly or indirectly) by Borrowers in the Chapter 11 Case (i) to obtain additional financing (other than financings secured exclusively by Excluded Collateral) from a party other than Agent and Lenders under Section 364(d) of the Bankruptcy Code unless the proceeds from such financing are immediately used to finally and indefeasibly pay in full in cash all outstanding obligations and liabilities of Borrowers under the DIP Facility (including without limitation the Obligations) and all Commitments of Agent and Lenders under the DIP Facility are terminated and all Letters of Credit are terminated or otherwise discharged or indemnified against in such manner and to such extent as is satisfactory to Agent in the good faith exercise of its credit judgment or (ii) to use cash collateral of Agent and Lenders under Section 363(c) of the Bankruptcy Code other than as required in Section 9.1.21.

11.1.18.             Appointment of Trustee. A trustee shall be appointed in the Chapter 11 Case or a responsible officer or an examiner with expanded powers shall be appointed in the Chapter 11 Case (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code and the order appointing such trustee, responsible officer, or examiner shall not have been stayed, reversed or vacated within thirty (30) days after the entry thereof; Borrowers shall file any motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, any DIP Order or, without Agent’s prior written consent, the Court shall enter an order terminating Borrowers’ right to use “cash collateral” under Section 363 of the Bankruptcy Code; the Court shall grant in the Chapter 11 Case super-priority claim status pursuant to Section 364(c)(1) of the Bankruptcy Code to any Person other than to Agent on behalf of Lenders or to any Surety with respect to any Post-Petition financing provided by such Surety pursuant to a Post-Petition bonding program acceptable to Agent; or any Credit Party shall challenge the validity, extent, priority or enforceability of any of the Pre-Petition Loan Documents or Pre-Petition Debt.

11.1.19.             Dismissal of Chapter 11 Case. The dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code.

11.1.20.             Order Modifying Automatic Stay. The entry of an Order by the Court granting relief from or modifying the Automatic Stay (i) to allow any creditor (other than Agent on behalf of Lenders) to execute upon or enforce a Lien on any Collateral, or (ii) with respect to any Lien of or to permit the granting of any Lien on any Collateral to any State or local environmental or regulatory agency or authority.

11.1.21.             Avoidance of Liens. The commencement of a suit or action against Agent or any Lender that asserts, by or on behalf of Borrowers, the Environmental Protection Agency, or any state environmental protection or health and safety agency, any claim or legal or equitable remedy which seeks the avoidance or subordination of the Post-Petition claim or Post-Petition Lien of Lenders; or the commencement of a suit or action against Agent or any Lender that asserts, by or on behalf of Borrower, the Environmental Protection Agency, or any state environmental protection or health and safety agency any claim or legal or equitable remedy which seeks the avoidance or subordination of the Pre-Petition claim or Pre-Petition Lien of Agent or Lenders.

11.1.22.             Modification of DIP Order. The modification of any of the DIP Orders without the consent of Agent.

11.1.23.             Unauthorized Payments. Borrowers shall make any payment on account of Debt, or on account of any interest, principal, premium or otherwise, or Borrowers shall make any other disbursement, except (i) as expressly permitted by this Agreement or by the DIP Orders, or (ii) as set forth in the Budget.

11.1.24.             Dissolution. Any Credit Party shall file a certificate of dissolution under applicable state law or be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; provided, however, the foregoing shall not apply to the commencement and continuation of the Chapter 11 Case.

11.2.     Acceleration of the Obligations; Termination of Commitments. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement; upon or at any time after the occurrence of an Event of Default and for so long as such Event of Default shall exist, (a) Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (i) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the DIP Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Credit Party expressly waives), forthwith due and payable and Credit Parties shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys’ fees and expenses if such principal and interest are collected by or through an attorney-at-law, and (ii) terminate the Commitments, (b) Borrowers shall not be entitled to use of any cash collateral under Section 363 of the Bankruptcy Code (except upon further Court approval and the Agent and Lenders receiving all adequate protection to which they are entitled), and (c) Agent and Lenders shall be entitled to an emergency hearing upon three (3) days notice with respect to relief from the automatic stay provided for by Section 362 of the Bankruptcy Code to allow Agent and Lenders to enforce their security interests and Liens granted under this Agreement or provided for in the DIP Orders with respect to the Collateral, to take all other action and exercise all other remedies under this Agreement and applicable law which may be deemed necessary or appropriate by the Agent to collect any of the Post-Petition Debt and to proceed against or realize upon all or any portion of the Collateral as if this Chapter 11 Case or any superseding cases under Chapter 7 were not pending.

11.3.     Other Remedies. Subject to the entry of an order modifying or lifting the Automatic Stay by the Court, upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) exercise from time to time the following rights and remedies (without prejudice to the rights of Agent or any Lender to enforce its claim against any or all Obligors):

11.3.1.   All of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the DIP Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other DIP Loan Documents, and none of which shall be exclusive.

11.3.2.   The right to collect all amounts at any time payable to a Credit Party from any Account Debtor or other Person at any time indebted to such Credit Party.

11.3.3.   The right to take immediate possession of any of the Collateral, and to (i) require Credit Parties to assemble the Collateral, at Borrowers’ expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of a Credit Party, then such Credit Party agrees not to charge Agent for storage thereof).

11.3.4.   The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each Credit Party agrees that any requirement of notice to Credit Parties or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Credit Party’s or any other Obligor’s premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent, second to interest accrued with respect to any of the Obligations; and third, to the principal balance of the Obligations. If any deficiency shall arise, Obligors shall remain jointly and severally liable to Agent and Lenders therefor.

11.3.5.   The right to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

11.3.6.   The right to exercise all of Agent’s rights and remedies under the Mortgage with respect to any Real Estate.

11.3.7.   The right to require Borrowers to deposit with Agent funds equal to the LC Outstandings and, if Borrowers fail promptly to make such deposit, Agent may (and shall upon the direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Agent as a reserve to fund future payments on any Credit Support and the Letters of Credits. At such time as the Credit Support has been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrowers.

Agent is hereby irrevocably granted a license or other right to use, without charge, any and all of each Credit Party’s Intellectual Property and all of each Credit Party’s computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Credit Party’s rights under all licenses and all franchise agreements shall inure to Agent’s benefit.

If, following the entry of the DIP Order, an Event of Default has occurred and is continuing, Borrowers hereby irrevocably waive any right they may have to use cash collateral under Section 363 of the Bankruptcy Code without Agent’s express written consent, unless further Court approval is obtained and Agent and Lenders receive all adequate protection to which they are entitled (as determined by the Court).

11.4.     Setoff. In addition to any Liens granted under any of the DIP Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Credit Parties at any time, without notice except as required by the DIP Orders, to Credit Parties or any other Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured) and any other Debt at any time held or owing by Agent, such Lender or any of their Affiliates to or for the credit or the account of any Credit Party against and on account of the Obligations of Credit Parties arising under the DIP Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and LC Outstandings and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder, (ii) Agent, at the request or with the consent of the Required Lenders shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by Section 12.5.

11.5.	Remedies Cumulative; No Waiver.

11.5.1.   All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Credit Parties contained in this Agreement and the other DIP Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty given to Agent or any Lender or contained in any other agreement between Agent or any Lender and any or all Credit Parties, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Credit Parties herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other DIP Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

11.5.2.   The failure or delay of Agent or any Lender to require strict performance by Credit Parties of any provision of any of the DIP Loan Documents or to exercise or enforce any rights, Liens, powers, or remedies under any of the DIP Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Credit Parties to Agent and Lenders shall have been finally and indefeasibly paid in full in cash and all Commitments of Agent and Lenders under the DIP Facility terminated (including, in the case of Letters of Credit, terminated or otherwise discharged or indemnified against in such manner and to such extent as is satisfactory to Agent in the good faith exercise of its credit judgment). None of the undertakings, agreements, warranties, covenants and representations of Credit Parties contained in this Agreement or any of the other DIP Loan Documents and no Event of Default by any Credit Party under this Agreement or any other DIP Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Credit Parties.

11.5.3.   If Agent or any Lender shall accept performance by a Borrower, in whole or in part, of any obligation that a Credit Party is required by any of the DIP Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the DIP Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent’s or Lender’s acceptance of such performance by a Credit Party or Agent’s or Lender’s exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 12.	AGENT
12.1.	Appointment, Authority and Duties of Agent.

12.1.1.   Each Lender hereby irrevocably appoints and designates Agent as Agent to act as herein specified. Agent may, and each Lender shall be deemed irrevocably to have authorized Agent to, enter into all DIP Loan Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by any Borrower, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this Section 12, to exercise such rights and powers under this Agreement and the other DIP Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other DIP Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other DIP Loan Documents; (b) execute and deliver as Agent each Loan Document and accept delivery of each such agreement delivered by any or all Borrowers or any other Obligor; (c) act as collateral agent for Lenders for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents with respect to all material items of the Collateral and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to a Credit Party’s Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the DIP Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender’s participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts or Eligible Inventory (basing such determination in each case upon the meanings given to such terms in Appendix A), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

12.1.2.   Agent (which term, as used in this sentence, shall include reference to Agent’s officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent’s Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other DIP Loan Documents or (b) be required to take, initiate or conduct any litigation, foreclosure or collection proceedings hereunder or under any of the other DIP Loan Documents except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent of any right hereunder shall not imply a duty on Agent’s part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

12.1.3.   Agent may perform any of its duties by or through its agents and employees and may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Credit Parties shall promptly (and in any event, on demand) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other DIP Loan Documents or in the execution of any of Agent’s duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, on demand, such Lender’s Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Credit Parties to Agent.

12.1.4.   The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other DIP Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other DIP Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders;

and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the DIP Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent’s own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the DIP Loan Documents or that would in its opinion subject it or any of its officers, employees or directors to personal liability; provided, however, that if Agent shall fail or refuse to take action that is not contrary to Applicable Law or to any of the terms of any of the DIP Loan Documents even if such action in Agent’s opinion would subject it to potential liability, the Required Lenders may remove Agent and appoint a successor Agent in the same manner and with the same effect as is provided in this Agreement with respect to Agent’s resignation.

12.1.5.   Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor (but only if and to the extent such Obligor is not required by the terms of the DIP Loan Documents to supply such information directly to Lenders) and (ii) copies of the results of any field audits by Agent with respect to Borrowers. Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of any Credit Party or the Collateral, unless such error or omission was the direct result of Agent’s willful misconduct.

12.2.     Agreements Regarding Collateral. Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien upon any Collateral (i) upon the termination of the Commitments and payment or satisfaction of all of the Obligations or (ii) constituting Equipment sold or disposed of in accordance with the terms of this Agreement if Borrowers certify to Agent that the disposition is made in compliance with the terms of this Agreement (and Agent may rely conclusively on any such certificate, without further inquiry) or (iii) if approved or ratified by the Required Lenders. Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by a Credit Party or is cared for, protected or insured or has been encumbered, or that Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

12.3.     Reliance By Agent. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any of the other DIP Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

12.4.     Action Upon Default. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or any or all Borrowers specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other DIP Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other

Lenders in writing. As provided in Section 12.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other DIP Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the DIP Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders. Notwithstanding anything to the contrary set forth in this Section 12.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

12.5.     Ratable Sharing. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Credit Parties hereunder (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Credit Party agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 12.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Credit Parties in the amount of such participation.

12.6.	Indemnification of Agent.

12.6.1.   Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Credit Parties under this Agreement, but without limiting the indemnification obligation of Credit Parties under this Agreement), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other DIP Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Credit Parties are obligated to pay under Section 14.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

12.6.2.   Without limiting the generality of the foregoing provisions of this Section 12.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from any Credit Party or any other Obligor as the result of any transaction under the DIP Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender’s Pro Rata share.

12.6.3.   Without limiting the generality of the foregoing provisions of this Section 12.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the DIP Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the DIP Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender’s Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys’ fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent’s discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

12.7.     Limitation on Responsibilities of Agent. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under Section 12.6 hereof against any and all Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders (or any Lender’s participants) for any action taken or omitted to be taken under or in connection with this Agreement or the other DIP Loan Documents except as a result of actual gross negligence or willful misconduct on the part of Agent. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other DIP Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to the Loans, the Collateral, the DIP Loan Documents or any Obligor. Neither Agent nor any of its officers, directors, agents, attorneys or employees shall be responsible to Lenders, and no Lender nor any of its officers, directors, employees, attorneys or agents shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the DIP Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of, any of the DIP Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account

Debtor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the DIP Loan Documents or the satisfaction of any conditions precedent contained in any of the DIP Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

12.8.	Successor Agent and Co-Agents.

12.8.1.   Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrowers. Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $100,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to Borrowers (and for purposes hereof, any successor to Agent shall be deemed acceptable to Borrowers). Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 12 (including the provisions of Section 12.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of Agent shall continue to be Agent hereunder unless such successor shall resign in accordance with the provisions hereof.

12.8.2.   It is the purpose of this Agreement that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. It is recognized that, in case of litigation under any of the DIP Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the DIP Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the DIP Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the DIP Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

12.9.	Consents, Amendments and Waivers; Out-of-Formula Loans.

12.9.1.   No amendment or modification of any provision of this Agreement shall be effective without the prior written agreement of the Required Lenders and Borrowers, and no waiver of any Default or Event of Default shall be effective without the prior written consent of the Required Lenders; provided, however, that, (i) without the prior written consent of Agent no amendment or waiver shall be effective with respect to any provision of any of the DIP Loan Documents (including this Section 12) to the extent such provision relates to the rights, remedies, duties or immunities of Agent; (ii) without the prior written consent of Agent, no amendment to the provisions of Sections 1.2 or 3.1.3 shall be effective; (iii) without the prior written consent of all Lenders, no waiver of any Default or Event of Default shall be effective if the Default or Event of Default relates to Borrowers’ failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth in this Section 12.9.1; and (iv) the written agreement of all Lenders (except a defaulting Lender as provided in Section 3.2 of this Agreement) shall be required to effectuate any amendment, modification or waiver that would (a) alter the provisions of Sections 2.2, 2.4, 2.6, 2.7, 2.8, 2.9, 4.6, 4.7, 4.9, 4.10, 5.1, 12, 13, 14.2, 14.3 or 14.14,(b) amend the definitions of “Pro Rata,” “Required Lenders,” “Availability Reserve,” “Borrowing Base” (and the other defined terms used in such definitions) or if the effect would be to increase the amount of Availability, any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the DIP Loan Documents regarding the Pro Rata treatment or obligations of Lenders, (c) increase or otherwise modify any of the Commitments (other than to reduce proportionately each Lender’s Commitment in connection with any overall reduction in the amount of the Commitments), (d) alter or amend (other than to increase) the rate of interest payable in respect of the Loans (except as may be expressly authorized by the DIP Loan Documents or as may be necessary, in Agent’s judgment, to comply with Applicable Law), (e) waive or agree to defer collection of any fee, termination charge or other charge provided for under any of the DIP Loan Documents (except to the extent that the Required Lenders agree after and during the continuance of any Event of Default to a waiver or deferral of any termination charge provided for in Section 5.2.3 hereof) or the unused line fee in Section 2.2.3 hereof, (f) subordinate the payment of any of the Obligations to any other Debt or the priority of any Liens granted to Agent under any of the DIP Loan Documents to Liens granted to any other Person, except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, (g) alter the time or amount of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), (h) forgive any of the Obligations, except any portion of the Obligations held by a Lender who consents in writing to such forgiveness, or (i) release any Obligor from liability for any of the Obligations. No Lender shall be authorized to amend or modify any Note held by it, unless such amendment or modification is consented to in writing by all Lenders; provided, however, that the foregoing shall not be construed to prohibit an amendment or modification to any provision of this Agreement that may be effected pursuant to this Section 12.9.1 by agreement of Borrowers and the Required Lenders even though such an amendment or modification results in an amendment or modification of the Notes by virtue of the incorporation by reference in each of the Notes of this Agreement. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

12.9.2.   In connection with any proposed amendment to any of the DIP Loan Documents or waiver of any of the terms thereof or any Default or Event of Default thereunder, no Borrower shall solicit, request or negotiate for or with respect to any such proposed amendment or waiver of any of the provisions of this Agreement or any of the other DIP Loan Documents unless each Lender shall be informed thereof by Borrowers or Agent (to the extent known by Agent) and shall be afforded an opportunity of considering the same and supplied by Borrowers with sufficient information to enable it to make an informed decision with respect thereto. No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other DIP Loan Documents unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders.

12.9.3.   Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in Section 1.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 15 consecutive days, following which no Out-of-Formula Condition exists for at least 15 consecutive days before another Out-of-Formula Condition exists, (ii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $2,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $1,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days. In no event shall Borrowers or any other Obligor be deemed to be a beneficiary of this Section 12.9.3 or authorized to enforce any of the provisions of this Section 12.9.3.

12.10.   Due Diligence and Non-Reliance. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Outstandings pursuant to Section 1.3.2 hereof, and each Lender has made such inquiries concerning the DIP Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other DIP Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the DIP Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other DIP Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent’s Affiliates.

12.11.   Representations and Warranties of Lenders. By its execution of this Agreement, each Lender hereby represents and warrants to each Credit Party and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other DIP Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other DIP Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents.

12.12.   The Required Lenders. As to any provisions of this Agreement or the other DIP Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender had joined therein. Notwithstanding anything to the contrary contained in this Agreement, Credit Parties shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Credit Parties are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

12.13.   Several Obligations. The obligations and commitments of each Lender under this Agreement and the other DIP Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the DIP Loan Documents, such liability shall be shared, as among Lenders, Pro Rata according to the respective Commitments of Lenders.

12.14.   Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other DIP Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Credit Party or any other Obligor, or any affiliate of a Credit Party or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders.

12.15.   Third Party Beneficiaries. This Section 12 is not intended to confer any rights or benefits upon any Credit Party or any other Person except Lenders and Agent, and no Person (including any or all Credit Parties) other than Lenders and Agent shall have any right to enforce any of the provisions of this Section 12 except as expressly provided in Section 12.17 hereof. As between Credit Parties and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the DIP Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

12.16.   Notice of Transfer. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

12.17.   Replacement of Certain Lenders. If a Lender (“Affected Lender”) shall have (i) failed to fund its Pro Rata share of any Revolver Loan requested (or deemed requested) by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under Section 2.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), or (iii) delivered a notice pursuant to Section 2.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by a Borrower and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender’s rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Section 13 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Revolver Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this Section 12.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the DIP Loan Documents (except as provided in Section 12.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any commitment to make Loans or purchase participations in LC Outstandings.

12.18.	Remittance of Payments and Collections.

12.18.1.             All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 12:00 noon on such Business Day, then payment shall be made by 12:00 noon on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent’s receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 1:00 p.m., Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

12.18.2.             With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

12.18.3.             If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other DIP Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other DIP Loan Documents, Agent shall not be required to distribute such amount to any Lender.

SECTION 13.	BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

13.1.     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Credit Parties, Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to Section 12.8 hereof), except that (i) no Credit Party shall have the right to assign its rights or delegate performance of any of its obligations under any of the DIP Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 13.3 hereof. Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 13.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the DIP Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

13.2.	Participations.

13.2.1.   Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a “Participant”) participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the DIP Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the DIP Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any Note for all purposes under the DIP Loan Documents, all amounts payable by Credit Parties under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Credit Parties and Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the DIP Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers and the other Lenders.

13.2.2.   Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the DIP Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Revolver Loan or Commitment, or releases from liability any Credit Party or releases any substantial portion of any of the Collateral.

13.2.3.   Benefit of Set-Off. Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in Section 11.4 hereof in respect of its participating interest in amounts owing under the DIP Loan Documents to the same extent and subject to the same requirements under this Agreement (including Section 12.5) as if the amount of its participating interest were owing directly to it as a Lender under the DIP Loan Documents, provided that each Lender shall retain the right of set-off provided in Section 11.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in Section 11.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with Section 12.5 hereof as if each Participant were a Lender.

13.2.4.   Notices. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the DIP Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant of any other Lender. Without limiting the generality of the foregoing, neither Agent nor any Lender shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

13.3.	Assignments.

13.3.1.   Permitted Assignments. Subject to its giving at least 2 Business Days notice to Agent and Borrowers, any Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the DIP Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender’s rights and obligations under the DIP Loan Documents with respect to the Loans and the LC Outstandings and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its sole discretion) and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender’s rights and obligations under the DIP Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000 (unless otherwise agreed by Agent in its sole discretion); and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. The consent of Agent shall be required prior to an assignment becoming effective with respect to an Eligible Assignee that is not a Lender or an Affiliate of a Lender. Nothing contained herein shall limit in any way the right of Lenders to assign (i) to any Eligible Assignee all of their rights and obligations under the DIP Loan Documents or (ii) all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, provided that in the case of this clause (ii) any payment in respect of such assigned Loans made by Borrowers to the assigning Lender in accordance with the terms of this Agreement shall satisfy Borrowers’ obligations hereunder in respect of such assigned Loans to the extent of such payment, but no such assignment shall release the assigning Lender from its obligations hereunder.

13.3.2.   Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as Exhibit H hereto, together with any consents required by Section 13.3.1, and (ii) payment of a $5,000 fee to the Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of the Lender under the DIP Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Credit Parties, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Upon the consummation of any assignment to an Eligible Assignee pursuant to this Section 13.3.2, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement

Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to Section 13.3.1 hereof, such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, and each Eligible Assignee to which such transferor shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it.

13.3.3.   Dissemination of Information. Each Credit Party authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the DIP Loan Documents by operation of law (each a “Transferee”), and any prospective Transferee, any and all information in Agent’s or such Lender’s possession concerning each Credit Party, the Subsidiaries of each Credit Party or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

SECTION 14.	MISCELLANEOUS

14.1.     Power of Attorney. Each Credit Party hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Credit Party’s true and lawful attorney (and agent-in-fact) and Agent, or Agent’s designee, may, without notice to such Credit Party and in either such Credit Party’s or Agent’s name, but at the cost and expense of Borrowers:

14.1.1.   At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Credit Party’s name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent’s control.

14.1.2.   At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Credit Party’s rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Credit Party’s name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Credit Party and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Credit Party upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Agent on account of the Obligations; (viii) endorse the name of such Credit Party upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Credit Party’s stationery and sign the name of such Credit Party to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment or any other Collateral; (xi) make and adjust claims under policies of insurance; (xii) sign the name of such Credit Party on any proof of claim in bankruptcy against Account Debtors and on notices of Liens, claims of mechanic’s Liens or assignments or releases of mechanic’s Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker’s acceptance of which such Credit Party is a beneficiary; and

(xiv) do all other acts and things necessary, in Agent’s determination, to fulfill such Credit Party’s obligations under this Agreement.

14.2.     General Indemnity. Each Credit Party hereby agrees to indemnify and defend the Indemnitees and to hold the Indemnitees harmless from and against any Claim ever suffered or incurred by any of the Indemnitees arising out of or related to this Agreement or any of the other DIP Loan Documents, the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other DIP Loan Documents, or as a result of any Credit Party’s failure to observe, perform or discharge any of its duties hereunder. Each Credit Party shall also indemnify and defend the Indemnitees against and save the Indemnitees harmless from all Claims of any Person arising out of, related to or with respect to any transactions entered into pursuant to this Agreement or Agent’s Lien upon the Collateral. Without limiting the generality of the foregoing, this indemnity shall extend to any Claims asserted against or incurred by any of the Indemnitees by any Person under any Environmental Laws or similar laws by reason of any Credit Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including, any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other DIP Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Credit Parties will pay (or will promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Claims incurred by any of the Indemnitees as a direct and proximate result of their own gross negligence or willful misconduct or that arise out of any disputes arising solely between or among Agent and any Lender.

14.3.     Survival of All Indemnities. Notwithstanding anything to the contrary in this Agreement or any of the other DIP Loan Documents, the obligation of each Credit Party and each Lender with respect to each indemnity given by it in this Agreement, whether given by such Credit Party to Agent Indemnitees, Lender Indemnitees or Agent Indemnitees or by any Lender to any Agent Indemnitees or Agent Indemnitees, shall survive the payment in full of the Obligations and the termination of any of the Commitments.

14.4.     Modification of Agreement. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Agent and Lenders (or, where otherwise expressly allowed by Section 12 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment of any of the provisions of Sections 1.2.8, 3.1.3, 4.6, or 12 (other than Section 12.17) or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Credit Parties.

14.5.     Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

14.6.     Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other DIP Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in the Syndication Letter, or any of the other DIP Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other DIP Loan Documents, the provision contained in this Agreement shall govern and control.

14.7.     Execution in Counterparts. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

14.8.     Consent. Whenever Agent’s, Lenders’ or Required Lenders’ consent is required to be obtained under this Agreement or any of the other DIP Loan Documents as a condition to any action, inaction, condition or event, Agent and each Lender shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

14.9.     Notices. All notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or, in the case of facsimile transmission, when received (if on a Business Day and, if not received on a Business Day, then on the next Business Day after receipt) at the office where the noticed party’s telecopier is located, in each case addressed to the noticed party at the address shown for such party on the signature page hereof or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the Assignment and Acceptance by which such Person became a Lender. Notwithstanding the foregoing, no notice to or upon Agent pursuant to Sections 1.2, 2.1.2, 3.1 or 5.2.2 shall be effective until after actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

14.10.   Performance of Credit Parties’ Obligations. If any Borrower shall fail to discharge any covenant, duty or obligation hereunder or under any of the other DIP Loan Documents, Agent may, in its sole discretion at any time or from time to time, for Credit Parties’ account and at Borrowers’ expense, pay any amount or do any act required of Credit Parties hereunder or under any of the other DIP Loan Documents or otherwise lawfully requested by Agent to enforce any of the DIP Loan Documents or Obligations, preserve, protect, insure or maintain any of the Collateral, or preserve, defend, protect or maintain the validity or priority of Agent’s Liens in any of the Collateral, including the payment of any judgment against any Credit Party, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, or any other Lien upon or with respect to any of the Collateral. All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Borrowers on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to proceed thereafter as provided herein or in any of the other DIP Loan Documents.

14.11.   Credit Inquiries. Each Credit Party hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Credit Party or any Subsidiaries.

14.12.   Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

14.13.   Indulgences Not Waivers. Agent’s or any Lender’s failure at any time or times hereafter, to require strict performance by Credit Parties of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.

14.14.   Entire Agreement; Appendix A, Exhibits and Schedules. This Agreement and the other DIP Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. Appendix A, each of the Exhibits and each of the Schedules attached hereto are incorporated into this Agreement and by this reference made a part hereof.

14.15.   Interpretation. No provision of this Agreement or any of the other DIP Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have, structured, drafted or dictated such provision.

14.16.   Obligations of Lenders Several. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other DIP Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

14.17.   Confidentiality. Agent and Lenders each agrees to exercise reasonable efforts (and, in any event, with at least the same degree of care as it ordinarily exercises with respect to confidential information of its other customers) to keep any confidential information that is delivered or made available by Borrowers to it and that is marked confidential, including information made available to Agent or any Lender in connection with a visit or investigation by any Person contemplated in Section 9.1.1 hereof, confidential from any Person other than their respective Affiliates and individuals employed or retained by Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral (including any of their respective legal counsel, auditors or other professional advisors); provided, however, that nothing herein shall prevent Agent or any Lender from disclosing such confidential information (i) to any party to this Agreement from time to time or any Participant, (ii) pursuant the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over Agent or such Lender, (iv) which has been publicly disclosed other than by an act or omission of Agent or any Lender except as permitted herein, (v) to the extent reasonably required in connection with any litigation (with respect to any of the DIP Loan Documents or any of the transactions contemplated thereby) to which Agent, any Lender or their respective Affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedies hereunder, (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of a Lender’s rights hereunder so long as such Transferee has agreed in writing to be bound by the provisions of this Section, and (viii) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender’s portfolio in connection with ratings issued with respect to such Lender.

14.18.   Governing Law; Consent to Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Dallas, Texas. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas; provided, however, that if any of the Collateral shall be located in any jurisdiction other than Texas, the laws of such jurisdiction shall govern the method, manner and procedure for foreclosure of Agent’s Lien upon such Collateral and the enforcement of Agent’s other remedies in respect of such Collateral to the extent that the laws of such jurisdiction are different from or inconsistent with the laws of the State of Texas. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of any Borrower, any Lender or Agent, each Credit Party hereby consents and agrees that any U.S. Federal or Texas State Court sitting in Dallas, Texas shall have jurisdiction to hear and determine any claims or disputes among any or all of the Credit Parties, Agent and Lenders pertaining to this Agreement or to any matter arising out of or related to this Agreement. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such Court, and each Credit Party hereby waives any objection which such Credit Party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such Court. Each Credit Party hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by certified mail addressed to such Credit Party at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of such Credit Party’s actual receipt thereof or 3 days after deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Agent to serve legal process in any other manner permitted by law, or to preclude the enforcement by Agent of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

14.19.   Waivers by Credit Parties. To the fullest extent permitted by Applicable Law, each Credit Party waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the DIP Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Credit Party may in any way be liable and hereby ratifies and confirms whatever Agent may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of Agent’s remedies; (iv) the benefit of all valuation, appraisement and exemption laws; and (v) notice of acceptance hereof. Each Credit Party acknowledges that the foregoing waivers are a material inducement to Agent’s and Lender’s entering into this Agreement and that Agent and Lenders are relying upon the foregoing waivers in its future dealings with Borrowers. Each Credit Party warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

14.20.   No Further Agreements. THIS WRITTEN AGREEMENT AND THE DIP LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS AMONG THE PARTIES.

14.21.   Senior Indebtedness. Each Credit Party hereby designates that the Obligations constitute “Senior Indebtedness” and “Designated Senior Indebtedness” under and for the purposes of the Senior Subordinated Notes Indenture relating to the Senior Subordinated Notes.

14.22.   DIP Orders Control. This Agreement and the other DIP Loan Documents are each subject to the terms and provisions contained in the DIP Orders to the same extent and effect as if the DIP Orders were fully set forth herein and therein; and in the event that any term or provision of this Agreement or any other DIP Loan Document conflicts or is inconsistent with any term or provision of any DIP Order, the term or provision of the applicable DIP Order shall control and be given effect.

14.23.   Submission of DIP Orders. The Interim Order, if entered, the Final Order and all other orders of the Court authorizing or affecting any aspect of the DIP Facility and all related motions and pleadings seeking to modify, amend or otherwise affect the Interim Order or the Final Order filed on behalf of Borrowers, shall (a) first be submitted to Agent, and its counsel, (b) be in form and substance acceptable to Agent, and its counsel, at its option, and (c) not be modified without the prior written consent of Agent or consent given in open court.

SECTION 15.	Guaranty

15.1.     Guaranty. Each Guarantor (other than those that have delivered a separate Guaranty; each to be referred to in this Article XV as a Guarantor and collectively as the Guarantors) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Lenders the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses including, without limitation, all court costs and attorneys' and paralegals' fees (including allocated costs of in-house counsel and paralegals) and expenses paid or incurred by the Agent, the Letter of Credit Issuer and the Lenders in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, any Borrower, any Guarantor or any other guarantor of all or any part of the Obligations (such costs and expenses, together with the Obligations, collectively the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

15.2.     Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require the Agent, the LC Issuer or any Lender to sue any Borrower, any Guarantor, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations, or otherwise to enforce its payment against any collateral securing all or any part of the Guaranteed Obligations.

15.3.	No Discharge or Diminishment of Guaranty.

(i)         Except as otherwise provided for herein and to the extent provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including:

(a)  any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise;

(b)  any change in the corporate existence, structure or ownership of any Borrower or any other guarantor of or other person liable for any of the Guaranteed Obligations;

(c)  any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations, or their assets or any resulting release or discharge of any obligation of any Borrower, any Guarantor, or any other guarantor of or other person liable for any of the Guaranteed Obligations; or

(d)  the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Borrower, any Guarantor, any other guarantor of the Guaranteed Obligations, the Agent, the Letter of Credit Issuer, any Lender, or any other person, whether in connection herewith or in any unrelated transactions.

(ii)         The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Borrower, any Guarantor or any other guarantor of or other person liable for any of the Guaranteed Obligations, of the Guaranteed Obligations or any part thereof.

(iii)        Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by:

(a)  the failure of the Agent, the Letter of Credit Issuer or any Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations;

(b)  any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations;

(c)  any release, non-perfection, or invalidity of any indirect or direct security for the obligations of any Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other person liable for any of the Guaranteed Obligations;

(iv)        any action or failure to act by the Agent, the Letter of Credit Issuer or any Lender with respect to any collateral securing any part of the Guaranteed Obligations; and

(v)        any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of the Guaranteed Obligations).

15.4.     Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Borrower or any Guarantor or the unenforceability of all or any part of the Guaranteed Obligations from any cause, or the cessation from any cause of the liability of any Borrower or any Guarantor, other than the indefeasible payment in full in cash of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Borrower, any Guarantor, any other guarantor of any of the Guaranteed Obligations, or any other person. The Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any collateral securing all or a part of the Guaranteed Obligations, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Borrower, any Guarantor, any other guarantor or any other person liable on any part of the Guaranteed Obligations or exercise any other right or remedy available to it against any Borrower, any Guarantor, any other guarantor or any other person liable on any of the Guaranteed Obligations, without affecting or impairing in any way the liability of such Guarantor under this Guaranty except to the extent the Guaranteed Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against any Borrower, any other guarantor or any other person liable on any of the Guaranteed Obligations, as the case may be, or any security.

15.5.     Rights of Subrogation. No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Borrower, any Guarantor, any person liable on the Guaranteed Obligations, or any collateral, until the Credit Parties have fully performed all their obligations to the Agent, the Letter of Credit Issuer and the Lenders.

15.6.     Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, each Guarantor's obligations under this Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Agent, the LC Issuer and the Lenders are in possession of this Guaranty. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of any Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Agent.

15.7.     Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Guaranty, and agrees that neither the Agent, the Letter of Credit Issuer nor any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

15.8.     Termination. The Lenders may continue to make loans or extend credit to any Borrower based on this Guaranty until thirty days after the Agent receives written notice of termination from any Guarantor. Notwithstanding receipt of any such notice, each Guarantor will continue to be liable to the Lender for any Guaranteed Obligations created, assumed or committed to prior to the thirtieth day after receipt of the notice, and all subsequent renewals, extensions, modifications and amendments with respect to, or substitutions for, all or any part of that Guaranteed Obligations.

15.9.     Taxes. All payments of the Guaranteed Obligations will be made by each Guarantor free and clear of and without deduction for or on account of any and all present or future Taxes. If any Guarantor is required by law to deduct any Taxes from or in respect of any sum payable to the Lenders under this Guaranty, (a) the sum payable must be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this provision) the Lenders receive an amount equal to the sum it would have received had no such deductions been made, (b) the Guarantors must then make such deductions, and must pay the full amount deducted to the relevant authority in accordance with applicable law, and (c) the Guarantors must furnish to the Lender within forty-five days after their due date certified copies of all official receipts evidencing payment thereof.

15.10.   Severability. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor's liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lenders, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor's “Maximum Liability”. This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lenders to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other person or entity shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Guaranty or affecting the rights and remedies of the Lenders hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.

15.11.   Contribution. In the event any Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article XV, each Non-Paying Guarantor's “Pro Rata Share” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrowers after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of the

Guaranteed Obligations. This provision is for the benefit of both the Agent, the LC Issuer, the Lenders and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

15.12.   Liability Cumulative. The liability of each Credit Party as a Guarantor under this Article XV is in addition to and shall be cumulative with all liabilities of each Credit Party to the Agent, the Letter of Credit Issuer and the Lenders under this Agreement and the other DIP Loan Documents to which such Credit Party is a party or in respect of any obligations of liabilities of the other Credit Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

15.13.   Bermuda Insurance Act. Anything herein to the contrary notwithstanding, the obligations under this Agreement of IES Reinsurance, Ltd., a Bermuda limited partnership (“IES Reinsurance”), shall be subject to IES Reinsurance meeting its solvency margins and liquidity ratios pursuant to the Bermuda Insurance Act of 1978 and related regulations.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been duly executed in Dallas, Texas, on the day and year specified at the beginning of this Agreement.

LENDER:

BANK OF AMERICA, N.A., as Sole Lender

By: /s/ H. Michael Wills
Name: H. Michael Wills
Title: Senior Vice President

AGENT:

BANK OF AMERICA, N.A., as Agent

By: /s/ H. Michael Wills
Name: H. Michael Wills
Title: Senior Vice President

CREDIT PARTIES:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock

                Senior Vice President

ALADDIN-WARD ELECTRIC & AIR, INC.

AMBER ELECTRIC, INC.

ARC ELECTRIC, INCORPORATED

BACHOFNER ELECTRIC, INC.

BEAR ACQUISITION CORPORATION

BRYANT ELECTRIC COMPANY, INC.

BW/BEC, INC.

BW CONSOLIDATED, INC.

CHARLES P. BAGBY CO., INC.

COLLIER ELECTRIC COMPANY, INC.

COMMERCIAL ELECTRICAL CONTRACTORS, INC.

CROSS STATE ELECTRIC, INC.

CYPRESS ELECTRICAL CONTRACTORS,INC.

DANIEL ELECTRICAL CONTRACTORS, INC.

DANIEL ELECTRICAL OF TREASURE COAST,

INC.

DANIEL INTEGRATED TECHNOLOGIES, INC.

DAVIS ELECTRICAL CONSTRUCTORS, INC.

ELECTRO-TECH, INC.

EMC ACQUISITION CORPORATION

FEDERAL COMMUNICATIONS GROUP, INC.

GENERAL PARTNER, INC.

HATFIELD REYNOLDS ELECTRIC COMPANY

HOLLAND ELECTRICAL SYSTEMS, INC.

HOUSTON-STAFFORD ELECTRIC HOLDINGS

III, INC.

HOUSTON-STAFFORD MANAGEMENT LLC

ICS HOLDINGS LLC

IES ALBUQUERQUE, INC.

IES AUSTIN, INC.

IES AUSTIN MANAGEMENT LLC

IES CHARLESTON, INC.

IES CHARLOTTE, INC.

IES COLLEGE STATION, INC.

IES COLLEGE STATION MANAGEMENT LLC

IES COMMUNICATIONS, INC.

IES CONTRACTORS MANAGEMENT LLC

IES DECATUR, INC.

IES EAST MCKEESPORT, INC.

IES ENC, INC.

IES ENC MANAGEMENT, INC.

IES MERIDIAN, INC.

IES NEW IBERIA, INC.

IES OKLAHOMA CITY, INC.

IES OPERATIONS GROUP, INC.

IES PROPERTIES, INC.

IES PROPERTIES MANAGEMENT, INC.

IES RALEIGH, INC.

IES RAPID CITY, INC.

IES RESIDENTIAL GROUP, INC.

IES SPECIALTY LIGHTING, INC.

IES VALDOSTA, INC.

IES VENTURES INC.

IES WILSON, INC.

INTEGRATED ELECTRICAL FINANCE, INC.

INTELLIGENT BUILDING SOLUTIONS, INC.

J.W. GRAY ELECTRIC CO., INC.

J.W. GRAY MANAGEMENT LLC

KAYTON ELECTRIC, INC.

KEY ELECTRICAL SUPPLY, INC.

LINEMEN, INC.

MARK HENDERSON, INCORPORATED

MENNINGA ELECTRIC, INC.

MID-STATES ELECTRIC COMPANY, INC.

MILLS ELECTRICAL CONTRACTORS, INC.

MILLS MANAGEMENT LLC

MITCHELL ELECTRIC COMPANY, INC.

M-S SYSTEMS, INC.

MURRAY ELECTRICAL CONTRACTORS, INC.

NBH HOLDING CO., INC.

NEAL ELECTRIC MANAGEMENT LLC

NEW TECHNOLOGY ELECTRICAL

CONTRACTORS, INC.

NEWCOMB ELECTRIC COMPANY, INC.

PAN AMERICAN ELECTRIC COMPANY, INC.

PAN AMERICAN ELECTRIC, INC.

PAULIN ELECTRIC COMPANY, INC.

POLLOCK ELECTRIC, INC.

PRIMENET, INC.

PRIMO ELECTRIC COMPANY

RAINES ELECTRIC CO., INC.

RAINES MANAGEMENT LLC

RIVIERA ELECTRIC, LLC

RKT ELECTRIC, INC.

ROCKWELL ELECTRIC, INC.

RODGERS ELECTRIC COMPANY, INC.

RON’S ELECTRIC, INC.

SEI ELECTRICAL CONTRACTOR, INC.

SPECTROL, INC.

SUMMIT ELECTRIC OF TEXAS, INC.

TESLA POWER GP, INC.

THOMAS POPP & COMPANY

VALENTINE ELECTRICAL, INC.

WRIGHT ELECTRICAL CONTRACTING, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES CONTRACTORS, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Secretary

IES REINSURANCE, LTD.

By:	/s/ Curt L. Warnock
Curt L. Warnock
President

BEXAR ELECTRIC COMPANY, LTD.

By:	BW/BEC, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

HAYMAKER ELECTRIC, LTD

By:	General Partner, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP

By:	Houston-Stafford Management LLC, its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock

                Vice President

IES AUSTIN HOLDING LP

By:	IES Austin Management LLC, its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

IES COLLEGE STATION HOLDINGS, LP

By:	IES College Station Management LLC, its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

IES FEDERAL CONTRACT GROUP, L.P.

By:	IES Contractors Management LLC

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

IES MANAGEMENT ROO, LP

By:	Neal Electric Management LLC, its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

IES MANAGEMENT, LP

By:	IES Residential Group, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

IES PROPERTIES, LP

By:	IES Properties Management, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock

                Vice President

J.W. GRAY ELECTRICAL CONTRACTORS LP

By:	J.W. Gray Management LLC, its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

MILLS ELECTRIC LP

By:	Mills Management LLC

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

NEAL ELECTRIC LP

By:	BW/BEC, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

POLLOCK SUMMIT ELECTRIC LP

By:	Pollock Electric, Inc. and Summit Electric of Texas, Inc., its general partners

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

RAINES ELECTRIC LP

By:	Raines Management LLC, its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock
Vice President

TESLA POWER AND AUTOMATION, L.P.

By:	Telsa Power GP, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock

                Vice President

TESLA POWER PROPERTIES, L.P.

By:	Telsa Power GP, Inc., its general partner

Name: /s/ Curt L. Warnock

Curt L. Warnock

                Vice President

BEXAR ELECTRIC II LLC

BW/BEC II LLC

BW/BEC, L.L.C.

HOUSTON-STAFFORD HOLDINGS II LLC

HOUSTON-STAFFORD HOLDINGS LLC

IES AUSTIN HOLDINGS II LLC

IES AUSTIN HOLDINGS LLC

IES COLLEGE STATION HOLDINGS II LLC

IES COLLEGE STATION HOLDINGS LLC

IES CONTRACTORS HOLDINGS LLC

IES HOLDINGS II LLC

IES HOLDINGS LLC

IES PROPERTIES HOLDINGS II LLC

J.W. GRAY HOLDINGS II LLC

J.W. GRAY HOLDINGS LLC

MILLS ELECTRIC HOLDINGS II LLC

MILLS ELECTRICAL HOLDINGS LLC

POLLOCK SUMMIT HOLDINGS II LLC

RAINES HOLDINGS II LLC

RAINES HOLDINGS LLC

TESLA POWER (NEVADA) II LLC

By:	/s/ Victor Duva
Victor Duva, Manager

IES PROPERTIES HOLDINGS, INC.

POLLOCK SUMMIT HOLDINGS INC.

TESLA POWER (NEVADA), INC.

By:	/s/ Victor Duva
Victor Duva, President

Annex I

Borrowers

Aladdin-Ward Electric & Air, Inc.	Florida
Amber Electric, Inc.	Florida
ARC Electric, Incorporated	Delaware
Bachofner Electric, Inc.	Delaware
Bexar Electric Company, Ltd.	Texas
IES Rapid City, Inc.	South Dakota
Bryant Electric Company, Inc.	North Carolina
Charles P. Bagby Co., Inc	Alabama
Collier Electric Company, Inc.	Florida
Commercial Electrical Contractors, Inc.	Delaware
Cross State Electric, Inc.	California
Cypress Electrical Contractors, Inc.	Delaware
Daniel Electrical Contractors, Inc.	Florida
Daniel Electrical of Treasure Coast, Inc.	Florida
Daniel Integrated Technologies, Inc.	Florida
Davis Electrical Constructors, Inc.	South Carolina
Electro-Tech, Inc.	Nevada
Federal Communications Group, Inc.	Delaware
IES Charleston, Inc.	South Carolina
Hatfield Reynolds Electric Company	Arizona
Haymaker Electric, Ltd.	Alabama
Holland Electrical Systems, Inc	Delaware
Houston-Stafford Electrical Contractors LP	Texas
IES Contractors, Inc	Delaware
IES Federal Contract Group, LP	Texas
IES Management LP	Texas
IES Management ROO, LP	Texas
IES Properties LP	Texas
IES Ventures, Inc.	Delaware
Integrated Electrical Finance, Inc.	Delaware
Integrated Electrical Services, Inc.	Delaware
J.W. Gray Electric Co., Inc.	Delaware
J.W. Gray Electrical Contractors LP	Texas
Kayton Electric, Inc.	Nebraska
Key Electrical Supply, Inc.	Texas
Linemen, Inc.	Delaware
Mark Henderson, Incorporated	Delaware
Menninga Electric, Inc.	Delaware
Mid-States Electric Company, Inc.	Delaware
Mills Electric LP	Texas
Mitchell Electric Company, Inc.	Arizona
M-S Systems, Inc.	Tennessee
Murray Electrical Contractors, Inc.	Delaware
Neal Electric LP	Texas
New Technology Electrical Contractors, Inc.	Delaware

Newcomb Electric Company, Inc.	Delaware
Pan American Electric, Inc. Pan American Electric Company, Inc.	Tennessee New Mexico
Paulin Electric Company, Inc.	Delaware
Pollock Summit Electric LP	Texas
PrimeNet, Inc.	Delaware
Primo Electric Company	Delaware
Raines Electric LP	Texas
Riviera Electric, LLC	Delaware
RKT Electric, Inc.	Delaware
Rockwell Electric, Inc.	Delaware
Rodgers Electric, Inc.	Washington
Ron’s Electric, Inc.	Delaware
SEI Electrical Contractor, Inc	Florida
Spectrol, Inc.	Delaware
Tesla Power & Automation, L.P. Tesla Power Properties, L.P.	Texas Texas
Thomas Popp & Company	Ohio
Valentine Electrical, Inc.	Delaware
Wright Electrical Contracting, Inc.	Delaware

Annex II

Guarantors

Bear Acquisition Corporation	Delaware
Bexar Electric II LLC	Arizona
BW Consolidated, Inc.	Nevada
BW/BEC II LLC	Arizona
BW/BEC, Inc.	Delaware
BW/BEC, LLC	Nevada
General Partners, Inc.	Alabama
Houston-Stafford Electric Holding III, Inc.	Nevada
Houston-Stafford Holdings II LLC	Delaware
Houston-Stafford Holdings LLC	Arizona
Houston-Stafford Management LLC	Arizona
ICS Holdings LLC	Arizona
IES Communications, Inc.	Delaware
IES Contractors Holdings LLC	Arizona
IES Contractors Management LLC	Arizona
IES ENC Management, Inc.	Delaware
IES ENC, Inc.	Delaware
IES Holdings II LLC	Delaware
IES Holdings LLC	Arizona
IES Operations Group, Inc.	Delaware
IES Properties Holding, Inc.	Delaware
IES Properties Holdings II LLC	Arizona
IES Properties Management, Inc.	Delaware
IES Properties, Inc	Delaware
IES Reinsurance, Ltd.	Bermuda
IES Residential Group, Inc.	Delaware
IES Specialty Lighting, Inc.	Delaware
Intelligent Buildings Solutions, Inc.	Delaware
J.W. Gray Holdings II LLC	Delaware
J.W. Gray Holdings LLC	Arizona
J.W. Gray Management LLC	Arizona
Mills Electric Contractors, Inc.	Delaware
Mills Electric Holdings II LLC	Delaware
Mills Electrical Holdings LLC	Arizona
Mills Management LLC	Arizona
Neal Electric Management LLC	Arizona
Pollock Electric, Inc.	Delaware
Pollock Summit Holdings I LLC	Delaware
Pollock Summit Holdings, Inc.	Arizona
Raines Electric Co., Inc.	Delaware
Raines Holdings II LLC	Delaware
Raines Holdings LLC	Arizona
Raines Management LLC	Arizona
Summit Electric of Texas, Inc.	Delaware
Tesla Power (Nevada) , Inc.	Nevada
Tesla Power (Nevada) II LLC	Delaware

Tesla Power GP, Inc.	Delaware
EMC Acquisition Corporation	Delaware
IES New Iberia, Inc.	Delaware
IES Albuquerque, Inc.	New Mexico
IES Austin Holding LP	Texas
IES Austin Holdings II LLC	Delaware
IES Austin Holdings LLC	Arizona
IES Austin Management LLC	Arizona
IES Austin, Inc.	Delaware
IES Charlotte, Inc.	Delaware
IES College Station Holdings II, LLC	Delaware
IES College Station Holdings LLC	Arizona
IES College Station Holdings LP	Texas
IES College Station Management LLC	Arizona
IES College Station, Inc.	Delaware
IES Decatur, Inc.	Delaware
IES East McKeesport, Inc.	Delaware
IES Meridian, Inc.	Delaware
IES Oklahoma City, Inc.	Delaware
IES Raleigh, Inc.	Delaware
IES Valdosta Inc	Georgia
IES Wilson, Inc.	Delaware
NBH Holding Co., Inc,	Delaware

APPENDIX A

GENERAL DEFINITIONS

When used in the Debtor-in-Possession Loan and Security Agreement, dated February 14, 2006 (as at any time amended, the “Agreement”), by and among Integrated Electrical Services, Inc., a Delaware corporation as Debtor and Debtor-in-Possession, and the other Borrowers a party thereto, the Guarantors party thereto, each financial institution listed on the signature pages attached thereto and its successors and assigns which become “Lenders” as provided therein (such financial institutions and their respective successors and assigns referred to collectively herein as “Lenders” and individually as a “Lender”), and Bank of America, N.A., a national banking association (“Agent”), in its capacity as collateral and administrative agent for itself and the Lenders, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Accounts - all of a Credit Party’s now owned or hereafter acquired accounts and all other rights to payment for goods sold or leased or for services rendered which are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

Account Debtor - any Person who is or may become obligated under or on account of an Account.

ACH Transactions – any cash management or related services including the automatic clearing house transfer of funds by Bank for the account of a Borrower pursuant to agreement or overdrafts.

Accounts Formula Amount - on any date of determination thereof, an amount equal to 85% of the net amount of Eligible Accounts on such date. As used herein, the phrase “net amount of Eligible Accounts” shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Lender’s option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR Loan, an interest rate per annum (rounded upwards, to the next 1/16th of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

Adjusted Net Earnings from Operations - with respect to any period of the Borrower, the Borrower’s net income on a consolidated basis after provision for income taxes for such period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following to the extent included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by any Borrower in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person (other than a Credit Party) in which any Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (e) earnings of any Person to which assets of any Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with any Borrower to any

1

consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

Agent Indemnitees - Agent in its capacity as collateral and administrative agent for the Lenders under the DIP Loan Documents and all of Agent’s present and future officers, directors, employees, agents and attorneys.

Agreement - the Debtor-in-Possession Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

Allowable Professional Fees – Professional Fees that have been approved by order of the Court, and, with respect to Professional Fees incurred prior to an Event of Default, only those Professional Fees which are incurred pursuant to and not in excess of the amounts provided for in the Budget for such Professional Fees.

Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

Applicable Margin - a percentage equal to 1.50% with respect to Revolver Loans that are Base Rate Loans, 3.50% with respect to Revolver Loans that are LIBOR Loans, and 3.50% with respect to fees payable to Lenders pursuant to Section 2.2.3.

Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of Exhibit G.

Automatic Stay - means the automatic stay imposed under Section 362 of the Bankruptcy Code.

Availability - on any date, the amount that Borrowers are entitled to borrow as Revolver Loans or have Letters of Credit issued on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans then outstanding (including any amounts that Agent or Lenders may have paid for the account of Borrowers pursuant to any of the DIP Loan Documents and that have not been reimbursed by Borrowers) is subtracted from the Borrowing Base on such date. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

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Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrower’s historical losses due to such shrinkage; (ii) all amounts of past due rent, fees or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) an amount equal to three months rent as to any location where any tangible Collateral (in excess of $50,000 for each such location), any Eligible Collateral other than motor vehicles (without regard to amount), and/or any books and records is located if Agent does not have in its possession a duly executed Landlord’s Waiver in form and substance satisfactory to Agent; (iv) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the DIP Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the DIP Loan Documents; (v) aggregate amount of Bank Product Reserves; (vi) all customer deposits or other prepayments held by a Borrower; (vii) a general reserve of $10,000,000, until such time as Agent removes or reduces such reserve; (viii) a reserve for sales taxes; and (ix) such additional reserves as Agent in its sole and absolute discretion may elect to impose from time to time.

Average Revolver Loan Balance - for any period, the amount obtained by adding the aggregate of the unpaid balance of Revolver Loans and LC Outstandings at the end of each day for the period in question and by dividing such sum by the number of days in such period.

Bank – Bank of America, N.A., a national banking association, or any successor entity.

Bank Products – any one or more of the following types of services or facilities extended to any Borrower by the Bank or any Affiliate of the Bank in reliance on Bank’s agreement to indemnify such Affiliate: (i) credit cards; (ii) ACH Transactions, cash management, including controlled disbursement services; and (iii) Interest Rate Contracts.

Bank Products Reserves – all reserves Agent from time to time establishes in its reasonable discretion for Bank Products then provided or outstanding.

Bankruptcy Code - title 11 of the United States Code.

Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate. The prime rate announced by Bank is a reference rate and does not necessarily represent the lowest or best rate charged by Bank. Bank may make loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

Board of Governors - the Board of Governors of the Federal Reserve System.

Bonded Accounts – as to any Borrower, all now owned or hereafter acquired accounts (as defined in the UCC) and (whether included in such definition) accounts receivable; and proceeds (other than such proceeds which are negotiable instruments or cash or Cash Equivalents in the possession or control of Agent), including without limitation, all insurance proceeds and letter of

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credit proceeds, in each case solely to the extent such accounts, accounts receivable, and proceeds arise out of a Bonded Contract, including, but not limited to, Bonded Retainage, and all forms of obligations whatsoever owing to any Borrower under instruments and documents of title constituting the foregoing or proceeds thereof; and all rights, securities, and guarantees with respect to each of the foregoing.

Bonded Contract - the contracts listed on Schedule A attached hereto and any future contract in respect of which any Surety Bond is issued on behalf of any Borrower and Agent receives written notice of such Surety Bond from Borrower prior to any Account related thereto being included in the Borrowing Base or reported on a Borrowing Base Certificate.

Bonded Equipment - all now owned or hereafter acquired right, title and interest with respect to Equipment (as defined in the UCC), owned by a Borrower and (whether or not included in such definition) all other personal property in each case which is delivered to, prefabricated for or specifically ordered for a Bonded Job Site, whether or not the same will be deemed to be affixed to, arise out of or relate to any real property, together with all accessions thereto.

Bonded Inventory - all now owned and hereafter acquired inventory of Borrowers, including, without limitation, goods, merchandise and other personal property in each case which is furnished under any Bonded Contract, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description in each case which is delivered to, prefabricated for or specifically ordered for a Bonded Job Site.

Bonded Job Site - the site specified in a Bonded Contract where any Borrower is to perform the specialized electrical and communication services required thereunder, including all other labor, materials, equipment and services provided or to be provided to fulfill its obligations thereunder.

Bonded Retainage - contract proceeds periodically withheld by an account debtor to provide further security for the performance by any Borrower of a Bonded Contract, and as such are payable to it only upon a clear demonstration of compliance with terms of the Bonded Contract.

Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by Agent in the case of a Borrowing funded by Settlement Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Commitments on such date minus the LC Outstandings on such date, or (b) an amount equal to (i) the sum of the Accounts Formula Amount plus the Inventory Formula Amount on such date, plus (x) during the 90 day period following commencement of the Chapter 11 Case, up to $25,000,000 of Eligible Cash Collateral on such date, and (y) thereafter, the Eligible Cash Collateral on such date (which may in no event exceed the amount of Eligible Cash Collateral on the 90th day after commencement of the Chapter 11 Case) minus (ii) the Availability Reserve on such date minus (iii) the Carve Out Reserve minus (iv) the LC Reserves on such date.

Borrowing Base Certificate - a certificate, in the form of Exhibit B attached hereto, or as otherwise reasonably requested by Agent, by which Borrowers shall certify to Agent and Lenders, with such frequency as Agent may request, the amount of the Borrowing Base as of a

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date not more than 23 Business Days earlier than the date of submission of such certificate to Agent (or such other date as is required by this Agreement) and the calculation of such amount.

Budget - that certain detailed rolling thirteen-week consolidated cash flow budget satisfactory to Agent in all respects in its good faith credit judgment and prepared by Borrowers pursuant to Section 9.1.3(vii) and updated on a weekly basis (with the categories and amounts contained in each of the first twelve weeks of each such Budget matching the categories and amounts of the corresponding periods contained in the then most recent Budget delivered by Borrowers to Agent unless otherwise consented to by Agent). The initial Budget is attached hereto as Schedule B.

Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Texas or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Carve Out – on the occurrence and during the continuance of an Event of Default, the sum of (i) fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930(6) and fees payable to the Clerk of the Court, or any agent thereof, and (ii) Allowable Professional Fees, not to exceed the maximum aggregate amount of $1,600,000 inclusive of Allowable Professional Fees unpaid as of the occurrence of an Event of Default.

Carve Out Reserve – on any date of determination thereof, a reserve established by Agent in its credit judgment to cover the amount of the Carve Out.

Cash Collateral - cash or Cash Equivalents, and any interest earned thereon, that is deposited with Agent in accordance with the Agreement for the Pro Rata benefit of Lenders as security for the Obligations.

Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent’s name and as to which (a) Agent, for the benefit of itself and the Lenders, shall have a valid, enforceable first priority Lien, (b) no defense, counterclaim, set off or dispute shall exist or be assert with respect thereto and (c) no Liens exist other than the Lien of Agent.

Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government having maturities of not more than 12 months from the date of acquisition; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers’ acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia,

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which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above; and (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody’s, and having a maturity within 9 months after the date of acquisition thereof.

Cash Management Agreements - any agreement entered into from time to time between a Borrower or any of its Subsidiaries, on the one hand, and Bank or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Borrower or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq. and its implementing regulations.

Chapter 11 Case – as defined in the Recitals.

Chattel Paper – as defined in the recitals shall have the meaning given to “chattel paper” in the UCC.

Chubb - Federal Insurance Company, an Indiana corporation, or any of its Affiliates or Subsidiaries.

Chubb Agreements - the agreements between the Credit Parties and Chubb listed on Schedule 8.1.28.

Chubb Intercreditor – that certain letter agreement, dated as of August 1, 2005, by and among Chubb, Agent and the Credit Parties.

Claims - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys’, accountants’, consultants’ or paralegals’ fees and expenses), whether arising under or in connection with the DIP Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by a Person and whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto.

Closing Date - the date on which all of the conditions precedent in Section 10 of the Agreement are satisfied or waived by Agent in writing.

Collateral - all of the Property and interests in Property described in Section 6 of the Agreement, all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations, and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

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Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Outstandings pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Commitment” on the signature pages of the Agreement or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and “Commitments” means the aggregate principal amount of the Commitments of all Lenders, the maximum amount of which shall be the lesser of (a) $80,000,000 and (b) the aggregate amount of credit authorized by the Interim Order or the Final Order, as the case may be.

Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Original Term; or (ii) the date on which the Commitments terminate pursuant to Section 5.2 of the Agreement;

Compliance Certificate - a Compliance Certificate to be provided by Parent to Agent in accordance with, and in the form annexed as Exhibit E to, the Agreement, and the supporting schedules to be annexed thereto.

Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

Control or controlled by or under common control - possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of Voting Stock, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Equity Interests having ordinary Voting Power with respect to a corporation shall be conclusively presumed to control such corporation.

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Controlled Disbursement Account - a demand deposit account maintained by Borrowers at Bank and to which proceeds of Loans will be wired from time to time.

Court - as defined in the recitals hereto.

Credit Party - any Borrower or Guarantor.

Credit Support – shall have the meaning specified in Section 1.2.1 of the Agreement.

Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of Borrowers (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer, except to the extent such Person is not liable pursuant to the terms of the documents related thereto.

Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

Default Rate - on any date, a fluctuating rate per annum which is equal to the interest rate otherwise in effect for such date plus 2%.

Deposit Accounts - all of a Person’s demand, time, savings, passbook, money market or other depository accounts, and all certificates of deposit, maintained by such Person with any bank, savings and loan association, credit union or other depository institution.

DIP Facility - the credit facilities established by Agent and Lenders in favor of Borrowers pursuant to Section 1 hereof.

DIP Loan Documents - this Agreement, the Loan Documents, the DIP Orders, any note or notes executed by any of the Borrowers and payable to Lenders, and any other agreement entered into, now or in the future, in connection with this Agreement.

DIP Orders - shall mean the Interim Order and the Final Order entered by the Court or any other court of competent jurisdiction

Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

Document - shall have the meaning given to “document” in the UCC.

Dollars and the sign $ - lawful money of the United States of America.

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Domestic Subsidiary - a Subsidiary of a Borrower (other than a Subsidiary that is a Borrower) that is incorporated under the laws of a state of the United States or the District of Columbia.

Dominion Account - a special account of Agent established by Borrowers at a bank selected by Borrowers, but reasonably acceptable to Agent and Lenders in their discretion, and over which Agent shall have sole and exclusive access and control for withdrawal purposes.

EBITDAR - with respect to any period of the Borrowers, on a consolidated basis, Adjusted Net Earnings from Operations, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that period (but without duplication), interest expenses, Federal, state, local and foreign income taxes, depreciation, amortization and other identified non-cash items not otherwise included which are acceptable to Agent, and restructuring expenses (including professional fees).

Eligible Account - an Account which arises in the Ordinary Course of Business of a Borrower’s business from the sale of goods or rendition of services, is payable in Dollars, is subject to Agent’s duly perfected Lien, and is deemed by Agent, in its sole credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if: (i) it arises out of a sale made by a Borrower to a Subsidiary or an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date; (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor exceed 15% of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Agent for such Account Debtor, in each case to the extent of such excess; (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; (vii) the Account Debtor is also a Borrower’s creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to a Borrower, or the Account otherwise is or may become subject to any right of setoff, counterclaim, reserve or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such offset, counterclaim, disputed amount, reserve or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor or the Account Debtor has failed, suspended business or ceased to be Solvent; (ix) it arises from a sale to an Account Debtor with its principal office, assets or place of business outside the United States, unless the sale is backed by an irrevocable letter of credit issued or confirmed by a bank acceptable to Agent and that is in form and substance acceptable to Agent and payable in the full amount of the Account in freely convertible Dollars at a place of payment within the United States, and, if requested by Agent, such letter of credit, or amounts payable thereunder, is assigned to Agent; (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower is not prohibited from assigning the Account and does assign its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. §3727 and 41 U.S.C. §15), or is a state, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xii) the Account Debtor is located in any state which imposes similar conditions on the right of a creditor to collect accounts receivable unless such Borrower has either qualified to transact business in such state as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials

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in such state for the then current year; (xiii) the Account Debtor is located in a state in which such Borrower is deemed to be doing business under the laws of such state and which denies creditors access to its courts in the absence of qualification to transact business in such state or of the filing of any reports with such state, unless such Borrower has qualified as a foreign entity authorized to transact business in such state or has filed all required reports; (xiv) the Account is subject to a Lien other than a Permitted Lien; (xv) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvi) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xvii) any portion of an Account that represents a retainage or billings in excess of cost; (xviii) such Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account, provided that such Account is ineligible only to the extent of the deduction; (xix) it is a non-trade Account, (xx) it is a Bonded Account or (xxi) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing.

Eligible Assignee - a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state that has total assets in excess of $2 billion and that is acceptable to Agent; and any other Person (except a Borrower or a Guarantor, or an Affiliate of either) approved by Agent and, unless a Default or an Event of Default exists, Parent (such approval by Parent, when required, not to be unreasonably withheld or delayed and to be deemed given by Parent if no objection is received by the assigning Lender and Agent from Parent within 2 Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in Section 13.3 of the Agreement).

Eligible Cash Collateral - cash representing proceeds of Collateral or proceeds from such other source of funding which is satisfactory to Agent, it its reasonable discretion, that is deposited into a demand deposit, money market or other account in Agent’s name and subject to Agent’s Liens, for the Pro Rata benefit of Lenders, and which cash deposit is in addition to and not in substitution for amounts previously deposited into the Cash Collateral Account pursuant to the provisions of Sections 1.2.7, of this Agreement or the provisions of Sections 5.2.4 of this Agreement; provided, however, the term “Eligible Cash Collateral” shall not include (i) any cash (a) to the extent Agent, on behalf of itself and the Lenders, does not have therein a valid, enforceable first priority Lien; (b) to the extent that any defense, counterclaim, setoff or dispute exists or is asserted with respect thereto; or (c) that it is subject to any Lien of any Person, other than Liens in favor of Agent, on behalf of itself and Lenders, or that is not owned by a Credit Party, or (ii) any Cash Collateral described in the definition of “LC Reserve”.

Eligible Collateral – Eligible Accounts, Eligible Cash Collateral and Eligible Inventory.

Eligible Inventory - such Inventory of a Borrower (other than packaging materials, labels and supplies) which Agent, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory unless: (i) it is finished goods; (ii) it is owned by a Borrower and not held by it on consignment or other sale or return terms; (iii) it is in good, new and saleable condition and is not damaged or defective; (iv) it is not slow-moving, obsolete or unmerchantable and is not goods returned to a Borrower by or repossessed from an Account Debtor; (v) it meets all standards imposed by any Governmental Authority; (vi) it conforms in all respects to the warranties and representations set forth in the

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Agreement; (vii) it is at all times subject to Agent’s duly perfected, first priority security interest and no other Lien except a Permitted Lien; (viii) it is in a Borrower’s possession and control at a location in compliance with the Agreement, is not in transit or outside the continental United States and is not consigned to any Person; (ix) it is not the subject of a negotiable warehouse receipt or other negotiable Document; (x) it is not subject to any license agreement or other agreement that limits, conditions or restricts a Borrower’s or Agent’s right to sell or otherwise dispose of such Inventory unless the licensor has entered into a licensor/lender Agreement with Agent; (xi) it is not the subject of an Intellectual Property Claim and (xii) it is located at a location of Key Electrical Supply, Inc. or any other location governed by a perpetual inventory system satisfactory to Agent or other controls to properly account for on-hand inventory satisfactory to Agent.

Eligible Inventory Net Orderly Liquidation Value Amount – the “net orderly liquidation value” (less liquidation expenses) of the Eligible Inventory as determined by an appraisal satisfactory to Agent from time to time.

Enertech – Enertech Capital Partners II L.P.

Environmental Laws - all federal, state and local laws, rules, regulations, codes, ordinances, programs, permits, guidance documents promulgated by regulatory agencies, orders and consent decrees, now or hereafter in effect and relating to human health and safety or the protection or pollution of the environment, including CERCLA.

Environmental Release - a release as defined in CERCLA or under any applicable Environmental Laws.

Equipment - all of each Credit Party’s machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by a Credit Party and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

ERISA - the Employee Retirement Income Security Act of 1974, and all rules and regulations from time to time promulgated thereunder.

Estate - means the bankruptcy estate created in the Chapter 11 Case pursuant to 11 U.S.C. § 541(a).

Event of Default - as defined in Section 11 of the Agreement.

Excluded Cash Accounts - the deposit accounts maintained (i) by IES Reinsurance Ltd. with Bank of Butterfield under account number 3023730237 holding up to $4,000,000 which is held to secure obligations of the Credit Parties, (ii) by IES Finance, Inc. with First American Bank under account number 335519729 holding up to $4,050,000 which is held to pay payroll tax obligations and (iii) one or more Credit Parties constituting Sure Tec Bank Accounts (as defined in the Sure Tec Letter).

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Excluded Collateral – the (i) Excluded Cash Accounts, (ii) the Surety Collateral to the extent (a) the issuer of the Surety Bond is Chubb or a co-surety of Chubb under the Chubb Agreements in effect on the Petition Date and (b) such Surety Collateral has not previously been included in a Borrowing Base Certificate delivered to Agent, (iii) the Borrower’s partnership interest in Enertech, (iv) all cash collateral pledged to Chubb pursuant to the Chubb Agreements that is in the possession or under the control of Chubb, (v) cash collateral pledged to Sureties (other than Chubb) up to an aggregate amount of $2,000,000 that is in the possession or under the control of such Surety and (vi) causes of actions of Borrowers under Chapter 5 of the Bankruptcy Code; provided, however, that in no event shall Excluded Collateral include any amounts which from time to time may be in the Cash Collateral Account.

Extraordinary Expenses - all costs, expenses, fees or advances that Agent or any Lender may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent’s Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the DIP Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the DIP Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to Section 7.1.3 of the Agreement; (vii) the enforcement of any of the provisions of any of the DIP Loan Documents; or (viii) any payment under a guaranty, indemnity or other payment agreement provided by Agent or (with Agent’s consent) any Lender, which is reimbursable to Agent or such Lender by Borrower pursuant to Section 2.4.2 of the Agreement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any or all Borrowers or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the DIP Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the DIP Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Dallas, Texas by the Federal Reserve Bank of Dallas, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

Final Order - the order entered by the Court in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001 (c)(2), pursuant to Section 364(c) and (d) of the Bankruptcy Code,

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in form and substance satisfactory to Agent, as to which no stay has been entered, and which has not been vacated, modified or reversed, (i) authorizing the Borrowers to incur Post-Petition secured Debt and to grant Liens under the Commitments in accordance with this Agreement and the other DIP Loan Documents, (ii) providing for the super-priority of the Obligations, including without limitation, a specific grant of a security interest to Agent, for the benefit of Lenders, in all Collateral, as well as the right to the proceeds from all Collateral in accordance with this Agreement and the other DIP Loan Documents, (iii) providing that all Obligations under the Pre-Petition Loan Documents constitute Obligations under this Agreement, and (iv) authorizing the payment by the Borrowers of all fees and expenses contemplated by this Agreement and the other DIP Loan Documents, including, but not limited to, those certain fees set forth in Section 2.2 hereof, each as set forth in such order. Additionally, such order shall provide for usual and customary protections for Agent and Lenders, including, but not limited to, (a) a waiver of any and all claims and causes of action of Borrowers against Agent and Lenders on account of the Pre-Petition Debt and Pre-Petition Loan Documents, including, but not limited to, any claims for preference, fraudulent conveyance or other claims arising under the Bankruptcy Code, and any and all claims regarding the validity, priority, perfection or avoidability of the secured claims of Agent and Lenders, subject to the right of any creditors’ committee (or if no creditors’ committee is appointed, any party in interest) to investigate and challenge (and to the extent successful, avoid) any such liens, security interests and claims for a period of 45 days from the petition date, (b) an acknowledgment by the Borrowers and a finding by the Court as to the amount of the Pre-Petition Debt and the validity of Agent’s liens, on behalf of Lenders, on the Pre-Petition Collateral, (c) a waiver by Borrowers of any right to assert a surcharge or other claim under Section 506(c) of the Bankruptcy Code against any of the Collateral, (d) a waiver by Borrowers of any right to assert or require marshalling of any Collateral, and (e) preclusion of any Post-Petition financing, on a priming basis or otherwise, other than pursuant to this Agreement (and any Debt provided by Chubb which is acceptable to Agent in the good faith exercise of its credit judgment), unless such Post-Petition financing first finally and indefeasibly satisfies the Obligations (including any Pre-Petition Debt) outstanding to Agent and Lenders in full in cash and all Commitments of Agent and Lenders under the DIP Facility are terminated (and all Letters of Credit are terminated or otherwise discharged or indemnified against in such manner and to such extent as is satisfactory to Agent in the good faith exercise of its credit judgment), or Agent and Lenders consent to such financing.

Fiscal Quarter - each three month period ending each March, June, September and December.

Fiscal Year - the fiscal year of Parent and its Subsidiaries for accounting and tax purposes, which ends on September 30 of each year.

FLSA - the Fair Labor Standards Act of 1938.

Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

Funding Account - an account established by Borrowers or any of them for receipt of proceeds of Loans or such other account as Borrowers may specify in writing.

GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

General Intangibles - all general intangibles of a Credit Party, whether now owned or hereafter created or acquired by a Credit Party, including all choses in action, causes of action,

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company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to a Credit Party to secure payment of any of a Credit Party’s Accounts by an Account Debtor, all rights to indemnification and all other intangible property of a Credit Party of every kind and nature (other than Accounts).

Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

Governmental Authority - any federal, state, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

Guarantors – the Persons on Annex II attached to the Agreement and each other Person who guarantees payment or performance of the whole or any part of the Obligations.

Guaranty – (i) the agreements of the Guarantors set forth in Section 15 of the Agreement and (ii) each other guaranty agreement now or hereafter executed by a Guarantor in favor of Agent with respect to any of the Obligations.

Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of the Agreement or any of the other DIP Loan Documents; and in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of the Agreement or any of the other DIP Loan Documents.

Indemnitees - the Agent Indemnitees and the Lender Indemnitees.

Initial Lenders – Bank of America, N.A. in its capacity as the sole Lender on the date hereof.

Insolvency Proceeding - any action, case or proceeding commenced by or against a Person, or any agreement of such Person, for (i) the entry of an order for relief under any chapter of the Bankruptcy Code or other insolvency or debt adjustment law (whether state, federal or foreign), (ii) the appointment of a receiver, trustee, liquidator or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

Instrument - shall have the meaning ascribed to the term “instrument” in the UCC.

Intellectual Property - Property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.

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Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that a Borrower’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or other right to use any Intellectual Property of such Person.

Interest Period - shall have the meaning ascribed to it in Section 2.1.3 of the Agreement.

Interest Rate Contract - any interest rate agreement, interest rate collar agreement, interest rate swap agreement, or other agreement or arrangement at any time entered into by a Borrower with Bank that is designed to protect against fluctuations in interest rates.

Interim Order - the order entered by the Court in the Chapter 11 Case pursuant to Section 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rule 4001(c), in form and substance satisfactory to Agent, as to which no stay has been entered, and which has not been vacated, modified or reversed, (i) authorizing the Borrowers to incur Post-Petition secured Debt and to grant Liens under the DIP Facility in accordance with this Agreement and the other DIP Loan Documents, (ii) providing for the super-priority of the Obligations, including without limitation, a specific grant of a security interest to Agent, for the benefit of Lenders, in all Collateral, as well as the right to the proceeds from all Collateral in accordance with this Agreement and the other DIP Loan Documents, (iii) authorizing the use by the Borrowers of the proceeds of pre-petition Collateral that constitute “cash collateral” pursuant to Section 363 of the Bankruptcy Code in respect of all Pre-Petition Liens and (iv) authorizing the payment by the Borrowers of all fees and expenses contemplated by this Agreement and the other DIP Loan Documents, including, but not limited to, those certain fees set forth in Section 2.2 hereof, each on an interim basis and as set forth in such order. Additionally, such order shall provide for usual and customary protections for Agent and Lenders, including, but not limited to, (a) a waiver of any and all claims and causes of action of Borrowers against Agent and Lenders on account of the Pre-Petition Debt and Pre-Petition Loan Documents, including, but not limited to, any claims for preference, fraudulent conveyance or other claims arising under the Bankruptcy Code, and any and all claims regarding the validity, priority, perfection or avoidability of the secured claims of Agent and Lenders, subject to the right of any creditors’ committee (or if no creditors’ committee is appointed, any party in interest) to investigate and challenge (and to the extent successful, avoid) any such liens, security interests and claims for a period of 45 days from the petition date, (b) an acknowledgment by the Borrowers and a finding by the Bankruptcy Court as to the amount of the Pre-Petition Debt and the validity of Agent’s liens, on behalf of Lenders, on the Pre-Petition Collateral, (c) notice of Borrowers’ intention to waive in the Final Order any right to assert a surcharge or other claim under Section 506(c) of the Bankruptcy Code against any of the Collateral, (d) a waiver by Borrowers of any right to assert or require marshalling of any Collateral, and (e) preclusion of any Post-Petition financing, on a priming basis or otherwise, other than pursuant to this Agreement (and any Debt provided by Chubb which is acceptable to Agent in the good faith exercise of its credit judgment), unless such Post-Petition financing first finally and indefeasibly satisfies the Obligations (including any Pre-Petition Debt) outstanding to Agent and Lenders in full in cash and all Commitments of Agent and Lenders under the DIP Facility are terminated (and all Letters of Credit are terminated or otherwise discharged or indemnified against in such manner and to such extent as is satisfactory to Agent in the good faith exercise of its credit judgment), or Agent and Lenders consent to such financing.

Inventory - all of a Credit Party’s inventory, whether now owned or hereafter acquired, including all goods intended for sale or lease by a Credit Party, to be furnished by a Credit Party under contracts of service, or for display or demonstration; all work in process; all raw materials and other materials and supplies of every nature and description used or which might be used in

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connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in a Credit Party’s business; and all Documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by a Credit Party.

Inventory Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) $10,000,000 or (ii) the lesser of (a) 65% of the Value of Eligible Inventory on such date and (b) 85% of the Eligible Inventory Net Orderly Liquidation Value Amount on such date.

Investment Property - shall have the meaning given to “investment property” in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

Landlord Waiver - an agreement duly executed in favor of Agent, in form and content acceptable to Agent, by which an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent’s Lien therein and to permit Agent to enter upon such premises and to remove such Property or to use such premises to store or dispose of such Property.

LC Outstandings - on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by any Obligor on such date by reason of any payment made on or before such date by Agent under any Credit Support plus (ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by Letter of Credit Issuer under a Letter of Credit application theretofore submitted to Letter of Credit Issuer. LC Outstandings shall include, without limitation, the Pre-Petition LC Outstandings.

LC Reserve - at any date, the aggregate of all LC Outstandings outstanding on such date, other than LC Outstandings that are fully secured (in an amount of 100% of such LC Outstandings) by Cash Collateral pursuant to reasonable terms established by Agent.

Lender Indemnitee - a Lender in its capacity as a lender under the Agreement and its present and future officers, directors, employees, agents and attorneys.

Lenders – Bank of America, N.A. (whether in its capacity as a provider of Loans under Section 1 of the Agreement, or as the provider of Settlement Loans under Section 3.1.3 of the Agreement or as the procurer of Letters of Credit under Section 1.2 of the Agreement) and any other Person who may from time to time become a “Lender” under the Agreement, and their respective successors and permitted assigns.

Letter of Credit – shall have the meaning specified in Section 1.2.1.

Letter of Credit Issuer – the Bank, any Affiliate of the Bank or any other financial institution that issues any Letter of Credit pursuant to this Agreement.

Letter of Credit Subfacility - $72,000,000; provided, that there shall be a further sublimit of $22,000,000 with respect to any new or replacement Letter of Credit or any new or replacement Credit Support for Letters of Credit provided by Agent and Lenders after commencement of the Chapter 11 Case.

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LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

LIBOR Rate - with respect to an Interest Period, the rate per annum reported to Agent by Bank as the rate at which deposits of U.S. Dollars approximately equal in principal amount to or comparable to the amount of the LIBOR Loan to which such Interest Period relates and for a term comparable to such Interest Period are offered to Bank by prime banks in the London interbank foreign currency deposits market at approximately 11:00 a.m., London time, 2 Business Days prior to the commencement of such Interest Period. Each determination by Agent of any LIBOR Rate shall, in the absence of any manifest error, be conclusive.

Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term “Lien” shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, each Credit Party shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

Loan - a Revolver Loan (and each Base Rate Loan and LIBOR Loan comprising such Loan).

Loan Account - the loan account established by each Lender on its books pursuant to Section 4.8 of the Agreement.

Loan Documents - the Agreement, the Other Agreements and the Security Documents.

Loan Year - a period commencing each calendar year on the same month and day as the date of the Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of the Agreement.

Margin Stock - shall have the meaning ascribed to it in Regulation U of the Board of Governors.

Material Adverse Effect - the effect of any event or condition which, alone or when taken together with other events or conditions occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties or condition (financial or otherwise) of the Credit Parties collectively; (ii) has or may be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of the Agreement or any of the other DIP Loan Documents; (iii) has any material adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) materially impairs the ability of any Obligor to perform its obligations under this Agreement or any of the other DIP Loan Documents, including repayment of any of the Obligations when due; or (v) materially impairs the ability of Agent or any Lender

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to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the DIP Loan Documents and Applicable Law. Notwithstanding the foregoing, the commencement of the Chapter 11 Case shall not be a “Material Adverse Effect”.

Material Contract - an agreement to which an Obligor is a party (other than the DIP Loan Documents, the Pre-Petition Loan Documents, the Senior Subordinated Note Indentures and the Senior Convertible Note Indenture) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be). On each day, if any, that Texas law establishes the Maximum Rate, the Maximum Rate shall be the “weekly ceiling” (as defined in the Texas Finance Code) for that day.

Money Borrowed - as applied to any Person, (i) Debt arising from the lending of money by any other Person to such Person; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Debt of such Person under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Person.

Moody’s - Moody’s Investors Services, Inc.

Mortgage – collectively, each mortgage, deed of trust or deed to secure debt to be executed by the relevant Borrower in favor of Agent and by which such Borrower shall grant and convey to Agent, for its benefit as Agent and for the Pro Rata benefit of Lenders, Liens upon all the Real Estate of such Borrower, as security for the payment of the Obligations.

Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

Net Proceeds -with respect to a disposition of any Collateral, proceeds (including cash receivable (when received) by way of deferred payment) received by a Credit Party in cash from the sale, lease, transfer or other disposition of any Property, including insurance proceeds and awards of compensation received with respect to the destruction or condemnation of all or part of such Property, net of: (i) the reasonable and customary costs of such sale, lease, transfer or other disposition (including, for example, legal fees, taxes and sales commissions); and (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on the Collateral disposed of that is senior to Agent’s Liens with respect to such Collateral.

Net Receivables – for any period of determination, with respect to all Borrowers, on a consolidated basis, the amount calculated as follows in relation to the Accounts of Borrowers:

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(a) Accounts arising in the Ordinary Course of Business (excluding inter-company Accounts, but including related party Accounts and “other” Accounts); plus (b) retentions; plus (c) underbillings; minus (d) overbillings; minus (e) allowance for doubtful Accounts.

Notice of Borrowing - as defined in Section 3.1.1(i) of the Agreement.

Notice of Conversion/Continuation - as defined in Section 2.1.2(ii) of the Agreement.

Obligations - in each case, whether now in existence or hereafter arising, (i) the Pre-Petition Debt; (ii) the principal of, and interest and premium, if any, on, the Loans; (iii) all LC Outstandings and all other obligations of any Obligor to Agent or any Letter of Credit Issuer arising in connection with the issuance of any Letter of Credit; (iv) all Debt and other obligations of any Borrower under or in connection with any Interest Rate Contract, including any premature termination or breakage costs; and (v) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Borrower to Agent or any Lender under or pursuant to the Agreement or any of the other DIP Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums (including Extraordinary Expenses) chargeable to any or all Obligors under the Agreement or under any of the other DIP Loan Documents. “Obligations” include, without limitation, (a) all debts, liabilities and obligations now or hereafter arising from or in connection with the Letters of Credit, and (b) all debts, liabilities, and obligations now or hereafter arising from or in connection with Bank Products.

Obligor - each Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of any of such Person’s assets to secure payment of any of the Obligations.

Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person’s business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any DIP Loan Document, Pre-Petition Loan Document or Loan Document.

Organization Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members agreement, partnership agreement, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

Original Term - as defined in Section 5.1 of the Agreement.

OSHA - the Occupational Safety and Hazard Act of 1970.

Other Agreements - each Credit Support,  Interest Rate Contract with Agent or with Bank and subject to credit enhancement from Agent, and any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by any Borrower, any other Obligor or any other Person and delivered to Agent or any Lender in respect of the transactions contemplated by the Agreement.

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Out-of-Formula Condition - as defined in Section 1.1.2 of the Agreement.

Out-of-Formula Loan - a Revolver Loan made when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

Participant - as defined in Section 13.2.1 of the Agreement.

Participating Lender - as defined in Section 1.2.8(ii) of the Agreement.

Payment Account - an account maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

Payment Items - all checks, drafts, or other items of payment payable to a Borrower, including proceeds of any of the Collateral.

Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

Permitted Capitalized Lease Obligations – Capitalized Lease Obligations of a Borrower and its Subsidiaries existing on the Petition Date.

Permitted Contingent Obligations - Contingent Obligations arising from endorsements for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Interest Rate Contracts entered into in the Ordinary Course of Business pursuant to the Agreement or with Agent’s prior written consent; Contingent Obligations of a Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section 7.4.2 of the Agreement; Contingent Obligations constituting indemnification obligations incurred in the Ordinary Course of Business with customers, contractors, owners and subcontractors; and other Contingent Obligations not to exceed $500,000 in the aggregate at any time.

Permitted Lien - as defined in Section 9.2.5 of the Agreement.

Permitted Purchase Money Debt - Purchase Money Debt of a Borrower and its Subsidiaries which is secured by no Lien or only by a Purchase Money Lien and which is in existence on the Petition Date. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

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Petition – as defined in the recitals hereto.

Petition Date - as defined in the recitals hereto.

Plan - an employee benefit plan now or hereafter maintained for employees of any or all Borrowers that is covered by Title IV of ERISA.

Pledge Agreement – any agreement granting Agent a security interest in the Equity Interest of any Subsidiary (direct or indirect) of Parent, in each case to secure the Obligations.

Post-Petition - any event, matter or item that arose on or after the Petition Date.

Pre-Petition - any event, matter or item that arose prior to the Petition Date.

Pre-Petition Debt - all indebtedness, liabilities, and obligations, including, without limitation, the Pre-Petition Liabilities and all other indebtedness, liabilities and obligations in connection with the Pre-Petition Loan Agreement and the Pre-Petition Loan Documents owed by the Borrowers to the Agent or Lenders as of the Petition Date, whether direct or indirect, absolute or contingent, primary or secondary, due or to become due, including all interest thereon accruing after the Petition Date and all legal fees and collection expenses heretofore or hereafter incurred in collecting any of such indebtedness, liabilities or obligations.

Pre-Petition Liabilities – as defined in the recitals hereto.

Pre-Petition Liens - as defined in the recitals hereto.

Pre-Petition Loan Agreement - as defined in the recitals hereto.

Pre-Petition Loan Documents - the Pre-Petition Loan Agreement and all other “Loan Documents” as such term is defined in the Pre-Petition Loan Agreement.

Pre-Petition LC Outstandings - “LC Outstandings” (as defined in the Pre-Petition Loan Agreement) on the Petition Date.

Professional Fees - fees and expenses of professionals retained pursuant to Section 327, Section 328 or Section 1103 of the Bankruptcy Code in connection with the Chapter 11 Case.

Pro Rata - a share of or in all Loans, participations in LC Outstandings, liabilities, payments, proceeds, collections, Collateral and Extraordinary Expenses, which share for any Lender on any date shall be a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the Commitment of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date.

Project Contract - means any existing or future contract of a Credit Party (i) in respect of which a materials or service provider to, or subcontractor of, such Credit Party is eligible to assert a mechanic's or materialman’s lien or other similar Lien, or (ii) in respect of which a Surety Bond has been issued.

Projections - Borrowers’ forecasted (a) Consolidated and consolidating balance sheets, profit and loss statements, cash flow statements, and capitalization statements (provided that cash flow statements and capitalization statements are not prepared on a consolidating basis),

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all prepared on a consistent basis with Borrowers’ historical financial statements, together with (b) appropriate supporting details and a statement of underlying assumptions, a projection of the Borrowing Base and Availability, all as reasonably requested by Agent.

Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor’s bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP, (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture of any material assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor’s assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

Purchase Money Debt - means and includes Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets.

Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC.

Real Estate - all parcels or tracts of real Property owned by Borrowers located in the United States, including, without limitation, located in Texas, South Carolina, Tennessee and Maryland.

Regulation D - Regulation D of the Board of Governors.

Register - the register maintained by Agent in accordance with Section 4.8.2 of the Agreement.

Rentals - as defined in Section 9.2.14 of the Agreement.

Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

Required Lenders - at any date of determination thereof, Lenders (excluding each Lender that is in breach of its obligations under the Agreement) having Commitments representing more than 50% of the aggregate Commitments at such time; provided further, however, that if the Commitments have been terminated, the term “Required Lenders” shall mean Lenders (excluding each Lender that is in breach of its obligations hereunder) holding Loans (including Settlement

22

Loans) representing more than 50% of the aggregate principal amount of Loans (including Settlement Loans) outstanding at such time.

Restricted Investment - any acquisition of Property by a Credit Party or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by a Credit Party or any Subsidiary of any other Property, or a loan, advance, capital contribution or subscription, except acquisitions of the following: (i) fixed assets to be used in the Ordinary Course of Business of a Credit Party or any Subsidiary; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by a Credit Party or any Subsidiary in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of a Credit Party or any if its Subsidiaries; (iv) investments in Subsidiaries; (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent or a Lender; and (vi) loans and other advances of money to the extent not prohibited by Section 9.2.2.

Restricted Subsidiary - any one or more of the Guarantors listed on Schedule C.

Restrictive Agreement - an agreement (other than any of the DIP Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor’s or Subsidiary’s right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor’s or Subsidiary’s assets (including Liens granted in favor of Agent pursuant to the DIP Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the DIP Loan Documents); or repay any Debt owed to any Obligor.

Revolver Loan - a Loan made by Lenders as provided in Section 1.1 of the Agreement (including any Out-of-Formula Loan) or a Settlement Loan funded solely by Agent.

S&P - Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.

Schedule of Accounts - as defined in Section 7.2.1 of the Agreement.

SEC - Securities and Exchange Commission.

Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933.

Security Documents - the Pledge Agreements and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

Senior Convertible Note Indenture – the Indenture, dated November 24, 2004, among Parent and the Subsidiaries of Parent named therein, the Bank of New York, as trustee, together with all instruments and other agreements entered into by Parent or such subsidiaries in connection with issuance of Senior Convertible Notes.

Senior Convertible Notes – the outstanding Series A 6.5% Senior Convertible Notes and Series B 6.5% Senior Convertible Notes, each due 2014 and each issued by Parent, together with the subsidiary guarantees thereof.

23

Senior Officer - the chairman of the board of directors, the president or the chief financial officer of, or in-house legal counsel to Parent.

Senior Subordinated Note Indentures – (i) the Indenture, dated as of January 28, 1999, among the Parent, certain of its Subsidiaries and U.S. Bank Corporate Trust, successor in interest to State Street Bank and Trust Company, as trustee, together with all instruments and other agreements entered into by Parent or such Subsidiaries in connection therewith, and (ii) the Indenture, dated as of May 29, 2001, among the Parent, certain of its Subsidiaries and U.S. Bank Corporate Trust, successor in interest to State Street Bank and Trust Company, as trustee, together with all instruments and other agreements entered into by Parent or such Subsidiaries in connection therewith.

Senior Subordinated Notes – the outstanding 9 3/8% Senior Subordinated Notes due 2009 issued by Parent, together with the subsidiary guarantees thereof.

Settlement Date - as defined in Section 3.1.3(i) of the Agreement.

Settlement Loan - as defined in Section 3.1.3(ii) of the Agreement.

Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

Solvent - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person’s Debts (including contingent Debts), (ii) is able to pay all of its Debts as such Debts mature, (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; and (iv) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; in each case specifically excluding any inter-company accounts.

Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

Subordinated Debt - Debt of any or all Borrowers that is fully and absolutely subordinated in right of payment to the Obligations in a manner satisfactory to Agent.

Subsidiary - any Person in which more than 50% of its outstanding Voting Stock or more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of a Borrower or by a Borrower and one or more other Subsidiaries.

Sure Tec – Sure Tec Insurance Company, or any of its Affiliates or Subsidiaries.

Sure Tec Letter – that certain letter agreement, dated as of October 14, 2005, between Parent and Agent, as amended or supplemented from time to time.

Surety – any Person who issues a Surety Bond.

24

Surety Bond – any surety bond, insurance policy, indemnity agreement, guaranty, letter of credit or other instrument provided by a third party (that is, excluding an Affiliate of the obligor) to an obligee to assure the payment by and/or performance of an obligor.

Surety Collateral - (a) all of the right, title and interest of the Borrowers in and to all existing and future Bonded Contracts and associated contract rights; (b) Bonded Accounts; (c) all claims, rights and choses in action against any account debtor on any Surety Bond or against any other Person with respect to any Bond or Bonded Contract; (d) to the extent assignable (other than to the extent that any such prohibition and assignment term would be rendered ineffective pursuant to applicable law) all rights and actions that any Borrower may have or acquire in any subcontract, purchase order or other agreement in connection with any Bonded Contract, and against any subcontract, purchase order or other agreement with any Person furnishing or agreeing to furnish or supply vehicles, labor, supplies, machinery or other inventory or equipment in connection with or on account of any Bonded Contract, and against any surety or sureties of any such subcontractor, laborer or other Person; (e) Bonded Equipment; (f) Bonded Inventory; (g) any and all books, accounts, computer software and other computer-stored information, and any and all drawings, plans, specifications, shop and as-built drawings, in each case, used in or necessary to fully perform all obligations and services required of any Borrower under the Bonded Contracts; (h) all progress schedules, work in process schedules (including, but not limited to, estimates of completion costs), accounts receivable ledgers, accounts payable ledgers and estimates of completion costs relating to any and all Bonded Contracts, and (i) any and all proceeds (other than such proceeds which are negotiable instruments or cash or Cash Equivalents in the possession or control of Agent) remaining due to Borrowers and products arising with respect thereto.

Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

Transferee - as defined in Section 13.3.3 of the Agreement.

Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Texas or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

Unused Letter of Credit Subfacility – an amount equal to the Letter of Credit Subfacility minus the sum of (i) the aggregate amount of all outstanding Letters of Credit plus, without duplication, (ii) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary to a Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, to pay dividends on account of such Borrower’s ownership of Equity Interests or otherwise.

25

Value - with reference to the value of Eligible Inventory, value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

Voting Power - with respect to any Person, the power ordinarily (without the occurrence of a contingency) to elect the members of the board of directors (or Persons performing similar functions) of such Person.

Voting Stock - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

Accounting Terms. Unless otherwise specified herein, all terms of an accounting character used in the Agreement shall be interpreted, all accounting determinations under the Agreement shall be made, and all financial statements required to be delivered under the Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and the Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP; provided, however, that for purposes of determining Borrowers’ compliance with financial covenants contained in Section 9.3 of the Agreement, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP as in effect on the date of the Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 8.1.9 of the Agreement unless (i) Borrowers shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Agent or any Lender shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made. In the event of any change in GAAP that occurs after the date of the Agreement and that is material to Borrowers, Agent and Lenders shall the right to require either that conforming adjustments be made to any financial covenants set forth in the Agreement, or the components thereof, that are affected by such change or that Borrowers report their financial condition based on GAAP as in effect immediately prior to the occurrence of such change.

Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

Certain Matters of Construction. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any of the DIP Loan Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof; to any Person shall mean and include the successors and permitted assigns of such Person; to “including” and “include” shall be understood to mean “including, without limitation” (and, for purposes of the Agreement and each other Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Dallas, Texas, unless otherwise expressly provided in the Agreement. A Default or an

26

Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent pursuant to the Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender. Whenever the phrase “to the best of Borrowers’ knowledge” or words of similar import relating to the knowledge or the awareness of Borrowers are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of any Borrower or (ii) the knowledge that a Senior Officer would have obtained if they had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of Borrowers and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

27

IN WITNESS WHEREOF, this Appendix has been duly executed in Dallas, Texas, on February 14, 2006.

LENDER:

BANK OF AMERICA, N.A., as Sole Lender

By: /s/ H. Michael Wills
Name: H. Michael Wills
Title: Senior Vice President

AGENT:

BANK OF AMERICA, N.A., as Agent

By: /s/ H. Michael Wills
Name: H. Michael Wills
Title: Senior Vice President

CREDIT PARTIES:

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock

                Senior Vice President

ALADDIN-WARD ELECTRIC & AIR, INC.

AMBER ELECTRIC, INC.

ARC ELECTRIC, INCORPORATED

BACHOFNER ELECTRIC, INC.

BEAR ACQUISITION CORPORATION

BRYANT ELECTRIC COMPANY, INC.

BW/BEC, INC.

BW CONSOLIDATED, INC.

CHARLES P. BAGBY CO., INC.

COLLIER ELECTRIC COMPANY, INC.

COMMERCIAL ELECTRICAL CONTRACTORS, INC.

CROSS STATE ELECTRIC, INC.

CYPRESS ELECTRICAL CONTRACTORS,INC.

DANIEL ELECTRICAL CONTRACTORS, INC.

DANIEL ELECTRICAL OF TREASURE COAST,

INC.

DANIEL INTEGRATED TECHNOLOGIES, INC.

DAVIS ELECTRICAL CONSTRUCTORS, INC.

ELECTRO-TECH, INC.

EMC ACQUISITION CORPORATION

FEDERAL COMMUNICATIONS GROUP, INC.

GENERAL PARTNER, INC.

HATFIELD REYNOLDS ELECTRIC COMPANY

HOLLAND ELECTRICAL SYSTEMS, INC.

HOUSTON-STAFFORD ELECTRIC HOLDINGS

III, INC.

HOUSTON-STAFFORD MANAGEMENT LLC

ICS HOLDINGS LLC

IES ALBUQUERQUE, INC.

IES AUSTIN, INC.

IES AUSTIN MANAGEMENT LLC

IES CHARLESTON, INC.

IES CHARLOTTE, INC.

IES COLLEGE STATION, INC.

IES COLLEGE STATION MANAGEMENT LLC

IES COMMUNICATIONS, INC.

IES CONTRACTORS MANAGEMENT LLC

IES DECATUR, INC.

IES EAST MCKEESPORT, INC.

IES ENC, INC.

IES ENC MANAGEMENT, INC.

IES MERIDIAN, INC.

IES NEW IBERIA, INC.

IES OKLAHOMA CITY, INC.

IES OPERATIONS GROUP, INC.

IES PROPERTIES, INC.

IES PROPERTIES MANAGEMENT, INC.

IES RALEIGH, INC.

IES RAPID CITY, INC.

IES RESIDENTIAL GROUP, INC.

IES SPECIALTY LIGHTING, INC.

IES VALDOSTA, INC.

IES VENTURES INC.

IES WILSON, INC.

INTEGRATED ELECTRICAL FINANCE, INC.

INTELLIGENT BUILDING SOLUTIONS, INC.

J.W. GRAY ELECTRIC CO., INC.

J.W. GRAY MANAGEMENT LLC

KAYTON ELECTRIC, INC.

KEY ELECTRICAL SUPPLY, INC.

LINEMEN, INC.

MARK HENDERSON, INCORPORATED

MENNINGA ELECTRIC, INC.

MID-STATES ELECTRIC COMPANY, INC.

MILLS ELECTRICAL CONTRACTORS, INC.

MILLS MANAGEMENT LLC

MITCHELL ELECTRIC COMPANY, INC.

M-S SYSTEMS, INC.

MURRAY ELECTRICAL CONTRACTORS, INC.

NBH HOLDING CO., INC.

NEAL ELECTRIC MANAGEMENT LLC

NEW TECHNOLOGY ELECTRICAL

CONTRACTORS, INC.

NEWCOMB ELECTRIC COMPANY, INC.

PAN AMERICAN ELECTRIC COMPANY, INC.

PAN AMERICAN ELECTRIC, INC.

PAULIN ELECTRIC COMPANY, INC.

POLLOCK ELECTRIC, INC.

PRIMENET, INC.

PRIMO ELECTRIC COMPANY

RAINES ELECTRIC CO., INC.

RAINES MANAGEMENT LLC

RIVIERA ELECTRIC, LLC

RKT ELECTRIC, INC.

ROCKWELL ELECTRIC, INC.

RODGERS ELECTRIC COMPANY, INC.

RON’S ELECTRIC, INC.

SEI ELECTRICAL CONTRACTOR, INC.

SPECTROL, INC.

SUMMIT ELECTRIC OF TEXAS, INC.

TESLA POWER GP, INC.

THOMAS POPP & COMPANY

VALENTINE ELECTRICAL, INC.

WRIGHT ELECTRICAL CONTRACTING, INC.

By:	/s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES CONTRACTORS, INC.

Name: /s/ Curt L. Warnock
Curt L. Warnock
Secretary

IES REINSURANCE, LTD.

Name: /s/ Curt L. Warnock
Curt L. Warnock
President

BEXAR ELECTRIC COMPANY, LTD.

By:	BW/BEC, Inc., its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

HAYMAKER ELECTRIC, LTD

By:	General Partner, Inc., its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

HOUSTON-STAFFORD ELECTRICAL CONTRACTORS LP

By:	Houston-Stafford Management LLC, its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock

Vice President

IES AUSTIN HOLDING LP

By:	IES Austin Management LLC, its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES COLLEGE STATION HOLDINGS, LP

By:	IES College Station Management LLC, its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES FEDERAL CONTRACT GROUP, L.P.

By:	IES Contractors Management LLC

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES MANAGEMENT ROO, LP

By:	Neal Electric Management LLC, its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

IES MANAGEMENT, LP

By:	IES Residential Group, Inc., its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock

Vice President

IES PROPERTIES, LP

By:	IES Properties Management, Inc., its general partner

Name: /s/ Curt L. Warnock

Vice President

J.W. GRAY ELECTRICAL CONTRACTORS LP

By:	J.W. Gray Management LLC, its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

MILLS ELECTRIC LP

By:	Mills Management LLC

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

NEAL ELECTRIC LP

By:	BW/BEC, Inc., its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

POLLOCK SUMMIT ELECTRIC LP

By:	Pollock Electric, Inc. and Summit Electric of Texas, Inc., its general partners

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

RAINES ELECTRIC LP

By:	Raines Management LLC, its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock
Vice President

TESLA POWER AND AUTOMATION, L.P.

By:	Telsa Power GP, Inc., its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock

                Vice President

TESLA POWER PROPERTIES, L.P.

By:	Telsa Power GP, Inc., its general partner

Name: /s/ Curt L. Warnock
Curt L. Warnock

                Vice President

BEXAR ELECTRIC II LLC

BW/BEC II LLC

BW/BEC, L.L.C.

HOUSTON-STAFFORD HOLDINGS II LLC

HOUSTON-STAFFORD HOLDINGS LLC

IES AUSTIN HOLDINGS II LLC

IES AUSTIN HOLDINGS LLC

IES COLLEGE STATION HOLDINGS II LLC

IES COLLEGE STATION HOLDINGS LLC

IES CONTRACTORS HOLDINGS LLC

IES HOLDINGS II LLC

IES HOLDINGS LLC

IES PROPERTIES HOLDINGS II LLC

J.W. GRAY HOLDINGS II LLC

J.W. GRAY HOLDINGS LLC

MILLS ELECTRIC HOLDINGS II LLC

MILLS ELECTRICAL HOLDINGS LLC

POLLOCK SUMMIT HOLDINGS II LLC

RAINES HOLDINGS II LLC

RAINES HOLDINGS LLC

TESLA POWER (NEVADA) II LLC

By:	/s/ Victor Duva

        Victor Duva, Manager

IES PROPERTIES HOLDINGS, INC.

POLLOCK SUMMIT HOLDINGS INC.

TESLA POWER (NEVADA), INC.

By:	/s/ Victor Duva
Victor Duva, President

EXHIBIT A

[RESERVED]

A-1

EXHIBIT B

Form of Borrowing Base Certificate

The undersigned, being a Senior Officer (as defined in the Loan Agreement described below) of INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (individually, and in its capacity as the representative of the other Credit Parties (as defined in the Loan Agreement), “Parent”), hereby gives this Borrowing Base Certificate to BANK OF AMERICA, N.A., as agent pursuant to the below described Loan Agreement (in such capacity, “Agent”), and the Lenders party to such Loan Agreement, pursuant to the terms and conditions of a Debtor-in-Possession Loan and Security Agreement dated as of February 14, 2006 (the “Loan Agreement”) by and among the Lenders from time to time party thereto, Agent, Parent, the other Borrowers and the other Credit Parties party thereto. All capitalized terms not defined herein have the meanings given them in the Loan Agreement. The undersigned hereby certifies that:

Borrowing Base and Compliance

Pursuant to the DIP Loan Documents, the Credit Parties granted to Agent a lien on the Collateral, including (except to the extent such Property constitutes Excluded Collateral) all of their Accounts, Equipment and Inventory. The amounts, calculations and representations set forth in this Borrowing Base Certificate, in Schedule 1 attached hereto and in any other attachments hereto are true and correct in all respects and were determined in accordance with the Loan Agreement and GAAP. All of the Accounts, Cash Collateral and Inventory referred to herein (other than those entered as ineligible) are Eligible Accounts, Eligible Equipment and Eligible Inventory, respectively.

B.	General Certifications The undersigned further certifies to Agent and Lenders	that:

(a)

Each of the representations and warranties made by the Credit Parties in or pursuant to the DIP Loan Documents are accurate in all material respects (except for those representations and warranties made as of a specific date), and Credit Parties are in compliance with all covenants, agreements and obligations under the DIP Loan Documents;

(b)	No Default or Event of Default has occurred or is continuing; and

(c)	The certifications, representations, calculations and statements herein will be true and correct as of the date hereof.

B-1

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the day first written above.

INTEGRATED ELECTRICAL SERVICES, INC.

By:
Name:
Its:

B-2

SCHEDULE 1

TO BE DETERMINED

1

EXHIBIT C

Form of Notice of Conversion/Continuation

Date ______________,______

Bank of America, N.A., as Agent

901 Main Street

22nd Floor

Mail Code: TX1-492-22-13

Dallas, Texas 75202

Attention: Loan Administration Officer

Re:

Debtor-in-Possession Loan and Security Agreement dated February 14, 2006, by and among Integrated Electrical Services, Inc. and the other Borrowers party thereto, the Guarantors party thereto, Bank of America, N.A., as collateral and administrative agent for certain Lenders from time to time parties thereto, and such Lenders (as at any time amended, the “Loan Agreement”)

Gentlemen:

This Notice of Conversion/Continuation is delivered to you pursuant to Section 2.1.2(ii) of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby give notice of its request as follows:

Check as applicable:

( A conversion of Loans from one Type to another, as follows:

(i)	The requested date of the proposed conversion is ______________, 20__ (the “Conversion Date”);
(ii)

The Type of Loans to be converted pursuant hereto are presently __________________ [select either LIBOR Loans or Base Rate Loans] in the principal amount of $_____________ outstanding as of the Conversion Date;

(iii)	The portion of the aforesaid Loans to be converted on the Conversion Date is $_____________ (the “Conversion Amount”);
(iv)	The Conversion Amount is to be converted into a ____________ [select either a LIBOR Loan or a Base Rate Loan] (the “Converted Loan”) on the Conversion Date.
(v)	[In the event a Borrower selects a LIBOR Loan:] Borrowers hereby request that the Interest Period for such Converted Loan be for a duration of _____ [insert length of Interest Period].

( A continuation of LIBOR Loans for new Interest Period, as follows:

(i)	The requested date of the proposed continuation is _______________, 20__ (the “Continuation Date”);

C-1

(ii)	The aggregate amount of the LIBOR Loans subject to such continuation is $__________________;
(iii)	The duration of the selected Interest Period for the LIBOR Loans which are the subject of such continuation is: _____________ [select duration of applicable Interest Period];

Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the DIP Loan Documents and, in connection with each continuation of LIBOR Loan and each conversion of a Base Rate Loan into a LIBOR Loan, certifies that no Default or Event of Default exists on the date hereof.

Borrowers have caused this Notice of Conversion/Continuation to be executed and delivered by their duly authorized representative, this _______ day of ______________, 20__.

Integrated Electrical Services, Inc.

By:____________________________________

Title:______________________________

C-2

EXHIBIT D

Form of Notice of Borrowing

Date ______________, 2005

Bank of America, N.A., as Agent

901 Main Street

22nd Floor

Mail Code: TX1-492-22-13

Dallas, Texas 75202

Attention: Loan Administration Officer

Re:

Debtor-in-Possession Loan and Security Agreement dated February 14, 2006, by and among Integrated Electrical Services, Inc. and the other Borrowers party thereto, the Guarantors party thereto, Bank of America, N.A., as collateral and administrative agent for certain Lenders from time to time parties thereto, and such Lenders (as at any time amended, the “Loan Agreement”)

Gentlemen:

This Notice of Borrowing is delivered to you pursuant to Section 3.1.1 of the Loan Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Loan Agreement. Borrowers hereby request a Revolver Loan in the aggregate principal amount of $______________, to be made on _____________, _____, and to consist of:

Check as applicable:	: Base Rate Loans in the aggregate principal amount of $_____________

( LIBOR Loans in the aggregate principal amount of $___________, with Interest Periods as follows:

(i)	As to $_____________, an Interest Period of ______ month(s);
(ii)	As to $_____________, an Interest Period of ______ months;
(iii)	As to $_____________, an Interest Period of ______ months.

Each Borrower hereby ratifies and reaffirms all of its liabilities and obligations under the DIP Loan Documents and hereby certifies that no Default or Event of Default exists on the date hereof.

Borrowers have caused this Notice of Borrowing to be executed and delivered by their duly authorized representative, this ______ day of _____________, 20__.

Integrated Electrical Services, Inc.

By:____________________________________

Title:______________________________

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EXHIBIT E

COMPLIANCE CERTIFICATE

[Letterhead of Integrated Electrical Services, Inc.]

__________________, 20__

Bank of America, N.A., as Agent

901 Main Street

22nd Floor

Mail Code: TX1-492-22-13

Dallas, Texas 75202

Attention: Loan Administration Officer

The undersigned, the chief financial officer of Integrated Electrical Services, Inc., a Delaware corporation (“Parent”), gives this certificate to Bank of America, N.A. (“Agent”) in accordance with the requirements of Section 9.1.3 of that certain Debtor-in-Possession Loan and Security Agreement dated February 14, 2006, among Parent and the other Borrowers party thereto, the Guarantors party thereto, Agent and the Lenders referenced therein (“Loan Agreement”). Capitalized terms used in this Certificate, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

1.          Based upon my review of the balance sheets and statements of income of Parent and its Subsidiaries for the [Fiscal Year] [quarterly period] [calendar month] ending __________________, 20__, (“Calculation Date”) copies of which are attached hereto, I hereby certify that:

(a)     Days Sales Outstanding Test measured for three calendar month period ending on Calculation Date is ______ days;

(b)     Days Payable Outstanding Test measured for three calendar month period ending on Calculation Date is ______ days;

(c)     EBITDAR for the relevant fiscal period ending on Calculation Date as specified in Section 9.3.3 is $___________;

(d)     Cash Collateral maintained pursuant to Section 9.5 as of Calculation Date is $_______;

2.          No Default exists on the date hereof, other than: __________________ ________________________________________________ [if none, so state]; and

3.          No Event of Default exists on the date hereof, other than __________ ____________________________________________________ [if none, so state].

4.          As of the date hereof, each Borrower is current in its payment of all accrued rent and other charges to Persons who own or lease any premises where any of the Collateral is located, and

E-1

there are no pending disputes or claims regarding any Borrower’s failure to pay or delay in payment of any such rent or other charges.

5.          Attached hereto is a schedule showing the calculations that support Borrowers’ compliance [non-compliance] with the financial covenants, as shown above.

Very truly yours,

_______________________________

Chief Financial Officer

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EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of ______, 200__

Reference is made to the Debtor-in-Possession Loan and Security Agreement dated February 14, 2006 (at any time amended, the “Loan Agreement”), among Integrated Electrical Services, Inc. and the other Borrowers party thereto, the Guarantors party thereto, Bank of America, N.A., as collateral and administrative agent for certain Lenders from time to time parties thereto, and such Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

______________________________________ (the “Assignor”) and ______________________________________ (the “Assignee”) agree as follows:

1.          Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (i) a principal amount of $________ of the outstanding Revolver Loans held by Assignor and $___________ of participations of Assignor in LC Outstandings (which amount[s], according to the records of Agent, represent[s] _______% of the total principal amount of outstanding Revolver Loans and LC Outstandings) and (ii) a principal amount of $__________ of Assignor’s Commitment (which amount includes Assignor’s outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above and which, according to the records of Agent, represents (____%) of the total Commitments of Lenders under the Loan Agreement) (the “Assigned Interest”), together with an interest in the DIP Loan Documents corresponding to the Assigned Interest. This Agreement shall be effective from the date (the “Assignment Effective Date”) on which Assignor receives both (x) the principal amount of the Assigned Interest in the Loans on the Assignment Effective Date, if any, and (y) a copy of this Agreement duly executed by Assignee. From and after the Assignment Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of Assignor’s Commitments to the extent, and only to the extent, of Assignee’s Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts have accrued subsequent to the Assignment Effective Date.

2.          Assignor (i) represents that as of the date hereof, the aggregate of its Commitments under the Loan Agreement (without giving effect to assignments thereof, which have not yet become effective) is $__________, and the outstanding balance of its Loans and participations in LC Outstandings (unreduced by any assignments thereof, which have not yet become effective) is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers, the performance or observance by Borrowers of any of their obligations under the Loan Agreement or any of the DIP Loan Documents.

3.          Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.1.3 thereof, and copies of such other DIP Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall, independently and without reliance upon the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is eligible to become an Assignee; (v) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (vi) agrees that it will strictly observe and perform all the obligations that are required to be performed by it as a “Lender” under the terms of the Loan Agreement and the other DIP Loan Documents; and (vii) agrees that it will keep confidential all information with respect to Borrowers furnished to it by Borrowers or the Assignor to the extent provided in the Loan Agreement.

4.          Assignor acknowledges and agrees that it will not sell or otherwise dispose of the Assigned Interest or any portion thereof, or grant any participation therein, in a manner which, or take any action in connection therewith which, would violate the terms of any of the DIP Loan Documents.

5.          This Agreement and all rights and obligations shall be interpreted in accordance with and governed by the laws of the State of Texas. If any provision hereof would be invalid under Applicable Law, then such provision shall be deemed to be modified to the extent necessary to render it valid while most nearly preserving its original intent; no provision hereof shall be affected by another provision’s being held invalid.

6.          Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)	If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)	If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

__________________________

ABA No.___________________

__________________________

Account No._______________

Reference: ______________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

__________________________

__________________________

__________________________

ABA No.___________________

For Account of:___________

Reference: _____________________

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed and delivered by their respective duly authorized officers, as of the date first above written.

___________________________

(“Assignor”)

By: _______________________

Title: _______________

___________________________

(“Assignee”)

By: ______________________

Title: ______________

EXHIBIT H

FORM OF NOTICE

Reference is made to (i) the Debtor-in-Possession Loan and Security Agreement dated February 14, 2006 (as at any time amended, the “Loan Agreement”) among Integrated Electrical Services, Inc. and the other Borrowers party thereto, the Guarantors party thereto, Bank of America, N.A., as collateral and administrative agent for certain Lenders from time to time parties thereto, and such Lenders, and (ii) the Assignment and Acceptance dated as of ____________, 20__ (the ”Assignment Agreement”) between __________________ (the “Assignor”) and ____________________ (the “Assignee”). Except as otherwise defined herein, capitalized terms used herein which are defined in the Loan Agreement are used herein with the respective meanings specified therein.

The Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement a principal amount of (i) $________ of the outstanding Revolver Loans and participations in LC Outstandings held by Assignor, and (ii) $___________ of Assignor’s Commitment (which amount includes the Assignor’s outstanding Revolver Loans being assigned to Assignee pursuant to clause (i) above), together with an interest in the DIP Loan Documents corresponding to the interest in the Loans and Commitment[s] so assigned. Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Loan Agreement to the extent of the Assigned Interest (as defined in the Assignment Agreement).

For purposes of the Loan Agreement, Agent shall deem Assignor’s share of the Commitment to be reduced by $_________ and Assignee’s share of the Commitment to be increased by $_________.

The address of the Assignee to which notices, information and payments are to be sent under the terms of the Loan Agreement is:

________________________

________________________

________________________

________________________

Assignee’s LIBOR Lending Office address is as follows:

________________________

________________________

________________________

________________________

This Notice is being delivered to Borrowers and Agent pursuant to Section 13.3 of the Loan Agreement. Please acknowledge your receipt of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

H-1

IN WITNESS WHEREOF, the undersigned have caused the execution of this Notice, as of _________________, 20__.

__________________________

(“Assignor”)

By:
Title:

__________________________

(“Assignee”)

By:
Title:

ACKNOWLEDGED AND AGREED TO

AS OF THE DATE SET FORTH ABOVE:

BORROWERS:*

__________________________

By:_______________________

Title:_________________

__________________________

By:_______________________

Title:_________________

__________________________

By:_______________________

Title:_________________

* No signature required by any Borrower when an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By:________________________

Title:__________________

H-2

SCHEDULE 7.1.1

BUSINESS LOCATIONS

1.	Credit Parties currently have the following business locations, and no others:

Chief Executive Office:

Other Locations:

2.	Credit Parties maintain their books and records relating to Accounts and General Intangibles at:
3.	Credit Parties have had no office, place of business or agent for process located in any county other than as set forth above, except:
4.	Each Subsidiary currently has the following business locations, and no others:

Chief Executive Office:

Other Locations:

5.	Each Subsidiary maintains its books and records relating to Accounts and General Intangibles at:
6.	Each Subsidiary has had no office, place of business or agent for process located in any county other than as set forth above, except:
7.	The following bailees, warehouseman, similar parties and consignees hold inventory of a Borrower or one of its Subsidiaries:

1

Name and Address of Party	Nature of Relationship	Amount of Inventory	Owner of Inventory

2

SCHEDULE 7.1.2

INSURANCE

Name of Carrier	Policy No.	Scope of Insurance	Amount of Insurance

1

SCHEDULE 7.2.1

FORM OF WIP REPORT

1

SCHEDULE 8.1.1

JURISDICTIONS IN WHICH CREDIT PARTIES

AND EACH SUBSIDIARY

ARE AUTHORIZED TO DO BUSINESS

Name of Entity	Jurisdictions

1

SCHEDULE 8.1.4

CAPITAL STRUCTURE

1.	The classes and number of authorized shares of Credit Parties and each Subsidiary and the record owner of such shares are as follows:

Credit Parties:

Class of Stock	Number of Shares Issued and Outstanding	Record Owners	Number of Shares Authorized but Unissued

Subsidiaries:

Class of Stock	Number of Shares Issued and Outstanding	Record Owners	Number of Shares Authorized but Unissued

2.	The number, nature and holder of all other outstanding Securities of Credit Parties and each of their Subsidiaries are as follows:
3.	The correct name and jurisdiction of incorporation of each of the Subsidiaries of Credit Parties and the percentage of its issued and outstanding shares owned by a Credit Party are as follows:

Name	Jurisdiction of Incorporation	Percentage of Shares Owned by Credit Party

4.	The name of each of each Credit Party’s corporate or joint venture Affiliates and the nature of the affiliation are as follows:

1

SCHEDULE 8.1.5

ORGANIZATIONAL NAMES

1.	Each Credit Party’s correct organizational name, as registered with the Secretary of State of the State of its state of organization, is:
Credit Party	State
2.	In the conduct of its business, Credit Parties have used the following names:

3.	Each Subsidiaries’ correct corporate name, as registered with the Secretary of State of the State of its incorporation, is:
4.	In the conduct of its business, each Subsidiary has used the following names:

1

SCHEDULE 8.1.12

SURETY OBLIGATIONS

1

SCHEDULE 8.1.13

TAX IDENTIFICATION NUMBERS OF CREDIT PARTIES AND SUBSIDIARIES

Credit Parties’ Tax ID Numbers are as follows:

Name of Credit Party	Tax ID Number
Name of Subsidiary	Tax ID Number

1

SCHEDULE 8.1.15

PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

1.	Credit Parties’ and their Subsidiaries’ patents:

Patent	Owner	Status in Patent Office	Federal Registration Number	Registration Date

2.	Credit Parties’ and their Subsidiaries’ trademarks:

Trademark	Owner	Status in Trademark Office	Federal Registration Number	Registration Date

3.	Credit Parties’ and their Subsidiaries’ copyrights:

Copyrights	Owner	Status in Copyright Office	Federal Registration Number	Registration Date

4.	Credit Parties’ and their subsidiaries’ licenses (other than routine business licenses, authorizing them to transact business in local jurisdictions):

Name of License	Nature of License	Licensor	Term of License

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SCHEDULE 8.1.18

CONTRACTS RESTRICTING CREDIT PARTIES’ RIGHT TO INCUR DEBTS

Contracts that restrict the right of a Credit Party to incur Debt:

Title of Contract	Identity of Parties	Nature of Restriction	Term of Contract

1

SCHEDULE 8.1.19

LITIGATION

1.	Actions, suits, proceedings and investigations pending against Credit Parties or any of their Subsidiaries:

Title of Action	Nature of Action	Complaining Parties	Jurisdiction or Tribunal

2.	The only threatened actions, suits, proceedings or investigations of which any Credit Party or any Subsidiary is aware are as follows:

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SCHEDULE 8.1.21

CAPITALIZED AND OPERATING LEASES

Credit Parties and their Subsidiaries have the following capitalized leases:

Lessee	Lessor	Term of Lease	Property Covered

Credit Parties and their Subsidiaries have the following operating leases:

Lessee	Lessor	Term of Lease	Property Covered

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SCHEDULE 8.1.22

PENSION PLANS

Credit Parties and their Subsidiaries have the following Plans:

Party	Type of Plan
Credit Party

[Subsidiaries]

1

SCHEDULE 8.1.24

COLLECTIVE BARGAINING AGREEMENTS; LABOR CONTROVERSIES

1.	Credit Parties and their Subsidiaries are parties to the following collective bargaining agreements:

Type of Agreement	Parties	Term of Agreement

2.	Material grievances, disputes of controversies with employees are as follows:

Parties Involved	Nature of Grievance, Dispute or Controversy

3.	Threatened strikes, work stoppages and asserted pending demands for collective bargaining are as follows:

Parties Involved	Nature of Matter

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SCHEDULE 8.1.27

SURETY CONTRACTS

1

SCHEDULE 9.2.3

EXISTING JPMORGAN LCs

1

SCHEDULE 9.2.5

PERMITTED LIENS

Secured Party	Nature of Lien

1

SCHEDULE 9.2.8

RESTRICTIONS ON UPSTREAM PAYMENTS

1

SCHEDULE A

EXISTING BONDED CONTRACTS

1

SCHEDULE B

BUDGET

1

SCHEDULE C

RESTRICTED SUBSIDIARIES

EMC Acquisition Corporation	Delaware
IES New Iberia, Inc.	Delaware
IES Albuquerque, Inc.	New Mexico
IES Austin Holding LP	Texas
IES Austin Holdings II LLC	Delaware
IES Austin Holdings LLC	Arizona
IES Austin Management LLC	Arizona
IES Austin, Inc.	Delaware
IES Charlotte, Inc.	Delaware
IES College Station Holdings II, LLC	Delaware
IES College Station Holdings LLC	Arizona
IES College Station Holdings LP	Texas
IES College Station Management LLC	Arizona
IES College Station, Inc.	Delaware
IES Decatur, Inc.	Delaware
IES East McKeesport, Inc.	Delaware
IES Meridian, Inc.	Delaware
IES Oklahoma City, Inc.	Delaware
IES Raleigh, Inc.	Delaware
IES Valdosta Inc	Georgia
IES Wilson, Inc.	Delaware
NBH Holding Co., Inc,	Delaware

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_________________________________________________________________

INTEGRATED ELECTRICAL SERVICES, INC., AND THE

SUBSIDIARIES OF INTEGRATED ELECTRICAL SERVICES, INC.

SIGNATORY HERETO AS BORROWERS, as DEBTORS and DEBTORS-IN-POSSESSION

as Borrowers

_________________________________________________________________

THE SUBSIDIARIES OF INTEGRATED ELECTRICAL SERVICES, INC.

SIGNATORY HERETO AS GUARANTORS, as DEBTORS and DEBTORS-IN-POSSESSION

as Guarantors

_________________________________________________________________

DEBTOR-IN-POSSESSION

LOAN AND SECURITY AGREEMENT

Dated: February 14, 2006

$80,000,000.00

_________________________________________________________________

THE FINANCIAL INSTITUTIONS

PARTY HERETO FROM TIME TO TIME, as Lenders

and

BANK OF AMERICA, N.A., as Agent

______________________________________________________________

i

LIST OF ANNEXES, EXHIBITS AND SCHEDULES

Annex I	Subsidiaries of Integrated Electrical Services, Inc. which are Borrowers
Annex II	Subsidiaries of Integrated Electrical Services, Inc. which are Guarantors
Exhibit A	[Reserved]
Exhibit B	Form of Borrowing Base Certificate
Exhibit C	Form of Notice of Conversion/Continuation
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Compliance Certificate
Exhibit F	[Reserved]
Exhibit G	Form of Assignment and Acceptance
Exhibit H	Form of Notice

Schedule 7.1.1	Credit Parties’ Business Locations
Schedule 7.1.2	Credit Parties’ Insurance
Schedule 7.2.1	Form of WIP Report
Schedule 8.1.1	Jurisdictions in which Credit Parties and each Subsidiary is Authorized to do

Business

Schedule 8.1.4	Organizational Structure of Credit Parties
Schedule 8.1.5	Organizational Names
Schedule 8.1.12	Surety Obligations
Schedule 8.1.13	Tax Identification Numbers of Credit Parties and Subsidiaries
Schedule 8.1.15	Patents, Trademarks, Copyrights and Licenses
Schedule 8.1.18	Contracts Restricting Credit Parties’ Right to Incur Debts; Surety Obligations
Schedule 8.1.19	Litigation
Schedule 8.1.21	Capitalized and Operating Leases
Schedule 8.1.22	Pension Plans
Schedule 8.1.24	Labor Contracts
Schedule 8.1.27	Surety Contracts
Schedule 8.1.28	Existing Cash Collateral and LCs for Surety Bonds
Schedule 8.1.30	Deposit Accounts
Schedule 9.2.5	Permitted Liens
Schedule 9.2.8	Restrictions on Upstream Payment
Schedule 9.2.13	Restricted Investments
Schedule A	Existing Bonded Contracts
Schedule B	Budget
Schedule C	Restricted Subsidiaries